Exhibit 10.6

SEPARATION AGREEMENT

Dated as of April 12, 2018

By and Between

GENUINE PARTS COMPANY

and

RHINO SPINCO, INC.

Page

Article I
DEFINITIONS

Section 1.01.	Definitions2

Article II
INTERNAL REORGANIZATION AND SEPARATION

Section 2.01.	Internal Reorganization2
Section 2.02.	Conveyance of Transferred Assets2
Section 2.03.	Assignment of Contracts3
Section 2.04.	Certain Transaction Documents4
Section 2.05.	Intercompany Accounts and Obligations4
Section 2.06.	Release of Pre-Distribution Claims5
Section 2.07.	Calculation of and Adjustments to the SpinCo Special Cash Payment6
Section 2.08.	Certain Resignations9
Section 2.09.	SPR HoldCo Preferred Stock9

Article III
CERTAIN COVENANTS, AGREEMENTS AND ACTIONS PRIOR TO THE DISTRIBUTION

Section 3.01.	Governmental Filings; Consents9
Section 3.02.	SpinCo Debt; SPR Transfer10

Article IV
THE DISTRIBUTION

Section 4.01.	Form of Distribution10
Section 4.02.	Manner of Effecting Distribution10
Section 4.03.	Actions Prior to the Distribution11
Section 4.04.	Conditions Precedent to the Distribution12
Section 4.05.	Additional Matters in Connection with the Distribution12

Article V
INFORMATION AND CONFIDENTIALITY

Section 5.01.	Retention of Information13
Section 5.02.	Access to Information; Cooperation13
Section 5.03.	Ownership of Information14
Section 5.04.	Confidentiality14
Section 5.05.	Privilege and Related Rights16

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Section 5.06.	Other Agreements18

Article VI
DISCLAIMER; NO REPRESENTATIONS OR WARRANTIES

Section 6.01.	Disclaimer; No Representations or Warranties19

Article VII
INDEMNIFICATION; LIMITATION OF LIABILITY

Section 7.01.	Remedies19
Section 7.02.	Indemnification20
Section 7.03.	Procedures20
Section 7.04.	Limitations22

Article VIII
FURTHER ASSURANCES AND ADDITIONAL COVENANTS

Section 8.01.	Further Assurances22
Section 8.02.	Insurance23
Section 8.03.	Non-Solicitation of Employees23

Article IX
TAX MATTERS

Section 9.01.	Tax Matters24
Section 9.02.	Bulk Sales Laws24

Article X
TRANSITION SERVICES

Section 10.01.	Transition Services Agreement24
Section 10.02.	Supply Chain Transition Services Agreement24
Section 10.03.	Day One Readiness24

Article XI
REAL PROPERTY MATTERS

Section 11.01.	Leased Premises25

Article XII
TERMINATION

Section 12.01.	Termination25
Section 12.02.	Effect of Termination25

Article XIII
MISCELLANEOUS

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Section 13.01.	Notices25
Section 13.02.	Amendments; Waivers27
Section 13.03.	Expenses28
Section 13.04.	Successors and Assigns28
Section 13.05.	Construction28
Section 13.06.	Entire Agreement29
Section 13.07.	Counterparts; Effectiveness29
Section 13.08.	Governing Law29
Section 13.09.	Dispute Resolution; Consent to Jurisdiction29
Section 13.10.	Severability29
Section 13.11.	Captions30
Section 13.12.	Specific Performance30

EXHIBITS

Exhibit ADefinitions

ATTACHMENTS

Attachment IInternal Reorganization
Attachment IIAccounting Principles
Attachment IIITax Matters Agreement
Attachment IVForm of Transition Services Agreement
Attachment VForm of Supply Chain Transition Services Agreement
Attachment VILeased Premises and Lease Terms
Attachment VIIForm of Lease
Attachment VIIIBill of Sale

SCHEDULES

Schedule 2.05(a)Intercompany Liabilities
Schedule 2.05(b)Intercompany Accounts
Schedule 5.05(a)GPC Counsel
Schedule 10.03(a)Day-One Plan
Schedule A-1Indebtedness of RMT Parent
Schedule A-2Indebtedness of SpinCo
Schedule BRMT Parent Cash Award Agreements

ANNEXES

Annex IDebt-Like Items of RMT Parent as of December 31, 2017
Annex IIDebt-Like Items of SpinCo as of December 31, 2017
Annex IIINet Working Capital as of December 31, 2017

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Exhibit 10.6

SEPARATION AGREEMENT

This Separation Agreement (together with the Exhibits, Attachments and Schedules hereto, this “Agreement”) is made as of the 12th day of April, 2018, by and between Genuine Parts Company, a Georgia corporation (“GPC”), and Rhino SpinCo, Inc., a Delaware corporation and wholly-owned Subsidiary of GPC (“SpinCo”). Each of GPC and SpinCo is sometimes referred to individually as a “Party” and collectively they are sometimes referred to as the “Parties.”

RECITALS

WHEREAS, GPC, among other things, is engaged in the wholesale distribution of office and other business related products, including furniture and facility, breakroom, safety and technology supplies (the “SpinCo Business”) through (i) S.P. Richards Company, a Georgia corporation and currently wholly-owned Subsidiary of GPC (“SPR”), and its Subsidiaries, (ii) SPR Procurement Company, a Georgia corporation and currently wholly-owned Subsidiary of GPC (“SPR Procurement”) and (iii) S.P. Richards Co. Canada Inc., a British Columbia, Canada corporation and indirect wholly-owned Subsidiary of GPC (“SPR Canada”), and its Subsidiaries;

WHEREAS, the Board of Directors of GPC has determined that it is in the best interests of GPC and its stockholders to separate the SpinCo Business from the other businesses of GPC and its Subsidiaries (the “Separation”), on the terms and conditions set forth in this Agreement and the other Transaction Documents;

WHEREAS, to implement the Separation, (i) the SpinCo Business will be reorganized in accordance with Section 2.01 and as set forth in Attachment I (the “Internal Reorganization”) such that each of SPR, SPR Procurement and SPR Canada and their respective Subsidiaries will become direct or indirect Subsidiaries of SpinCo and (ii) upon the terms and conditions set forth in this Agreement, the Board of Directors of GPC has determined to distribute, without consideration, all of the then outstanding shares of capital stock of SpinCo to GPC’s stockholders by way of a pro rata dividend (the “Distribution”);

WHEREAS, pursuant to the Agreement and Plan of Merger dated of even date herewith, (the “Merger Agreement”), among GPC, SpinCo, Essendant Inc., a Delaware corporation (“RMT Parent”) and Elephant Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of RMT Parent (“Merger Sub”), immediately following the Distribution, Merger Sub will merge with and into SpinCo (the “Merger”) and, in connection with the Merger, SpinCo Common Stock will be converted into the right to receive shares of common stock of RMT Parent on the terms and conditions set forth in the Merger Agreement;

WHEREAS, GPC and SpinCo contemplate that, concurrently with or immediately prior to the Internal Reorganization and on the terms and conditions set forth in this Agreement and the other Transaction Documents, SpinCo will enter into the definitive debt financing arrangements for the SpinCo Debt;

WHEREAS, in connection with the Internal Reorganization and the Separation, GPC and SpinCo each have determined that it is appropriate for SpinCo to pay the Internal Reorganization Cash Payments to GPC on the terms and conditions set forth in this Agreement and in the Merger Agreement;

WHEREAS, the Parties intend that, for U.S. federal income Tax purposes, the Internal Reorganization, the Distribution and the Merger be treated consistent with the Intended Tax Treatment as contemplated by the Tax Matters Agreement;

WHEREAS, it is a condition to the Merger that, prior to the Merger Effective Time, the Internal Reorganization and the Distribution will have been completed; and

WHEREAS, the Parties are entering into the Tax Matters Agreement contemporaneously with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
DEFINITIONS

Section 1.01.Definitions

. Capitalized terms used in this Agreement shall have the meanings specified in Exhibit A.

Article II
INTERNAL REORGANIZATION AND SEPARATION

Section 2.01.Internal Reorganization

. At or prior to the Distribution Effective Time, to the extent not already completed, each of GPC and SpinCo shall, and shall cause their Affiliates to effect the Internal Reorganization.

Section 2.02.Conveyance of Transferred Assets

.

(a)Except as otherwise expressly provided herein or in any of the other Transaction Documents, and except to the extent previously effected pursuant to the Internal Reorganization, upon the terms and subject to the conditions set forth in this Agreement, effective as of immediately prior to the Distribution Effective Time, GPC will assign, transfer, convey and deliver (“Transfer”), or will cause the Affiliated Transferors to Transfer, to SpinCo or to one or more SpinCo Companies as SpinCo may designate, and SpinCo will accept from GPC (or the applicable Affiliated Transferor), or will cause any applicable SpinCo Company to accept, all of GPC’s and the applicable Affiliated Transferors’ respective right, title and interest in and to all of the Transferred Assets (it being understood that any Transferred Assets that are already held by a SpinCo Company as of the Distribution Effective Time will continue to be held by such SpinCo Company).

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(b)In the event that any Transfer of a Transferred Asset required by any of the Transaction Documents is not effected at or before the Distribution Effective Time, upon receipt of written notice from SpinCo describing such Transferred Assets in reasonable detail (which notice must be delivered before the later of (i) the 18-month anniversary of the Distribution Effective Time and (ii) the 45th day after SpinCo first learns that such Transfer was not effected), GPC shall Transfer such Transferred Asset to SpinCo as soon thereafter as practicable, subject to the terms and conditions set forth in the Transaction Documents; provided that, to the extent any such Transferred Asset (x) was not reflected in the calculation of the Final SpinCo Special Cash Payment and (y) existed immediately prior to the Distribution Effective Time, in connection with such Transfer SpinCo shall pay to GPC any additional amount that would have been payable to GPC to the extent such Transferred Asset should have been reflected in the calculation of the Final SpinCo Special Cash Payment.

(c)From and after the Distribution Effective Time, GPC shall promptly Transfer or cause the other members of its Group promptly to Transfer to SpinCo or the appropriate member of SpinCo’s Group, from time to time, any Assets received that constitute a Transferred Asset; provided that, to the extent any such Transferred Asset (x) was not reflected in the calculation of the Final SpinCo Special Cash Payment and (y) existed immediately prior to the Distribution Effective Time, in connection with such Transfer SpinCo shall pay to GPC any additional amount that would have been payable to GPC to the extent such Transferred Asset should have been reflected in the calculation of the Final SpinCo Special Cash Payment.

Section 2.03.Assignment of Contracts

(a). Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or otherwise sell, convey, sublicense or Transfer any Contract constituting a Transferred Asset, or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted assignment, sale, conveyance, sublicense or Transfer thereof without the consent of a third party would constitute a breach of, or other contravention under, such Contract. With respect to any such Contract (or any claim, right or benefit arising thereunder or resulting therefrom), from and after the date hereof, the Parties shall use commercially reasonable efforts (but without any payment of money or other transfer of value by any Party to any third party) to obtain any required consent for the assignment, sale, conveyance, sublicense or Transfer of such Contract to SpinCo, or written confirmation from such parties reasonably satisfactory in form and substance to the Parties confirming that such consent is not required. If a required consent is not obtained prior to the Distribution Effective Time with respect to any such Contract, then, if and to the extent permitted under, and subject to the terms of, such Contract, and subject to Applicable Law, GPC and SpinCo shall use commercially reasonable efforts to cooperate to enter into, as of the Distribution Effective Time, a mutually agreeable arrangement under which (i) SpinCo would obtain, through a subcontracting, sublicensing or subleasing arrangement or otherwise, the claims, rights and benefits of the GPC Companies under such Contract in accordance with this Agreement, (ii) SpinCo would assume all obligations of the GPC Companies under such Contracts and agree to perform and discharge all obligations under such Contracts and (iii) the GPC Companies would enforce at SpinCo’s cost and at the reasonable request of and for the benefit of SpinCo,

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any and all claims, rights and benefits of the GPC Companies against any third party thereto arising from any such Contract; provided that neither Party shall be required to make any payment of money or other transfer of value in connection with any such arrangement. In the event SpinCo shall elect to make any payment of money or other transfer of value, including any consent fee, transfer fee or similar arrangement, whether in connection with obtaining any consent under this Section 2.03 or entering into any arrangement contemplated by the preceding sentence (collectively, a “Consent Fee”), SpinCo shall be solely responsible for such Consent Fee.

Section 2.04.Certain Transaction Documents

. In furtherance of the Separation, on the Distribution Date, GPC and SpinCo shall execute and deliver (or shall cause the applicable SpinCo Company to execute and deliver):

(a)the Transition Services Agreement;

(b)the Supply Chain Transition Services Agreement;

(c)the Leases;

(d)any Bill of Sale reasonably necessary to effect the Transfer of the Transferred Assets; and

(e)such other agreements, assignments, leases, subleases, documents or instruments as the Parties agree are necessary or desirable to achieve the purposes set forth in the Transaction Documents.

Section 2.05.Intercompany Accounts and Obligations

.

(a)Except as provided in this Section 2.05 and in Article VII, or as otherwise set forth in Schedule 2.05(a), from and after the Distribution Effective Time neither GPC nor SpinCo nor any member of their respective Groups shall have any Liability to the other or any member of the other’s Group based upon, arising out of or resulting from any agreement, arrangement, course of dealing or understanding existing on or prior to the Distribution Effective Time (other than this Agreement or any other Transaction Document), and each of GPC and SpinCo shall terminate, and shall cause all members in its respective Group to terminate, any and all then-existing agreements, arrangements, courses of dealing or understandings between it or any members of its Group and the other Party, or any members of its Group, effective as of the Distribution Effective Time (other than this Agreement or any other Transaction Document), and any such Liability, whether or not in writing, that is not reflected in any Transaction Document is hereby irrevocably cancelled, released and waived effective as of the Distribution Effective Time. No such terminated agreement, arrangement, course of dealing or understanding (including any provision thereof that purports to survive termination) shall be of any further force or effect after the Distribution Effective Time.

(b)Except as set forth in Schedule 2.05(b), each Intercompany Account outstanding immediately prior to the Distribution Effective Time shall be satisfied and/or settled by the relevant GPC Company and SpinCo Company no later than the

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Distribution Effective Time by (i) forgiveness by the relevant obligor, (ii) one or a related series of distributions of capital, (iii) non-cash intercompany transfer and settlement through GPC’s corporate procedures, (iv) cash payment, in each case as determined by the Parties or (v) any combination of the foregoing.

Section 2.06.Release of Pre-Distribution Claims

.

(a)Effective as of the Distribution Effective Time, GPC, for itself and each member of the GPC Group and, to the extent permitted by Applicable Law, all Persons who at any time prior to the Distribution Effective Time were directors, officers, partners, managers, agents or employees of any member of the GPC Group (in their respective capacities as such), in each case, together with their respective heirs, executors, administrators, successors and assigns, does hereby remise, release and forever discharge the SpinCo Indemnified Parties from any and all Liabilities, whether at law or in equity (including any right of contribution), whether arising under any Contract, by operation of law or otherwise, in each case, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Effective Time, including in connection with the Separation and the Distribution and any of the other transactions contemplated hereunder and under the other Transaction Documents. Without limitation, the foregoing release includes a release of any rights and benefits with respect to such Liabilities that GPC and each member of the GPC Group, and their respective successor and assigns, now has or in the future may have conferred upon them by virtue of any statute or common law principle which provides that a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of executing the release, if knowledge of such claims would have materially affected such party’s settlement with the obligor. In this connection, GPC hereby acknowledges that it is aware that factual matters unknown to it may have given or may hereafter give rise to Liabilities that are presently unknown, unanticipated and unsuspected, and it further agrees that this release has been negotiated and agreed upon in light of that awareness and it nevertheless hereby intends to release the SpinCo Indemnified Parties from the Liabilities described in the first sentence of this Section 2.06(a).

(b)Effective as of the Distribution Effective Time, SpinCo, for itself and each member of the SpinCo Group and, to the extent permitted by Applicable Law, all Persons who at any time prior to the Distribution Effective Time were directors, officers, partners, managers, agents or employees of any member of the SpinCo Group (in their respective capacities as such), in each case, together with their respective heirs, executors, administrators, successors and assigns, does hereby remise, release and forever discharge the GPC Indemnified Parties from any and all Liabilities, whether at law or in equity (including any right of contribution), whether arising under any Contract, by operation of law or otherwise, in each case, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Effective Time, including in connection with the Separation and the Distribution and any of the other transactions contemplated hereunder and under the other Transaction Documents. Without limitation, the foregoing release includes a release of any rights and benefits with respect to such

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Liabilities that SpinCo and each member of the SpinCo Group, and their respective successor and assigns, now has or in the future may have conferred upon them by virtue of any statute or common law principle which provides that a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of executing the release, if knowledge of such claims would have materially affected such party’s settlement with the obligor. In this connection, SpinCo hereby acknowledges that it is aware that factual matters unknown to it may have given or may hereafter give rise to Liabilities that are presently unknown, unanticipated and unsuspected, and it further agrees that this release has been negotiated and agreed upon in light of that awareness and it nevertheless hereby intends to release the GPC Indemnified Parties from the Liabilities described in the first sentence of this Section 2.06(b).

(c)Nothing contained in Section 2.06(a) or Section 2.06(b) shall (i) limit or otherwise affect any Person’s rights or obligations pursuant to or contemplated by, or ability to enforce, any Transaction Document, in each case in accordance with its terms, (ii) apply to any Liability the release of which would result in the release of any Person other than a Person expressly released pursuant to Section 2.06(a) or Section 2.06(b) or (iii) release any Person from, or waive any rights under, any Liability provided in or resulting from any Contract to which any member of the SpinCo Group, on the one hand, and any GPC Group, on the other hand, is a party, that does not terminate as of the Distribution Date in accordance with Section 2.05.

(d)Following the Distribution Effective Time, GPC shall not, and shall cause each other member of the GPC Group not to, make any claim or demand, or commence any Proceeding asserting any claim or demand, including any claim of contribution, recovery or any indemnification, against any member of the SpinCo Group or any of their respective Affiliates, or any other Person released with respect to any Liabilities released pursuant to Section 2.06(a). Following the Distribution Effective Time, SpinCo shall not, and shall cause each member of the SpinCo Group not to, make any claim or demand, or commence any Proceeding asserting any claim or demand, including any claim of contribution, recovery or any indemnification, against any member of the GPC Group or any of their respective Affiliates, or any other Person released with respect to any Liabilities released pursuant to Section 2.06(b).

Section 2.07.Calculation of and Adjustments to the SpinCo Special Cash Payment

.

(a)No later than five Business Days prior to the anticipated Distribution Date, and following reasonable consultation with RMT Parent, GPC shall, at its expense, prepare and submit to SpinCo and RMT Parent a written statement (the “Estimated Statement”) prepared and calculated in accordance with the accounting principles, policies, practices and methods described on Attachment II applied on a consistent basis (the “Accounting Principles”) and setting forth, in reasonable detail using the format in the illustrative example attached to the Accounting Principles, GPC’s good faith estimates of (i) Estimated Net Working Capital, (ii) Estimated Net Debt of SpinCo, (iii) Estimated Net Debt of RMT Parent), (iv) the RMT Parent Expense Reimbursement, (v) the SpinCo Expense Reimbursement, (vi) the Equity Award True-up and (vii) the SpinCo

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Special Cash Payment. Each of GPC, SpinCo and RMT Parent shall provide the others in a timely fashion with all information and supporting documentation reasonably requested by any of them in connection with the preparation and review of the Estimated Statement. SpinCo may (and, at RMT Parent’s request, shall) provide GPC with comments to the Estimated Statement, and GPC, SpinCo and RMT Parent shall cooperate reasonably and in good faith to address any such comments and mutually agree on the Estimated Statement to the maximum extent practicable under the circumstances, and GPC shall reflect any such mutually agreed comments in the Estimated Statement used for determining the payment of the SpinCo Special Cash Payment made pursuant to Section 3.02(b).

(b)Promptly following the Distribution Date, but in no event later than 60 days after the Distribution Date, SpinCo shall, at its expense, prepare and submit to GPC a written statement (the “Proposed Final Statement”) prepared and calculated in accordance with the Accounting Principles setting forth, in reasonable detail using the format in the illustrative example attached to the Accounting Principles, SpinCo’s calculation of (i) Final Net Working Capital, (ii) Final Net Debt of SpinCo, (iii) Final Net Debt of RMT Parent, (iv) the RMT Parent Expense Reimbursement, (v) the SpinCo Expense Reimbursement, (vi) the Equity Award True-up and (vii) the Final SpinCo Special Cash Payment. Each of GPC, SpinCo and RMT Parent shall provide the others in a timely fashion with all information and supporting documentation reasonably requested by any of them in connection with the preparation and review of the Proposed Final Statement.

(c)In the event GPC disputes the correctness of the calculations in the Proposed Final Statement, GPC shall notify SpinCo in writing of its objections within 30 days after receipt of the Proposed Final Statement, and shall set forth, in writing and in reasonable detail, the reasons for GPC’s objections. To the extent GPC does not object within the time period contemplated by this Section 2.07(c) to a matter in, or component of, the Proposed Final Statement, GPC shall be deemed to have accepted SpinCo’s calculation and presentation in respect of the matter or component and the matter or component shall be deemed accepted by GPC. GPC and SpinCo shall endeavor in good faith to resolve any disputed matters within 15 days after SpinCo’s receipt of GPC’s notice of objections. If GPC and SpinCo are unable to resolve such disputed matters, GPC and SpinCo jointly shall, as soon as practicable and in any event within 15 days after the expiration of such 15-day period, engage a nationally known independent accounting firm, which firm shall not be the then regular auditors of, or have any material relationship with, GPC, SpinCo or RMT Parent, that is jointly appointed by the Parties (the firm so engaged, “Unaffiliated Accounting Firm”), to resolve the matters in dispute (in a manner consistent with this Section 2.07(c)). Promptly after joint engagement of the Unaffiliated Accounting Firm, GPC and SpinCo shall provide the Unaffiliated Accounting Firm with a copy of this Agreement, the Accounting Principles, the Proposed Final Statement and GPC’s written notice of objections thereto. Each of GPC and SpinCo shall deliver to the Unaffiliated Accounting Firm and to the other party simultaneously a written submission of its final position with respect to each of the matters in dispute (which position may be different than the position set forth in or contemplated by the Proposed Final Statement or GPC’s notice of objections, but may not be outside of the range of the applicable amount as set forth in the Proposed Final Statement and the

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calculation of such amounts set forth in GPC’s notice of objections) within 15 days of the engagement of such Unaffiliated Accounting Firm. Each of GPC and SpinCo shall thereafter be entitled to submit a rebuttal to the other’s submission, which rebuttals shall be delivered to the Unaffiliated Accounting Firm and to the other Party simultaneously within 15 days of the delivery of the Parties’ initial submissions to the Unaffiliated Accounting Firm and to each other. The Unaffiliated Accounting Firm may request additional information solely to the extent necessary to resolve the matter in dispute from either Party, but absent such a request neither Party may make (nor permit any of its Affiliates or Representatives to make) any additional submission to the Unaffiliated Accounting Firm or otherwise communicate with the Unaffiliated Accounting Firm, and in no event shall either Party (i) communicate (or permit any of its Affiliates or Representatives to communicate) with the Unaffiliated Accounting Firm without providing the other Party a reasonable opportunity to participate in such communication or (ii) make (or permit any of its Affiliates or Representatives to make) a written submission to the Unaffiliated Accounting Firm unless a copy of such submission is simultaneously provided to the other Party. The Unaffiliated Accounting Firm shall have 15 days following submission of the Parties’ rebuttals to review the documents provided to it pursuant to this Section 2.07(c) and to deliver its written determination, acting as expert and not as arbitrator, with respect to each of the items in dispute submitted to it for resolution. The Unaffiliated Accounting Firm shall resolve the differences regarding the Proposed Final Statement based solely on the information provided to the Unaffiliated Accounting Firm by the Parties pursuant to the terms of this Agreement and not by independent review. The Unaffiliated Accounting Firm’s authority shall be limited to resolving disputes with respect to whether the individual disputed items on the Proposed Final Statement were prepared in accordance with the terms of this Agreement. In resolving each disputed item, the Unaffiliated Accounting Firm shall choose either the value assigned by GPC to such item or the value assigned by SpinCo to such item based on the Unaffiliated Accounting Firm’s assessment of which value is most consistent with the Accounting Principles, and may not assign a value for any item other than a value proposed by GPC or SpinCo in its respective initial submission to the Unaffiliated Accounting Firm. The determination of the Unaffiliated Accounting Firm in respect of the correctness of each matter remaining in dispute shall be final, conclusive and binding on GPC and SpinCo and not subject to appeal by either of the Parties, and judgment thereof may be entered or enforced in any court of competent jurisdiction.

(d)Not later than five Business Days after the final determination of the Final SpinCo Special Cash Payment pursuant to Section 2.07(c), a payment by wire transfer in respect thereof shall be made as follows:

(i)if the Final SpinCo Special Cash Payment is greater than the SpinCo Special Cash Payment, then an amount equal to such excess shall be paid by SpinCo to GPC; and

(ii)if the SpinCo Special Cash Payment is greater than the Final SpinCo Special Cash Payment, then an amount equal to such excess shall be paid by GPC to SpinCo.

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Any payment pursuant to this Section 2.07(d) shall be treated as an adjustment to the SpinCo Special Cash Payment for U.S. federal income Tax purposes and shall be made in immediately available funds by wire transfer to a bank account designated in writing by the Party entitled to receive the payment.

(e)The fees and expenses, if any, of the Unaffiliated Accounting Firm incurred in connection with this Agreement shall be borne equally by GPC and SpinCo.

Section 2.08.Certain Resignations

. At or prior to the Distribution Date, GPC shall cause each director or employee of GPC and its Subsidiaries who will not be employed by a SpinCo Company after the Distribution Date to resign, effective no later than the Distribution Date, from all boards of directors or similar governing bodies of each SpinCo Company (other than SpinCo), and from all positions as officers of any SpinCo Company in which they serve.

Section 2.09.SPR HoldCo Preferred Stock

. The SPR HoldCo Preferred Stock issued pursuant to the Internal Reorganization shall (i) be issued in an aggregate principal amount not exceeding $5,000,000 and (ii) have no voting rights except for limited customary protective voting rights with respect to (a) changes to the terms of the SPR HoldCo Preferred Stock and (b) authorization or issuance of securities by SPR HoldCo that are senior to the SPR HoldCo Preferred Stock with respect to dividend rights or on liquidation.

Article III
CERTAIN COVENANTS, AGREEMENTS AND ACTIONS PRIOR TO THE DISTRIBUTION

Section 3.01.Governmental Filings; Consents

.

(a)The Parties shall cooperate with each other in determining whether any action by or in respect of, or filing with, any Governmental Authority is required in connection with the consummation of the Contemplated Transactions. Subject to the terms and conditions of this Agreement, including Section 8.01, and the terms and conditions of the Merger Agreement, including Section 7.06(b) of the Merger Agreement, GPC and SpinCo shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary to consummate and make effective as promptly as practicable the Contemplated Transactions, including using reasonable best efforts to obtain consents and approvals of all Governmental Authorities and other Persons necessary to consummate the Distribution and the other Contemplated Transactions. Except as otherwise expressly contemplated by another provision of the Transaction Documents, each Party shall bear its respective costs and expenses incurred in connection with obtaining such consents and approvals.

(b)Without limiting the provisions of this Section 3.01, SpinCo agrees to provide such assurances as to financial capability, resources and creditworthiness as reasonably may be requested by any Governmental Authority, the consent or approval of which is sought or with whom a filing is made hereunder.

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(c)The Parties agree that the level of efforts to obtain any approvals related to any Antitrust Law shall be governed by Section 7.06 of the Merger Agreement.

Section 3.02.SpinCo Debt; SPR Transfer

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(a)On or before the Distribution Date, subject to the terms and conditions of Section 7.07 of the Merger Agreement, SpinCo shall enter into a definitive agreement or agreements providing for indebtedness in an aggregate principal amount equal to the SpinCo Borrowing Amount, which indebtedness shall consist of borrowings under a credit facility on the terms and conditions contemplated by the SpinCo Commitment Letter and Section 7.07 of the Merger Agreement (collectively, the “SpinCo Debt”).

(b)Between the date of this Agreement and the Distribution Effective Time, subject to the terms and conditions of Section 7.07 of the Merger Agreement, SpinCo shall incur the SpinCo Debt and receive the proceeds thereof. Immediately thereafter, in accordance with the steps contemplated by the Internal Reorganization, and in any event prior to the Distribution, GPC shall contribute 100% of the equity interests in SPR HoldCo to SpinCo and as consideration for, and substantially contemporaneously with, such contribution, SpinCo shall (i) issue and deliver to GPC a stock certificate representing the number of shares of SpinCo Common Stock determined pursuant to Section 2.04(c) of the Merger Agreement and (ii) prior to the Distribution Effective Time, pay to GPC the SpinCo Special Cash Payment by wire transfer of immediately available funds to one or more accounts designated in writing by GPC (collectively, the “SPR Transfer”).

Article IV
THE DISTRIBUTION

Section 4.01.Form of Distribution

. The Board of Directors of GPC (or a committee of the Board of Directors of GPC acting pursuant to delegated authority), in accordance with Section 14-2-640 of the Georgia Business Corporations Code, any applicable securities laws and the rules and regulations of the New York Stock Exchange, shall set the Record Date and the Distribution Date, which shall be the same as the Closing Date, and GPC shall establish appropriate procedures in connection with the Distribution. In connection with the Distribution, all shares of SpinCo Common Stock held by GPC on the Distribution Date will be distributed to Record Holders in the manner determined by GPC and in accordance with Section 4.02.

Section 4.02.Manner of Effecting Distribution

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(a)Subject to the terms and conditions established pursuant to Section 4.01, each Record Holder shall be entitled to receive for each share of GPC Common Stock held by such Record Holder a number of shares of SpinCo Common Stock equal to the number of shares of SpinCo Common Stock held by GPC on the Distribution Date, multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of shares of GPC Common Stock outstanding on the Record Date.

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(b)No Party, nor any of its Affiliates, will be liable to any Person in respect of any shares of SpinCo Common Stock, or distributions in respect thereof, that are delivered to a public official in accordance with the provisions of any applicable escheat, abandoned property or similar Applicable Law.

Section 4.03.Actions Prior to the Distribution

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(a)SpinCo shall cooperate with GPC to give effect to and accomplish the Distribution, including in connection with the preparation of all documents and the making of all filings required under Applicable Law in connection with the Distribution. GPC shall be entitled to direct and control the efforts of the Parties in connection with, and prior to, the Distribution, including the selection of an investment bank or banks to manage the Distribution, as well as any financial, legal, accounting and other advisors of GPC, and SpinCo shall use reasonable best efforts to take, or to cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary to facilitate the Distribution as reasonably directed by GPC. Without limiting the foregoing, prior to the Distribution, SpinCo shall and shall cause its employees, advisors, agents, accountants, counsel and other representatives to, as directed by GPC, reasonably cooperate in and take the following actions: (i) preparing and filing a registration statement or statements for the registration under the Securities Act or the Exchange Act, as applicable, on an appropriate registration form or forms designated by GPC; (ii) participating in meetings, drafting sessions, due diligence sessions, management presentation sessions, “road shows” and similar meetings or sessions in connection with the Distribution; (iii) furnishing to any dealer manager or similar agent participating in the Distribution (A) “comfort” letters from independent public accountants in customary form and covering such matters as are customary for an underwritten public offering (including with respect to events subsequent to the date of financial statements included in any offering document) and (B) opinions and negative assurance letters of counsel in customary form and covering such matters as reasonably may be requested; and (iv) furnishing all historical and forward-looking financial and other relevant financial and other information that is available to SpinCo and is reasonably required in connection with the Distribution.

(b)GPC and SpinCo shall prepare and mail, prior to the Distribution Date and in accordance with Applicable Law, to the holders of GPC Common Stock, such information concerning GPC, SpinCo and RMT Parent, their respective businesses, operations and management, the Distribution and such other matters as GPC reasonably shall determine and as may be required by Applicable Law. GPC and SpinCo shall prepare, and SpinCo shall, to the extent required by Applicable Law, file with the SEC any such documentation and any requisite no-action letter that GPC determines are necessary or desirable to effectuate the Distribution, and GPC and SpinCo each shall use reasonable best efforts to obtain all necessary approvals from the SEC with respect to the foregoing as soon as practicable.

(c)GPC and SpinCo shall take all actions as may be necessary or desirable under any applicable securities, “blue sky” or comparable laws of the United States, the

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states and territories thereof and any foreign jurisdiction in connection with the Distribution.

(d)GPC and SpinCo shall take all actions and steps reasonably necessary and appropriate to cause the conditions to the Distribution set forth in Section 4.04 to be satisfied as soon as practicable and to effect the Distribution on the Distribution Date in accordance with this Agreement.

Section 4.04.Conditions Precedent to the Distribution

. The obligation of GPC to effect the Distribution shall be subject to the fulfillment or waiver (subject to Section 13.02) at or prior to the Distribution Date of each of the following conditions (provided, however, that unless the Merger Agreement shall have been terminated in accordance with its terms, any such waiver shall be subject to the written consent of RMT Parent):

(a)Each Transaction Document shall have been executed and delivered by each party thereto; and

(b)Each of the conditions to the obligation of the parties to the Merger Agreement to consummate the Merger and effect the other transactions contemplated by the Merger Agreement shall have been satisfied or waived by the party entitled to the benefit thereto (other than those conditions that by their nature are to be satisfied contemporaneously with or immediately following the Distribution).

The foregoing conditions are for the benefit of GPC and shall not give rise to or create any duty on the part of GPC or the Board of Directors of GPC to waive or not waive any condition precedent under this Agreement or the Merger Agreement; provided, however, that the foregoing shall not limit RMT Parent’s rights under Section 7.09 of the Merger Agreement.

Section 4.05.Additional Matters in Connection with the Distribution

.

(a)GPC, SpinCo and the Agent appointed in connection with the Distribution, as applicable, shall be entitled to withhold and deduct from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be withheld and deducted in connection with such payments under Applicable Law. Any withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Persons otherwise entitled thereto.

(b)Upon consummation of the Distribution, GPC shall deliver to the Agent a global certificate representing the SpinCo Common Stock being distributed in the Distribution for the account of the GPC stockholders that are entitled to such shares. The Agent shall hold such certificate or certificates, as the case may be, for the account of GPC stockholders pending the Merger, as provided in the Merger Agreement.

(c)From immediately after the Distribution Effective Time and to the Merger Effective Time, the shares of SpinCo Common Stock shall not be transferable and the transfer agent for the SpinCo Common Stock shall not transfer any shares of SpinCo

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Common Stock. GPC shall give written notice of the Distribution Effective Time to the transfer agent with written authorization to proceed as set forth in Section 4.02.

Article V
INFORMATION AND CONFIDENTIALITY

Section 5.01.Retention of Information

. Each of SpinCo and GPC shall preserve all books and records of and substantially related to the SpinCo Business that are in their respective possession or control for a period of six years commencing on the Distribution Date, and thereafter shall not destroy or dispose of such books and records without giving notice to the other Party of such pending disposal and offering to the other Party such books and records.

Section 5.02.Access to Information; Cooperation

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(a)Except as may be necessary to comply with any Applicable Laws and subject to (x) any applicable privileges (including the attorney-client privilege), (y) this Section 5.02 and (z) the terms and conditions of any confidentiality or similar agreements between GPC or any of its Subsidiaries and a third party, including customers, vendors and distributors, from and after the Distribution Date, GPC shall, and shall cause the other GPC Companies to: (i) afford SpinCo and its Representatives reasonable access upon reasonable prior notice during normal business hours, to all employees, offices, properties, agreements, records, books and affairs of GPC Companies, to the extent relating to the conduct of the SpinCo Business prior to the Distribution Effective Time, and provide copies of such information relating to the SpinCo Companies or the SpinCo Business as SpinCo may reasonably request for any proper purpose, including in connection with (A) any judicial, quasi-judicial, administrative, audit or arbitration proceeding, (B) the preparation of any financial statements or reports and (C) the defense or pursuit of any claims, allegations or actions that relate to or may relate to the Transferred Assets, the SpinCo Companies or the SpinCo Business; and (ii) use reasonable best efforts to cooperate in the defense or pursuit of any claim or action that relates to occurrences involving the Transferred Assets, the SpinCo Companies or the SpinCo Business prior to the Distribution Date; provided that SpinCo shall reimburse GPC Companies for any reasonable out-of-pocket expenses (including fees and expenses of attorneys, accountants and other agents or representatives) incurred by GPC Companies in connection with any such defense, claim or action. SpinCo agrees to treat and hold as confidential all information provided or otherwise made available to it or any of its Representatives under this Section 5.02 in accordance with the provisions of Section 5.04(a); provided, further, that if any applicable privilege or the terms and conditions of any confidentiality or similar agreement restrict the GPC Companies’ ability to make any such information available to SpinCo or its Representatives, the Parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not jeopardize such privilege or violate such agreement.

(b)Except as may be necessary to comply with any Applicable Laws and subject to (x) any applicable privileges (including the attorney-client privilege), (y) this Section 5.02(b), and (z) the terms and conditions of any confidentiality or similar

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agreements between any SpinCo Company and a third party, including customers, vendors and distributors, from and after the Distribution Date, SpinCo shall, and shall cause the other SpinCo Companies to: (i) afford GPC and its Representatives reasonable access upon reasonable prior notice during normal business hours, to all employees, offices, properties, agreements, records, books and affairs of the SpinCo Companies, to the extent relating to the SpinCo Business prior to the Distribution Effective Time, and provide copies of such information relating to the SpinCo Companies or the SpinCo Business as GPC may reasonably request for any proper purpose, including in connection with (A) any judicial, quasi-judicial, administrative, audit or arbitration proceeding, (B) the preparation of any financial statements or reports and (C) the defense or pursuit of any claims, allegations or actions that relate to or may relate to the SpinCo Companies or the SpinCo Business prior to the Distribution Effective Time; and (ii) use reasonable best efforts to cooperate in the defense or pursuit of any claim or action that relates to occurrences involving the SpinCo Companies or the SpinCo Business prior to the Distribution Date; provided that GPC shall reimburse the SpinCo Companies for any reasonable out-of-pocket expenses (including fees and expenses of attorneys, accountants and other agents or representatives) incurred by SpinCo Companies in connection with any such defense, claim or action. GPC agrees to treat and hold as confidential all information provided or otherwise made available to it or any of its Representatives under this Section 5.02(b) in accordance with the provisions of Section 5.04.

Section 5.03.Ownership of Information

. Any information owned by one Party or any of its Subsidiaries that is provided to a requesting Party pursuant to this Article V, Article VII or the Tax Matters Agreement shall be deemed to remain the property of the providing Party. Unless specifically set forth or contemplated herein, nothing contained in this Agreement shall be construed as granting or conferring license rights or any other rights in any such information.

Section 5.04.Confidentiality

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(a)SpinCo shall, and shall cause the other SpinCo Companies to, (i) treat and hold as confidential all Confidential Information of any GPC Company in the possession or control of the SpinCo Companies as of the Distribution Date, (ii) limit disclosure of all such GPC Company Confidential Information within SpinCo’s organization to officers, directors, employees, contractors and representatives of the SpinCo Companies who in each case are obligated to maintain the confidentiality of all such GPC Company Confidential Information and have a need to know such GPC Company Confidential Information in order to accomplish the purpose for which such GPC Company Confidential Information was disclosed or provided to, or retained by, the SpinCo Companies in accordance with this Agreement (and may disclose GPC Company Confidential Information pursuant to this clause (ii) only for so long as such purpose continues to be applicable to the SpinCo Business), and (iii) refrain from disclosing any such GPC Company Confidential Information to any other Person without the prior written consent of GPC, in each case for a period commencing on the date of this Agreement and continuing for so long as such GPC Company Confidential Information constitutes Confidential Information of any GPC Company. SpinCo shall, and shall cause the other SpinCo Companies to, use such GPC Company Confidential Information only

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in connection with the purpose for which such GPC Company Confidential Information was disclosed or provided to, or retained by the SpinCo Business, in accordance with this Agreement, and for no other reason (and only for so long as such purpose continues to be applicable to the SpinCo Business). In the event any SpinCo Companies are requested or required (by oral or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process or by Applicable Law) to disclose any such GPC Company Confidential Information, SpinCo shall notify GPC promptly of the request or requirement so that GPC, at its expense, may seek an appropriate protective order or waive compliance with this Section 5.04(a).

(b)If, in the absence of a protective order or receipt of a waiver hereunder, any SpinCo Companies are, on the advice of counsel, compelled to disclose such GPC Company Confidential Information, such SpinCo Companies may so disclose such GPC Company Confidential Information; provided that SpinCo shall, and shall cause such other SpinCo Companies, as applicable, to, use reasonable best efforts to obtain reliable assurance that confidential treatment will be afforded to such GPC Company Confidential Information. Notwithstanding the foregoing, the provisions of this Section 5.04(b) shall not prohibit the disclosure of GPC Company Confidential Information by any SpinCo Companies to the extent reasonably required (i) to prepare or complete any required Tax Returns or financial statements, (ii) in connection with audits or other proceedings by or on behalf of a Governmental Authority, (iii) in connection with any insurance or benefits claims, (iv) to comply with Applicable Law or (v) in connection with asserting any rights or remedies or performing any obligations under any of the Transaction Documents. Notwithstanding the foregoing, the provisions of this Section 5.04(b) shall not apply to information that (x) is or becomes publicly available other than as a result of a disclosure by any SpinCo Company, (y) is or becomes available to a SpinCo Company on a non-confidential basis from a source that, to SpinCo’s or such SpinCo Company’s knowledge, is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation, or (z) following the Distribution, is independently developed by a SpinCo Company.

(c)GPC shall, and shall cause the other GPC Companies to, (i) treat and hold as confidential all Confidential Information of the SpinCo Companies in the possession or control of the GPC Companies as of the Distribution Date, (ii) limit disclosure of all such Confidential Information within GPC’s organization to officers, directors, employees, contractors and representatives of GPC Companies who in each case are obligated to maintain the confidentiality of all such Confidential Information and have a need to know such Confidential Information in order to accomplish the purpose for which such confidential formation was retained by the GPC Companies in accordance with this Agreement (and may disclose such Confidential Information pursuant to this clause (ii) only for so long as such purpose continues to be applicable to the GPC Companies), and (iii) refrain from disclosing any such Confidential Information to any other Person without the prior written consent of SpinCo, in each case for a period commencing on the date of this Agreement and continuing for so long as such Confidential Information constitutes confidential or proprietary information of any SpinCo Company. GPC shall, and shall cause the other GPC Companies to, use such Confidential Information only in connection with the purpose for which such Confidential Information was retained by the

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GPC Companies in accordance with this Agreement, and for no other reason (and only for so long as such purpose continues to be applicable to the GPC Companies). In the event any GPC Companies are requested or required (by oral or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process or by Applicable Law) to disclose any such Confidential Information, GPC shall notify SpinCo promptly of the request or requirement so that SpinCo, at its expense, may seek an appropriate protective order or waive compliance with this Section 5.04(c).

(d)If, in the absence of a protective order or receipt of a waiver hereunder, any GPC Companies are, on the advice of counsel, compelled to disclose any such Confidential Information of the SpinCo Companies, such GPC Companies may so disclose such Confidential Information; provided that GPC shall, and shall cause such other GPC Companies, as applicable, to, use reasonable best efforts to obtain reliable assurance that confidential treatment will be afforded to such Confidential Information. Notwithstanding the foregoing, the provisions of this Section 5.04(d) shall not prohibit the disclosure of Confidential Information of the SpinCo Companies by any GPC Companies to the extent reasonably required (i) to prepare or complete any required Tax Returns or financial statements, (ii) in connection with audits or other proceedings by or on behalf of a Governmental Authority, (iii) in connection with any insurance or benefits claims, (iv) to comply with Applicable Law, (v) to provide services to any SpinCo Companies in accordance with the terms and conditions of any of the Transaction Documents or (vi) in connection with asserting any rights or remedies or performing any obligations under any of the Transaction Documents. Notwithstanding the foregoing, the provisions of this Section 5.04(d) shall not apply to information that (x) is or becomes publicly available other than as a result of a disclosure by any GPC Company, (y) is or becomes available to a GPC Company on a non-confidential basis from a source that, to GPC’s or such GPC Company’s knowledge, is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation or (z) is or has been independently developed by a GPC Company.

Section 5.05.Privilege and Related Rights

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(a)The Parties recognize that legal and other professional services that have been and will be provided prior to the Distribution Effective Time in connection with this Agreement, the other Transaction Documents and the Contemplated Transactions in respect of the SpinCo Companies and the SpinCo Business have been and will be rendered for the collective benefit of each of the GPC Companies and the SpinCo Companies, and that each of the GPC Companies and the SpinCo Companies shall be deemed to be the client with respect to such pre-Distribution services for the purposes of asserting any privileges, protections or doctrines that may be asserted under Applicable Law. With respect to such pre-Distribution services, the Parties agree as follows:

(i)GPC Counsel. Each of the parties identified on Schedule 5.05(a) (collectively, the “GPC Counsel”) has acted as counsel for the GPC Companies and the SpinCo Companies in connection with this Agreement, the other Transaction Documents and the Contemplated Transactions (the “Transaction

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Engagement”) and not as counsel for any other Person, including RMT Parent and its Affiliates.

(ii)Transaction Engagement. Only the GPC Companies and the SpinCo Companies shall be considered clients of the GPC Counsel in the Transaction Engagement. Communications, including those constituting or pertaining to legal advice, between any one or more of the GPC Companies or any of the SpinCo Companies, on the one hand, and any of the GPC Counsel, on the other hand, shall be deemed to be subject to attorney-client privilege, work product protection or other privileges or protections that belong solely to the GPC Companies and not SpinCo or any other SpinCo Company to the extent such communications (or the specific portion thereof) relate to the Transaction Engagement (collectively, the “Transaction Engagement Communications”). Accordingly, RMT Parent and Merger Sub shall not have access to the Transaction Engagement Communications, or to any Transaction Engagement Communications in the files of the GPC Counsel, whether or not the Closing shall have occurred. Without limiting the generality of the foregoing, upon and after the Closing, (i) the GPC Companies shall be the sole holders of the attorney-client privilege, work product protection or other privileges or protections with respect to the Transaction Engagement Communications, and none of the SpinCo Companies, RMT Parent or Merger Sub shall be a holder thereof, (ii) to the extent that any Transaction Engagement Communications in the files of the GPC Counsel constitute property of a client, only the GPC Companies shall hold such property rights, and (iii) none of the GPC Counsel shall have any duty whatsoever to reveal or disclose any such Transaction Engagement Communications to the SpinCo Companies, RMT Parent or Merger Sub by reason of any attorney-client relationship between any of the GPC Counsel and any of the SpinCo Companies or otherwise, unless otherwise directed by a court order or the order of any Governmental Authority.

(b)The Parties agree that they shall have a shared privilege or protection, with equal right to assert or waive, subject to the restrictions in this Section 5.05, with respect to all privileges, doctrines or protections not allocated pursuant to the terms of Section 5.05(a). All privileges relating to any claims, proceedings, litigation, disputes or other matters that involve both a GPC Company and a SpinCo Company in respect of which both Parties retain any responsibility or Liability under this Agreement, or otherwise, shall be subject to a shared privilege among them.

(c)Subject to the provisions of Section 5.05(d) and Section 5.05(e), no Party may waive any privilege, doctrine or protection that could be asserted under any Applicable Law and in which the other Party has a shared privilege, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. Each Party shall use its reasonable best efforts to preserve any privilege or protection held by the other Party if that privilege or protection is a shared privilege or protection or has been allocated to the other Party pursuant to Section 5.05(a).

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(d)In the event of any litigation or dispute between or among the Parties, or any members of their respective Groups, either such Party may waive a privilege or protection in which the other Party or member of such Group has a shared privilege or protection, without obtaining the consent of the other Party; provided, however, that such waiver of a shared privilege or protection shall be effective only as to the use of Privileged Information with respect to the litigation or dispute between the relevant Parties and/or the applicable members of their respective Groups, and shall not operate as a waiver of the shared privilege with respect to third parties.

(e)If a dispute arises between the Parties or their respective Subsidiaries regarding whether a privilege or protection should be waived to protect or advance the interest of either Party, each Party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other Party, and shall not unreasonably withhold, condition or delay consent to any request for waiver by the other Party. Each Party specifically agrees that it will not withhold, condition or delay consent to waiver for any purpose other than to protect its own legitimate interests.

(f)Upon receipt by either Party or by any Subsidiary thereof of any subpoena, discovery or other request that calls for the production or disclosure of information subject to a shared privilege or protection, or as to which the other Party has the sole right hereunder to assert a privilege or protection, or if either Party obtains knowledge that any of its or any of its Subsidiaries’ current or former directors, officers, agents or employees have received any subpoena, discovery or other request that calls for the production or disclosure of such Privileged Information, such Party shall promptly notify the other Party of the existence of the request and shall provide the other Party a reasonable opportunity to review the Privileged Information and to assert any rights it or they may have under this Section 5.05 or otherwise to prevent the production or disclosure of such Privileged Information.

(g)The transfer of all Privileged Information pursuant to this Agreement is made in reliance on the agreement of GPC and SpinCo as set forth in Section 5.04 and this Section 5.05 to maintain the confidentiality of Privileged Information and to assert and maintain all applicable privileges, doctrines or protections. Nothing provided for herein or in any other Transaction Document shall be deemed a waiver of any privilege, doctrine or protection that has been or may be asserted under this Agreement or otherwise.

Section 5.06.Other Agreements

. Except as otherwise expressly provided in this Article V, the rights and obligations granted under this Article V shall be subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of data and information set forth in any other Transaction Document.

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Article VI
DISCLAIMER; NO REPRESENTATIONS OR WARRANTIES

Section 6.01.Disclaimer; No Representations or Warranties

. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE OTHER TRANSACTION DOCUMENTS, EACH PARTY ON BEHALF OF ITSELF AND EACH OF ITS AFFILIATES UNDERSTANDS AND AGREES THAT NEITHER PARTY NOR ANY OF ITS AFFILIATES IS MAKING ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, TO THE OTHER PARTY OR ANY OF ITS AFFILIATES OR TO ANY OTHER PERSON IN RESPECT OF THE CONTEMPLATED TRANSACTIONS OR ANY INFORMATION THAT MAY HAVE BEEN EXCHANGED OR PROVIDED PURSUANT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, (I) NEITHER GPC NOR ANY OF ITS AFFILIATES HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES IN ANY PRESENTATION OR WRITTEN INFORMATION RELATING TO THE SPINCO BUSINESS GIVEN OR TO BE GIVEN IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS OR IN ANY FILING MADE OR TO BE MADE BY OR ON BEHALF OF GPC OR ANY OF ITS AFFILIATES WITH ANY GOVERNMENTAL AUTHORITY, AND NO STATEMENT MADE IN ANY SUCH PRESENTATION OR WRITTEN MATERIALS, MADE IN ANY SUCH FILING OR CONTAINED IN ANY SUCH OTHER INFORMATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE, AND (II) GPC, ON ITS OWN BEHALF AND ON BEHALF OF THE OTHER GPC COMPANIES, EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES, INCLUDING WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES OF MERCHANTABILITY. SPINCO ACKNOWLEDGES THAT GPC HAS INFORMED IT THAT NO PERSON HAS BEEN AUTHORIZED BY GPC OR ANY OF ITS AFFILIATES TO MAKE ANY REPRESENTATION OR WARRANTY IN RESPECT OF THE SPINCO BUSINESS OR IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS, UNLESS IN WRITING AND CONTAINED IN THIS AGREEMENT OR IN ANY OF THE OTHER TRANSACTION DOCUMENTS TO WHICH THEY ARE A PARTY.

Article VII
INDEMNIFICATION; LIMITATION OF LIABILITY

Section 7.01.Remedies

. It is understood and agreed that (a) after the Distribution, the sole and exclusive remedy with respect to any breach of this Agreement shall be a claim for Damages (whether in contract, in tort or otherwise, and whether in law, in equity or both) made pursuant to, and subject to the limitations of, this Article VII; provided, however, that notwithstanding the foregoing, nothing in this Article VII shall limit the right of any Party (i) to pursue an action for or to seek remedies with respect to claims for Fraud or Willful Breach or (ii) to seek specific performance or other equitable relief; and (b) before the Distribution, indemnification under this Article VII shall not apply.

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Section 7.02.Indemnification

.

(a)Effective as of the Distribution Date and subject to the limitations set forth in Section 7.04, SpinCo hereby indemnifies GPC, its Affiliates, and their respective Representatives (together, in each case, with their respective successors and permitted assigns, the “GPC Indemnified Parties”) against, and agrees to hold them harmless from, any and all Damages arising out of, resulting from or related to (i) any breach by SpinCo or any SpinCo Company of, or failure by SpinCo or any SpinCo Company to perform, any covenants, agreements or obligations to be performed by SpinCo or the SpinCo Companies pursuant to this Agreement or (ii) except to the extent subject to indemnification by GPC under this Agreement or with respect to matters addressed by the Tax Matters Agreement, any Liabilities or claims, other than Excluded Liabilities, relating to the SpinCo Companies or arising out of the conduct of the SpinCo Business.

(b)Effective as of the Distribution Effective Time and subject to the limitations set forth in Section 7.04, GPC hereby indemnifies SpinCo, its Affiliates and their respective Representatives (together, in each case, with their respective successors and permitted assigns, the “SpinCo Indemnified Parties”) against, and agrees to hold them harmless from, any and all Damages arising out of, resulting from or related to (i) any breach by GPC or any GPC Company of, or failure by GPC or any GPC Company to perform, any covenants, agreements or obligations to be performed by GPC or the GPC Companies pursuant to this Agreement or (ii) any Excluded Liability (including any GPC Company’s failure to perform or in due course pay or discharge any Excluded Liability).

Section 7.03.Procedures

.

(a)If any GPC Indemnified Party shall seek indemnification pursuant to Section 7.02(a), or if any SpinCo Indemnified Party shall seek indemnification pursuant to Section 7.02(b), the Person seeking indemnification (the “Indemnified Person”) shall give written notice to the Party from whom such indemnification is sought (the “Indemnifying Party”) promptly (and in any event within 10 days) after the Indemnified Person (or, if the Indemnified Person is a corporation, any officer or director of the Indemnified Person) becomes aware of the facts giving rise to such claim for indemnification (an “Indemnified Claim”), which notice shall specify in reasonable detail the factual basis of the Indemnified Claim, state the amount of Damages (or if not known, a good faith estimate of the amount of Damages) and the method of computation thereof, contain a reference to the provision of this Agreement in respect of which such Indemnified Claim arises and demand indemnification therefor. The failure of an Indemnified Person to provide notice in accordance with this Section 7.03(a), or any delay in providing such notice, shall not constitute a waiver of that Person’s claims to indemnification pursuant to Section 7.02, except to the extent that any such failure or delay in giving notice causes the amounts paid or to be paid by the Indemnifying Party to be greater than they otherwise would have been or otherwise results in prejudice to the Indemnifying Party. If the Indemnified Claim arises from the assertion of any claim, or the commencement of any Proceeding, brought by a Person that is not a GPC Company or a SpinCo Company (a “Third Party Claim”), any such notice to the Indemnifying Party

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shall be accompanied by a copy of any papers theretofore served on or delivered to the Indemnified Person in connection with such Third Party Claim.

(b)In the event of receipt of notice of a Third Party Claim from an Indemnified Person pursuant to Section 7.03(a), the Indemnifying Party will be entitled to assume the defense and control of such Third Party Claim subject to the provisions of this Section 7.03(b); provided, however, that if (i) in the reasonable judgment of the Indemnified Person, after consultation with outside counsel, there exists a conflict of interest between the Indemnifying Party and the applicable Indemnified Person in the defense of such Third Party Claim by the Indemnifying Party, (ii) the party making such Third Party Claim is a Governmental Authority with regulatory or other authority over the Indemnified Person or any of its material assets or (iii) the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim, then, in each case, the Indemnified Person may assume its own defense and the Indemnifying Party shall be liable for all reasonable costs or expenses paid or incurred in connection with such defense. After written notice by the Indemnifying Party to the Indemnified Person of its election to assume the defense and control of a Third Party Claim, the Indemnifying Party shall not be liable to such Indemnified Person for any legal fees or expenses subsequently incurred by such Indemnified Person in connection therewith. Notwithstanding anything in this Section 7.03(b) to the contrary, until such time as the Indemnifying Party assumes the defense and control of a Third Party Claim as provided in this Section 7.03(b), the Indemnified Person shall have the right to defend such Third Party Claim, subject to the limitations set forth in this Section 7.03(b), in such manner as it may deem appropriate. Without regard to whether the Indemnifying Party or the Indemnified Person is defending and controlling any such Third Party Claim, it shall select counsel, contractors, experts and consultants of recognized standing and competence, shall take reasonable steps necessary in the investigation, defense or settlement thereof, and shall diligently and promptly pursue the resolution thereof. The Party conducting the defense thereof shall at all times act as if all Damages relating to the Third Party Claim were for its own account and shall act in good faith and with reasonable prudence to minimize Damages therefrom. The Indemnified Person shall, and shall cause each of its Affiliates and Representatives to, cooperate fully with the Indemnifying Party in connection with any Third Party Claim.

(c)The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claims, and the Indemnified Person shall consent to a settlement of, or the entry of any judgment arising from, such Third Party Claims, if (A) such settlement shall not encumber any of the assets of any Indemnified Person or contain any restriction or condition that would apply to such Indemnified Person or to the conduct of that Person’s business, (B) such settlement or entry of judgment does not contain or involve an admission or statement providing for or acknowledging any liability or criminal wrongdoing on behalf of the Indemnified Person or any of its Affiliates, (C) such settlement provides for no injunctive or non-monetary relief and (D) such settlement contains as a condition thereto, a complete release of the Indemnified Person. No settlement or entry of judgment in respect of any Third Party Claim shall be consented to by any Indemnified Person without the express written consent of the Indemnifying Party.

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(d)If an Indemnifying Party makes any payment on an Indemnified Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Person to any insurance benefits or other claims or benefits of the Indemnified Person with respect to such claim.

Section 7.04.Limitations

. Notwithstanding anything to the contrary in this Agreement or in any of the Transaction Documents:

(a)Each Party shall, and shall cause its Subsidiaries (and its and the Subsidiaries’ Representatives), to take all reasonable steps to mitigate Damages subject to indemnification under this Article VII upon and after becoming aware of any event that reasonably could be expected to give rise to any such Damages, and indemnification shall not be available under this Article VII to the extent any such Damages are attributable to a failure of any such Person to take reasonable steps to mitigate such Damages;

(b)No GPC Indemnified Party or SpinCo Indemnified Party shall be entitled to payment or indemnification more than once with respect to the same matter (including by being taken into account in the determination of the amounts payable pursuant to Section 2.07); and

(c)No Party shall be entitled to set off, or shall have any right of set off, in respect of any Damages under this Article VII against any payments to be made by such Party under this Agreement or any other Transaction Document.

Article VIII
FURTHER ASSURANCES AND ADDITIONAL COVENANTS

Section 8.01.Further Assurances

. Subject to the terms and conditions of this Agreement, before and after the Distribution each Party shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, advisable or desirable under any Applicable Law, to consummate or implement the Contemplated Transactions; provided, however, that the foregoing shall not be deemed to require either Party to waive compliance by the other Party and its Affiliates of its respective covenants or obligations under this Agreement or to waive any conditions precedent required to be satisfied by the other Party. GPC and SpinCo shall execute and deliver, and shall cause GPC Companies and SpinCo Companies, respectively, as appropriate or required and as the case may be, to execute and deliver, such other documents, certificates, agreements and other writings and to take such other actions as may be necessary, proper, advisable or desirable to consummate or implement the Contemplated Transactions. In furtherance and not in limitation of the foregoing, to the extent a Transaction Document provides for a GPC Company (other than GPC) or another SpinCo Company (other than SpinCo) to take or refrain from taking any action, GPC shall cause every other GPC Company, and SpinCo shall cause every other SpinCo Company, to abide by the terms of the Transaction Document as if each such Party and GPC Company or SpinCo Company, as the case may be, was a signatory to the Transaction Documents. Except as otherwise expressly set forth in the Transaction Documents, nothing in this Section 8.01 or in any other provision of this Agreement shall

22

require any GPC Companies or SpinCo Companies to make any payments in order to obtain any consents or approvals necessary, proper, advisable or desirable in connection with the consummation of the Contemplated Transactions.

Section 8.02.Insurance

.

(a)Except as otherwise may be agreed in writing by the Parties, GPC shall not have any obligation to maintain any form of insurance covering all or any part of the SpinCo Companies or the employees thereof after the Merger Effective Time or to make any monetary payment in connection with any such policy.

(b)For any claim asserted against SpinCo or any SpinCo Company prior to or after the Distribution Effective Time arising out of an occurrence taking place prior to the Distribution Effective Time (“Post-Closing Claims”), SpinCo and each SpinCo Company may access coverage under the occurrence-based insurance policies of GPC or its Subsidiaries (as applicable) issued or in place prior to the Distribution Effective Time under which SpinCo or any other SpinCo Company is insured (the “Pre-Closing Occurrence Based Policies”), to the extent such insurance coverage exists. After the Distribution Effective Time, the SpinCo Companies may seek coverage for any Post-Closing Claim under any applicable Pre-Closing Occurrence Based Policies, to the extent such insurance coverage exists, and GPC and its Subsidiaries (as applicable) shall cooperate with SpinCo and the SpinCo Companies in connection with the tendering of such claims; provided, however, that: (i) SpinCo or the SpinCo Companies shall promptly notify GPC of all such Post-Closing Claims; and (ii) SpinCo shall be responsible for the satisfaction or payment of any applicable retention, deductible or retrospective premium with respect to any Post-Closing Claim and shall reimburse to GPC and its Subsidiaries all reasonable out of pocket costs and expenses incurred in connection with such claims. In the event that a Post-Closing Claim relates to the same occurrence for which GPC or its Subsidiaries is seeking coverage under Pre-Closing Occurrence Based Policies, and the limits under an applicable Pre-Closing Occurrence Based Policy are not sufficient to fund all covered claims of SpinCo or any SpinCo Company (as applicable) and GPC or its Subsidiaries (as applicable), amounts due under such a Pre-Closing Occurrence Based Policy shall be paid to the respective entities in proportion to the amounts which otherwise would be due were the limits of liability infinite.

Section 8.03.Non-Solicitation of Employees

.

(a)For a period of eighteen months after the Distribution Date, neither SpinCo nor any of its Affiliates shall, without the prior written approval of GPC, directly or indirectly solicit any non-administrative employees of any GPC Company to terminate his or her employment relationship with GPC or any of its Subsidiaries; provided, however, that the foregoing shall not apply to any employee solicited or hired as a result of the use of an independent employment agency (so long as the agency was not directed to solicit employees of a GPC Company) or as a result of the use of advertisements and other general solicitation not specifically directed to employees of a GPC Company.

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(b)For a period of eighteen months after the Distribution Date, neither GPC nor any of its Subsidiaries shall, without the prior written approval of SpinCo, directly or indirectly solicit any non-administrative employees of the SpinCo Business as of the Distribution Date to terminate his or her employment relationship with any SpinCo Company; provided, however, that the foregoing shall not apply to any employee solicited or hired as a result of the use of an independent employment agency (so long as the agency was not directed to solicit employees of the SpinCo Business) or as a result of the use of advertisements and other general solicitation not specifically directed to employees of the SpinCo Business.

Article IX
TAX MATTERS

Section 9.01.Tax Matters

. Neither this Agreement nor any Transaction Document (other than the Tax Matters Agreement) shall govern Tax matters (including any administrative, procedural and related matters thereto, “Tax Matters”), except as otherwise expressly provided herein or therein. Tax Matters shall be exclusively governed by the Tax Matters Agreement.

Section 9.02.Bulk Sales Laws

. Each Party, on behalf of itself and each of the other members of its Group, hereby waives compliance with the requirements and provisions of all Applicable Laws in respect of “bulk sales” or “bulk transfers” in any jurisdiction that may be applicable to any Transfer of the Transferred Assets.

Article X
TRANSITION SERVICES

Section 10.01.Transition Services Agreement

. From and after the Distribution Effective Time, GPC agrees to provide transition services to the SpinCo Companies as set forth in the Transition Services Agreement. In the event of any inconsistency regarding transition service matters between the Transition Services Agreement and this Agreement, the Transition Services Agreement shall govern to the extent of the inconsistency.

Section 10.02.Supply Chain Transition Services Agreement

. From and after the Distribution Effective Time, GPC agrees to provide supply chain transition services to the SpinCo Companies as set forth in the Supply Chain Transition Services Agreement. In the event of any inconsistency regarding transition services matters between the Supply Chain Transition Services Agreement and this Agreement, the Supply Chain Transition Services Agreement shall govern to the extent of the inconsistency.

Section 10.03.Day One Readiness

.

(a)For the purpose of allowing and enabling the SpinCo Companies and RMT Parent, as applicable, to prepare to receive transfer of the Transferred Assets on the Distribution Date, to receive the transition services contemplated by the Transition Services Agreement and the Supply Chain Transition Services Agreement and to operate the SpinCo Business on the Distribution Date (“Day-One Readiness”), the Parties shall,

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as soon as practicable after the date of this Agreement, prepare in good faith a plan for Day-One Readiness, the purpose of which is to facilitate Day-One Readiness (the “Day-One Plan”). Each Party shall use its commercially reasonable efforts to implement the tasks contemplated to be taken by it in the Day-One Plan on the terms and conditions, and within the scheduled time periods, outlined in the Day-One Plan; provided that (i) neither Party shall be obligated to incur any liability, obligation or out-of-pocket cost or expense (other than Compensated Expenses) relating to the Day-One Plan prior to the Distribution Date and (ii) the Parties acknowledge that the time periods set forth in the Day-One Plan may shift based on various factors that arise after the development of the Day-One Plan. Among other actions, the Day-One Plan shall include the actions set forth on Schedule 10.03(a). From and after the Distribution Effective Time, neither Party shall have any liability to the other with respect to the design or implementation of the Day-One Plan.

(b)To the extent that, as of the Distribution Date, any of the actions, deliverables or plans contemplated under the Day-One Plan have not been accomplished, the Parties shall cooperate in good faith and use commercially reasonable efforts to design and implement one or more workaround solutions to facilitate Day-One Readiness on and after the Distribution Date; provided that any liabilities, costs or expenses incurred by any GPC Company in connection therewith shall be promptly reimbursed by SpinCo.

Article XI
REAL PROPERTY MATTERS

Section 11.01. Leased Premises

. The Parties shall cooperate with each other and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to effect the lease, effective immediately prior to the Distribution Effective Time, of the Leased Premises to the SpinCo Companies on the terms and conditions set forth in the Leases.

Article XII
TERMINATION

Section 12.01.Termination

. This Agreement shall terminate without further action at any time before the Closing upon termination of the Merger Agreement.

Section 12.02.Effect of Termination

. In the event of any termination of this Agreement pursuant to Section 12.01 prior to the Closing, and except as provided in the Merger Agreement, neither Party nor any of its Affiliates shall have any liability or further obligation to the other Party or any of its Affiliates under this Agreement or in respect of the transactions contemplated hereby.

Article XIII
MISCELLANEOUS

Section 13.01.Notices

. All notices, requests and other communications to any Party hereunder shall be in writing (including email) and shall be given:

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if to GPC:

Genuine Parts Company

2999 Wildwood Parkway

Atlanta, Georgia 30339

Attention: Treg S. Brown

Scott Smith
Christopher T. Galla

E-mail:Treg_Brown@genpt.com
Scott_Smith@genpt.com
Chris_Galla@genpt.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: John H. Butler
Email: john.butler@davispolk.com

if to SpinCo prior to the Merger Effective Time:

Rhino SpinCo, Inc.
c/o Genuine Parts Company

2999 Wildwood Parkway

Atlanta, Georgia 30339

Attention: Treg S. Brown

Scott Smith
Christopher T. Galla

E-mail:Treg_Brown@genpt.com
Scott_Smith@genpt.com
Chris_Galla@genpt.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: John H. Butler
Email: john.butler@davispolk.com

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if to SpinCo after the Merger Effective Time:

Essendant Inc.
One Parkway North Boulevard
Suite 100
Deerfield, Illinois 60015
Attention:Elizabeth Meloy, Senior Vice President
Brendan McKeough, General Counsel
E-mail: emeloy@essendant.com
bmckeough@essendant.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606
Attention: Charles W. Mulaney, Jr.
Email: charles.mulaney@skadden.com

or to such other address or email address and with such other copies, as such Party may hereafter specify for that purpose by notice to the other Party. Each such notice, request or other communication shall be effective (a) on the day delivered (or if that day is not a Business Day, on the first following day that is a Business Day) when (i) delivered personally against receipt or (ii) sent by overnight courier, (b) on the day when email is transmitted (so long as receipt is requested and received) (or if that day is not a Business Day, on the first following day that is a Business Day) and (c) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 13.01 (or such other address as a Party hereafter may specify by notice to the other Parties).

Section 13.02.Amendments; Waivers

.

(a)This Agreement and the Exhibits, Schedules and Attachments hereto may be amended, and any provision of this Agreement and the Exhibits, Schedules and Attachments hereto may be waived, if and only if such amendment or waiver, as the case may be, is in writing and signed, in the case of an amendment, by the Parties or, in the case of a waiver, by the Party against whom the waiver is to be effective, in each case subject to the prior written consent of RMT Parent pursuant to Section 7.14 of the Merger Agreement.

(b)No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. Any term, covenant or condition of this Agreement may be waived at any time by the Party

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that is entitled to the benefit thereof, but only by a written notice signed by such Party expressly waiving such term, covenant or condition. The waiver by any Party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

Section 13.03.Expenses

. Except as otherwise provided in this Agreement or any other Transaction Document, all costs and expenses incurred in connection with the preparation and negotiation of this Agreement and the Contemplated Transactions (including costs and expenses attributable to the Transfer of the Assets as contemplated herein) shall be paid by the Party incurring such costs or expenses.

Section 13.04.Successors and Assigns

. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign, delegate or otherwise transfer, directly or indirectly, in whole or in part, any of its rights or obligations under this Agreement without the prior written consent of the other Party. Notwithstanding the foregoing, (i) after the Distribution Date, SpinCo may assign or transfer its rights under this Agreement to any of its wholly-owned Subsidiaries and (ii) no assignment, delegation or other transfer of rights under this Agreement shall relieve the assignor of any liability or obligation hereunder. Any attempted assignment, delegation or transfer in violation of this Section 13.04 shall be void.

Section 13.05.Construction

. As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural. References in this Agreement to a Party or other Person include their respective successors and assigns. The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears. Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits, Schedules and Attachments shall be deemed references to Articles and Sections of, and Exhibits, Schedules and Attachments to this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision hereof. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or”. With regard to each and every term and condition of this Agreement, the Parties understand and agree that, if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement. All references in this Agreement to “dollars” or “$” shall mean United States dollars. Any period of time hereunder ending on a day that is not a Business Day shall be extended to the next Business Day. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.

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Section 13.06.Entire Agreement

. This Agreement, the other Transaction Documents and any other agreements contemplated hereby or thereby, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter hereof. Except as expressly provided herein, neither this Agreement nor any provision hereof is intended to confer upon any Person other than the Parties (and their successors and permitted assigns) any rights or remedies hereunder.

Section 13.07.Counterparts; Effectiveness

. This Agreement may be signed in any number of counterparts (including by facsimile or PDF), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto.

Section 13.08.Governing Law

. This Agreement shall be construed in accordance with and governed by federal law and by the laws of the State of Delaware (without regard to the choice of law provisions thereof).

Section 13.09.Dispute Resolution; Consent to Jurisdiction

.

(a)Any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and each of the Parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein. Process in any such Proceeding may be served on any Party anywhere in the world, whether within or without the State of Delaware. Without limiting the foregoing, GPC and SpinCo agree that service of process upon such Party at the address referred to in Section 13.01 (or such other address as may be specified in accordance with Section 13.01 shall be deemed effective service of process upon such Party).

(b)EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) DIRECTLY OR INDIRECTLY ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.

Section 13.10.Severability

. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. The application of such invalid or unenforceable provision to Persons or

29

circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by Applicable Law. To the extent any provision of this Agreement is determined to be prohibited or unenforceable in any jurisdiction or determined to be impermissible by any Governmental Authority, GPC and SpinCo agree to use reasonable best efforts to substitute one or more valid, legal and enforceable provisions that, insofar as practicable, implement the purposes and intent of the prohibited, unenforceable or impermissible provision.

Section 13.11.Captions

. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 13.12.Specific Performance

. Each Party acknowledges that, from and after the Distribution Date, money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such Party and that any such breach would cause the other Party irreparable harm. Accordingly, each Party also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such Party, the other Party shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance, in addition to all other remedies available to such other Party at law or in equity.

[SIGNATURE PAGE FOLLOWS]

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Exhibit 10.6

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed under seal by their respective authorized representatives on the day and year first above written.

GENUINE PARTS COMPANY
By:	/s/ Treg Brown
Name:	Treg Brown
Title:	Senior Vice President

RHINO SPINCO, INC.
By:	/s/ Treg Brown
Name:	Treg Brown
Title:	Assistant Vice President

[Signature Page to the Separation Agreement]

Exhibit A

Definitions

(a)	The following terms have the following meanings:

[*]

[*]

“Acquisition Expenditures of RMT Parent” means, from the date hereof until any time of determination, the aggregate cash consideration paid or funded by RMT Parent and its Subsidiaries in respect of acquisitions and investments made (i) in accordance with Section 6.02(a)(v)(A) of the Merger Agreement or (ii) with the express written consent of GPC.

“Acquisition Expenditures of SpinCo” means, from the date hereof until any time of determination, the aggregate cash consideration paid or funded by any GPC Company (as defined in the Merger Agreement) in respect of acquisitions and investments made (i) in accordance with Section 6.01(a)(v)(A) of the Merger Agreement or (ii) with the express written consent of RMT Parent.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such specified Person. For purposes of determining whether a Person is an Affiliate, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, contract or otherwise.

“Affiliated Transferors” means any Affiliate of GPC (other than a SpinCo Company) that owns, licenses or leases any of the Assets that constitute Transferred Assets.

“Agent” means the Exchange Agent appointed pursuant to the Merger Agreement.

“Antitrust Law” has the meaning set forth in the Merger Agreement.

“Applicable Law” means, with respect to any Person, any federal, state, county, municipal, local, multinational or foreign statute, treaty, law, executive order, common law, ordinance, rule, regulation, administrative order, writ, injunction, judicial decision, decree, permit or other legally binding requirement of any Governmental Authority applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer’s, director’s, employee’s, consultant’s or agent’s activities on behalf of such Person).

“Assets” means all assets, properties, rights, licenses, permits, Contracts, Intellectual Property, causes of action and business of every kind and description, wherever located, real, personal or mixed, tangible or intangible.

“Bill of Sale” means any bill of sale to be entered into by GPC and the Affiliated Transferors and SpinCo and/or any other SpinCo Companies designated in writing by SpinCo in substantially the form attached as Attachment VIII.

“Books and Records” means any books, records, files and papers, whether in written, oral, electronic or other tangible or intangible form, including books of account, invoices, engineering information, sales and promotional literature, manuals, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records of present and former employees, and documentation developed or used for accounting, marketing, engineering, manufacturing or any other purpose.

“Business Day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Cash of RMT Parent” means, as of any time of determination, the consolidated cash and cash equivalents of RMT Parent and its Subsidiaries at such time, determined in accordance with the Accounting Principles and net of any unpaid costs, fees and expenses of professional advisors incurred in connection with the Merger.

“Cash of SpinCo” means, as of any time of determination, the consolidated cash and cash equivalents of the SpinCo Companies at such time (after giving pro forma effect to the Internal Reorganization, including the incurrence of the SpinCo Debt and the Internal Reorganization Cash Payments), determined in accordance with the Accounting Principles and net of any unpaid costs, fees and expenses of professional advisors incurred in connection with the Separation, the Distribution and the Merger; provided that to the extent that such unpaid amounts are reflected in Net Working Capital for the purposes of calculating the SpinCo Special Cash Payment, such amounts shall not be deducted in calculating Cash of SpinCo.

“Closing” has the meaning set forth in the Merger Agreement.

“Closing Date” has the meaning set forth in the Merger Agreement.

[*]

“Code” means the Internal Revenue Code of 1986.

“Compensated Expenses” means the aggregate amount of all costs and expenses incurred by the Parties pursuant to Section 10.03 with the prior written consent of RMT Parent.

“Confidential Information” of a Person, means all confidential, proprietary or non-public information of such Person.

“Contemplated Transactions” means the transactions contemplated by the Transaction Documents.

“Contract” has the meaning set forth in the Merger Agreement.

“Cut-Off Time” means the time immediately prior to the Distribution.

“Damages” means all assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including reasonable costs, fees and expenses of attorneys, accountants and other agents or representatives of such Person (with such amounts to be determined net of any refund or reimbursement of any portion of such amounts actually received or realized, including reimbursement by way of insurance or third party indemnification), but specifically excluding (i) any costs incurred by or allocated to an Indemnified Person with respect to time spent by employees of the Indemnified Person or any of its Affiliates or (ii) any lost profits or opportunity costs, or any special, punitive or consequential damages (except in any such case to the extent assessed in connection with a third party claim or except to the extent such damages are the reasonable and foreseeable result of the matter in question).

“Data” means, whether in written, oral, electronic or other tangible or intangible forms, stored in any medium, the following: financial and business information, including rates and pricing data and information, earnings reports and forecasts, macro-economic reports and forecasts, marketing plans, business and strategic plans, general market evaluations and surveys, budgets, accounting, financing and credit-related information, quality assurance policies, procedures and specifications, customer information and lists, and business and other processes, procedures and policies (including for example handbooks and manuals, control procedures, and process descriptions), including any blueprints, diagrams, flow charts, or other charts, user manuals, training manuals, training materials, and documentation, and other financial or business information.

“Distribution Date” means the date on which the Distribution is consummated.

“Distribution Effective Time” means the time established by GPC as the effective time of the Distribution, Eastern Time, on the Distribution Date.

[*]

“Equity Conversion Ratio” means, as of any date, the quotient of (i) the GPC Stock Value as of such date divided by (ii) the RMT Parent Stock Value as of such date.

“Estimated Net Debt of RMT Parent” means the difference of (a) Indebtedness of RMT Parent on a consolidated basis as of 11:59 p.m. Eastern Time on the last day of the Reference Month minus (b) Cash of RMT Parent as of such time minus (c) Acquisition Expenditures of RMT Parent as of such time.

“Estimated Net Debt of SpinCo” means the difference of (a) Indebtedness of SpinCo on a consolidated basis as of 11:59 p.m. Eastern Time on the last day of the Reference Month (and after giving pro forma effect to the Internal Reorganization, including the incurrence of the SpinCo Debt and the payment of the Internal Reorganization Cash Payments) minus (b) Cash of SpinCo on a consolidated basis as of such time (and after giving pro forma effect to the Internal Reorganization, including the incurrence of the SpinCo Debt and the payment of the Internal Reorganization Cash Payments) minus (c) Acquisition Expenditures of SpinCo as of such time.

“Estimated Net Working Capital” means Net Working Capital as of 11:59 p.m. Eastern Time on the last day of the Reference Month.

“Estimated Net Working Capital Adjustment” means (i) $0 if Estimated Net Working Capital reflected on the Estimated Statement is equal to or greater than the Lower Working Capital Target and less than or equal to the Upper Working Capital Target, (ii) the amount by which Estimated Net Working Capital reflected on the Estimated Statement is greater than the Upper Working Capital Target or (iii) the product of (x) the amount by which Estimated Net Working Capital reflected on the Estimated Statement is less than the Lower Working Capital Target multiplied by (y) negative 1 (-1).

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Liabilities” means the following Liabilities:

(i)all Liabilities of the GPC Companies, or their predecessors (other than the SpinCo Companies and their predecessors), that are not SpinCo Liabilities;

(ii)all Liabilities of the GPC Companies in respect of indebtedness for borrowed money (excluding any guarantees by or other obligations of the GPC Companies relating to the SpinCo Financing Agreements, including the SpinCo Debt);

(iii)all Liabilities expressly assumed by a GPC Company pursuant to this Agreement or any other Transaction Document;

(iv)all Liabilities that will be terminated, satisfied and/or settled pursuant to Section 2.05, excluding for the avoidance of doubt any Liabilities set forth on Schedule 2.05(a) or Intercompany Accounts set forth on Schedule 2.05(b); and

(v)all Liabilities of the SpinCo Companies relating to any non-compliance by any GPC Company with any Environmental Law (as defined in the Merger Agreement) or Title IV of ERISA (as defined in the Merger Agreement), in each case to the extent imposed on a SpinCo Company on a joint and several basis solely by virtue of the SpinCo Companies having been Affiliates of the GPC Companies prior to the consummation of the Distribution.

“Final Net Debt of RMT Parent” means the difference of (a) Indebtedness of RMT Parent on a consolidated basis as of the Cut-Off Time minus (b) Cash of RMT Parent as of such time minus (c) Acquisition Expenditures of RMT Parent as of such time.

“Final Net Debt of SpinCo” means the difference of (a) Indebtedness of SpinCo on a consolidated basis as of the Cut-Off Time (and after giving pro forma effect to the Internal Reorganization, including the incurrence of the SpinCo Debt and the payment of the Internal Reorganization Cash Payments) minus (b) Cash of SpinCo on a consolidated basis as of such time (and after giving pro forma effect to the Internal Reorganization, including the incurrence of the SpinCo Debt and the payment of the Internal Reorganization Cash Payments) minus (c) Acquisition Expenditures of SpinCo as of such time.

“Final Net Working Capital” means Net Working Capital as of the Cut-Off Time.

“Final Net Working Capital Adjustment” means (i) $0 if Final Net Working Capital as determined in accordance with Section 2.07(c) is equal to or greater than that the Lower Working Capital Target and less than or equal to the Upper Working Capital Target, (ii) the amount by which Final Net Working Capital as determined in accordance with Section 2.07(c) is greater than the Upper Working Capital Target or (iii) the product of (x) the amount by which Final Net Working Capital as determined in accordance with Section 2.07(c) is less than the Lower Working Capital Target multiplied by (y) negative 1 (-1).

“Final SpinCo Special Cash Payment” means the sum of (i) $346,729,011, plus (ii) the Final Net Working Capital Adjustment (which may be positive or negative), minus (iii) an amount (which may be positive or negative) equal to the sum of (a) Final Net Debt of SpinCo as determined in accordance with Section 2.07(c) minus (b) $10,285,000 plus (iv) an amount (which may be positive or negative) equal to the sum of (a) Final Net Debt of RMT Parent as determined in accordance with Section 2.07(c) minus (b) $505,639,000, minus (v) any and all Internal Reorganization Cash Payments (other than the SpinCo Special Cash Payment) ), minus (vi) the RMT Parent Expense Reimbursement as determined in accordance with Section 2.07(c), plus (vii) the SpinCo Expense Reimbursement as determined in accordance with Section 2.07(c) and minus (viii) the Equity Award True-up as determined in accordance with Section 2.07(c).

“Fraud” has the meaning set forth in the Merger Agreement.

“Governmental Authority” means any multinational, foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

“GPC Bonus Allocation” means, with respect to any SpinCo Business Employee that is party to a Retention Agreement, the amount, if any, by which such SpinCo

Business Employee’s annual bonus for the 2018 calendar year based on performance is less than 90% of such SpinCo Business Employee’s Target Annual Bonus (as defined in such SpinCo Business Employee’s Retention Agreement) for the 2018 calendar year.

“GPC Common Stock” means the common stock, par value $1.00 per share, of GPC.

“GPC Companies” means GPC and its Subsidiaries, other than the SpinCo Companies.

“GPC Stock Value” means, as of any date, the average, rounded to the nearest one ten thousandth, of the closing-sale prices of GPC Common Stock on the New York Stock Exchange as reported by The Wall Street Journal for the ten full trading days ending on (and including) the trading day preceding the date of calculation (or, if the date of calculation is after the Record Date, the number, if less, of full trading days commencing on the day after the Record Date and ending on (and including) the trading day preceding the date of calculation).

“GPC RSU” has the meaning set forth in the Merger Agreement.

“GPC SAR” has the meaning set forth in the Merger Agreement.

“Group” means (i) with respect to GPC, the GPC Companies and (ii) with respect to SPR, the SpinCo Companies.

“Indebtedness of RMT Parent” means, as of any time of determination, with respect to RMT Parent and its Subsidiaries as of such time, without duplication, all principal, accrued and unpaid interest and any other amounts due and owing in respect of (a) indebtedness for borrowed money, (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments, (c) obligations related to the deferred purchase price of property, goods or services (including all seller financing, earn-outs and similar contingent consideration), (d) obligations under any interest rate, currency, commodity or other hedging contract, (e) capital lease obligations, (f) amounts drawn under letters of credit or surety bonds, (g) obligations of the kinds listed on Schedule A-1, (h) any stay bonus, transaction bonus, change in control bonus or similar payment payable to an RMT Parent Employee (as defined in the Merger Agreement) in connection with the consummation of the Contemplated Transactions (except to the extent that any such bonuses or payments become payable pursuant to the agreements listed in Schedule B) and (i) the guarantee of any obligations of the type referred to in clauses (a) through (h) of any other Person.

“Indebtedness of SpinCo” means, as of any time of determination, with respect to the SpinCo Companies as of such time (and after giving pro forma effect to the Internal Reorganization, including the incurrence of the SpinCo Debt and the payment of the Internal Reorganization Cash Payments), without duplication, all principal, accrued and unpaid interest and any other amounts due and owing in respect of (a) indebtedness for borrowed money, (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments, (c) obligations related to the deferred purchase price of property, goods or services (including all seller financing, earn-outs and similar contingent consideration), (d) obligations under any interest rate, currency, commodity or other hedging contract, (e) capital lease obligations, (f) amounts drawn under letters of credit or surety bonds, (g) the aggregate principal amount of the outstanding SPR HoldCo Preferred Stock, (h) obligations of the kinds listed on Schedule A-2, (i) any stay bonus, transaction bonus, change in control bonus or similar payment payable to a SpinCo Business Employee in connection with the consummation of the Contemplated Transactions, (j) the aggregate GPC Bonus Allocation with respect to all Retention Agreements (but excluding, for the avoidance of doubt, any other portion of the annual bonuses for the 2018 calendar year payable pursuant to the Retention Agreements), and (k) the guarantee of any obligations of the type referred to in clauses (a) through (j) of any other Person, but excluding, in each case, any obligations of the type referred to in clauses (a) through (j) owing from any SpinCo Company to any GPC Company (other than any SpinCo Company) that will be terminated, satisfied and/or settled pursuant to Section 2.05.

“Intellectual Property” means the Intellectual Property as defined in the Merger Agreement.

“Intercompany Accounts” means any receivable, payable or loan between any member of GPC’s Group, on the one hand, and any member of SpinCo’s Group, on the other hand, that exists immediately prior to the Distribution Effective Time, except for (i) the Internal Reorganization Cash Payments and (ii) any such receivable, payable or loan that arises pursuant to this Agreement or any other Transaction Document.

“Internal Reorganization Cash Payments” means each of the cash payments made to the GPC Companies in the Internal Reorganization, including the SpinCo Special Cash Payment.

“Leased Premises” means the premises to be leased to the SpinCo Companies by GPC pursuant to the Leases.

“Leases” means leases for each of the premises set forth on Attachment VI, in each case on the terms set forth on Attachment VI and in the form attached as Attachment VII.

“Liabilities” means all liabilities and obligations of any kind, character or description, whether liquidated or unliquidated, known or unknown, fixed or contingent, accrued or unaccrued, absolute, determined, determinable or indeterminable, or otherwise.

“Lower Working Capital Target” means $470,000,000.

“Merger Effective Time” means the effective time of the Merger in accordance with the terms and conditions set forth in the Merger Agreement.

“Net Working Capital” means, as of any time of determination, the excess of consolidated current assets (other than Cash of SpinCo) over consolidated current liabilities (other than Indebtedness of SpinCo) of the SpinCo Companies as of such time

(and after giving pro forma effect to the Internal Reorganization, including the incurrence of the SpinCo Debt and the payment of the Internal Reorganization Cash Payments), in each case determined in accordance with the Accounting Principles.

“Person” means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, a joint venture, an association, a trust or any other entity or organization, including a Governmental Authority or any department or agency thereof.

“Privileged Information” means privileged or protected information (including communications by or to lawyers (including attorney client privileged communications), memos and other materials prepared by lawyers or under the direction of a lawyer (including attorney work product) and communications and materials otherwise related to or made or prepared in connection with or in preparation for any legal proceeding).

“Proceeding” means any proceeding (public or private), litigation, suit, arbitration, dispute, demand, claim, action, cause of action, subpoena, inquiry or investigation before any court, grand jury, Governmental Authority or any arbitration or mediation tribunal or authority.

“Record Date” means the close of business on the date determined by the Board of Directors of GPC as the record date for determining stockholders of GPC entitled to receive shares of SpinCo Common Stock in the Distribution.

“Record Holders” means the record holders of GPC Common Stock as of the Record Date.

“Reference Month” means (i) if the Distribution Date occurs on or after the 15th day of a given month, the month immediately preceding the month in which the Distribution Date occurs (i.e., if the Distribution Date is in October 2018, the Reference Month is September 2018) or (ii) if the Distribution Date occurs before the 15th day of a given month, the month immediately preceding the last month ending prior to the month in which the Distribution Date occurs (i.e., if the Distribution Date is in October 2018, the Reference Month is August 2018).

“Representatives” means, with respect to a Person, each of its respective directors, officers, attorneys, accountants, employees, advisors or agents.

“Retention Agreement” means those certain Subsidiary Retention Agreements entered into between SPR and certain of the SpinCo Business Employees in contemplation of the transactions contemplated by the Merger Agreement, including any retention agreements entered into after the date hereof but prior to the Distribution Effective Time and disclosed in Section 6.01(a)(vi)(D) of the GPC Disclosure Letter.

“RMT Parent Common Stock” has the meaning set forth in the Merger Agreement.

“RMT Parent Expense Reimbursement” means one-half of any Shared Expenses (as defined in the Merger Agreement) paid or incurred by RMT Parent and its Subsidiaries.

“RMT Parent Stock Value” means, as of any date, the average, rounded to the nearest one ten thousandth, of the closing-sale prices of RMT Parent Common Stock on the Nasdaq Global Select Market as reported by The Wall Street Journal for the ten full trading days ending on (and including) the trading day preceding the date of calculation (or, if the date of calculation is after the Record Date, the number, if less, of full trading days commencing on the day after the Record Date and ending on (and including) the trading day preceding the date of calculation).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Signing Date RMT Parent Equivalent Equity Awards” means the product of (i) the sum of (a) the aggregate net number of shares of GPC Common Stock into which all outstanding GPC SARs granted in calendar years 2015, 2016 or 2017 and held by SpinCo Business Employees as of the date hereof are convertible based on the GPC Stock Value as of the date hereof (determined based on the excess, if any, of such GPC Stock Value over the base price of the applicable GPC SARs) plus (b) the aggregate number of shares of GPC Common Stock subject to all outstanding GPC RSUs held by SpinCo Business Employees as of the date hereof (assuming (x) the granting on the date hereof of the 2018 GPC RSUs and the 2018 GPC Performance-RSUs at the levels set forth in the definitions above and (y) the achievement of target-level performance with respect to the performance periods applicable to the 2018 GPC Performance-RSUs) multiplied by (ii) the Equity Conversion Ratio as of the date hereof; provided that the calculation of Signing Date RMT Parent Equivalent Equity Awards shall not include the effect of any adjustment by GPC to GPC SARs or GPC RSUs pursuant to Section 15.1 of the Genuine Parts Company 2015 Incentive Plan and the Genuine Parts Company 2006 Long-Term Incentive Plan in connection with the Distribution in accordance with Section 4.03 of the GPC Disclosure Letter.

“SpinCo Borrowing Amount” means $400,000,000.

“SpinCo Business Employee” has the meaning set forth in the Merger Agreement.

“SpinCo Commitment Letter” has the meaning set forth in the Merger Agreement.

“SpinCo Common Stock” means the common stock, par value $0.01 per share, of SpinCo.

“SpinCo Companies” means (i) prior to the Internal Reorganization, SpinCo and the SPR Entities and (ii) after the Internal Reorganization, SpinCo and its Subsidiaries.

“SpinCo Expense Reimbursement” means the sum of (i) all Compensated Expenses plus (ii) one-half of any Shared Expenses (as defined in the Merger Agreement) paid or incurred by the GPC Companies or the SpinCo Companies.

“SpinCo Financial Statements” means the SpinCo Financial Statements as defined in the Merger Agreement.

“SpinCo Financing Agreements” means the SpinCo Financing Agreements as defined in the Merger Agreement.

“SpinCo Leases” means the SpinCo Leases as defined in the Merger Agreement.

“SpinCo Liabilities” means each of the following Liabilities, but in each case excluding the Excluded Liabilities:

(i)all Liabilities set forth on, or reflected or referred to in, the SpinCo Financial Statements;

(ii)all Liabilities that SpinCo is expressly assuming pursuant to this Agreement or any other Transaction Document (including the performance obligations of the SpinCo Companies under the Transaction Documents arising after the Distribution Effective Time);

(iii)all Liabilities in respect of past and present SpinCo Business Employees and dependents and beneficiaries of such SpinCo Business Employees, except to the extent otherwise provided in the Merger Agreement to be retained by GPC;

(iv)all Liabilities relating to errors or omissions or allegations of errors or omissions or claims of design or other defects with respect to any product sold or service provided by the SpinCo Business from the date of the initial formation of SPR through the Distribution Effective Time;

(v)all Liabilities relating to warranty or similar obligations or services with respect to any product sold or service provided by the SpinCo Business from the date of the initial formation of SPR through the Distribution Effective Time;

(vi)all Liabilities in respect of the SpinCo Financing Agreements, including the SpinCo Debt, and all other Indebtedness of SpinCo as of the Cut-Off Time;

(vii)Liabilities relating to or arising out of the ownership of the Transferred Assets;

(viii)all Liabilities arising directly or indirectly from Proceedings relating to the SpinCo Business or any Transferred Assets, including in respect of any alleged tort, breach of Contract, violation or noncompliance with Applicable

Law or any franchise, permit, license or similar authorization, from the date of the initial formation of SPR through the Distribution Effective Time; and

(ix)except as otherwise expressly provided in any other Transaction Document or in this Agreement, all other Liabilities relating to or arising out of the Transferred Assets or the operation, affairs, or conduct of the SpinCo Business from the date of the initial formation of SPR through the Distribution Effective Time.

“SpinCo Special Cash Payment” means a cash payment in an amount equal to the sum of (i) $346,729,011, plus (ii) the Estimated Net Working Capital Adjustment (which may be positive or negative), minus (iii) an amount (which may be positive or negative) equal to the sum of (a) Estimated Net Debt of SpinCo reflected on the Estimated Statement minus (b) $10,285,000 plus (iv) an amount (which may be positive or negative) equal to the sum of (a) Estimated Net Debt of RMT Parent reflected on the Estimated Statement minus (b) $505,639,000, minus (v) any and all Internal Reorganization Cash Payments (other than the SpinCo Special Cash Payment), minus (vi) the RMT Parent Expense Reimbursement, plus (vii) the SpinCo Expense Reimbursement and minus (viii) the Equity Award True-up.

“SPR Entities” means (i) SPR and its Subsidiaries, (ii) SPR Procurement and (iii) SPR Canada and its Subsidiaries, which constitute all of the direct or indirect Subsidiaries of GPC that are, on the date hereof, engaged in the SpinCo Business.

“SPR HoldCo” means the Subsidiary of GPC created pursuant to the Internal Reorganization that immediately prior to the SPR Transfer directly or indirectly owns SPR Procurement and SPR and its Subsidiaries.

“SPR HoldCo Preferred Stock” means the preferred stock of SPR HoldCo issued pursuant to the Internal Reorganization.

“Subsidiary” means with respect to any Person, any other Person of which the specified Person, either directly or through or together with any other of its Subsidiaries, owns more than 50% of the voting power in the election of directors or their equivalents, other than as affected by events of default.

“Supply Chain Transition Services Agreement” means the supply chain transition services agreement in the form attached as Attachment V pursuant to which GPC will provide certain supply chain services to the SpinCo Companies on a transitional basis following the Distribution.

“Tax” or “Taxes” has the meaning set forth in the Tax Matters Agreement.

“Tax Matters Agreement” means the Tax sharing and indemnification agreement by and between GPC, SpinCo and RMT Parent attached hereto as Attachment III.

“Tax Returns” has the meaning set forth in the Tax Matters Agreement.

“Transaction Documents” means this Agreement, the Merger Agreement, the Tax Matters Agreement, the Transition Services Agreement, the Supply Chain Transition Services Agreement, the Leases and any other written agreement signed by GPC and SpinCo that is expressly identified as a “Transaction Document,” and any exhibits or attachments to any of the foregoing.

“Transferred Assets” means all of the Assets, as the same shall exist immediately prior to the Distribution Effective Time, owned, leased, held, or licensed by GPC or any Affiliated Transferor, whether or not reflected in the books and records thereof, and used exclusively in the conduct of the SpinCo Business as the same shall exist immediately prior to the Distribution Effective Time, and including, except as otherwise specified in this Agreement, all direct or indirect right, title and interest of GPC or any Affiliated Transferor in, to and under:

(i)all Assets set forth on, or reflected or referred to in, the SpinCo Financial Statements (other than any assets disposed of since such date in a manner that did not constitute a breach of Section 6.01(a) of the Merger Agreement);

(ii)the rights and interests of the lessees under the SpinCo Leases, it being understood that other than the rights and interests of the lessees under the SpinCo Leases and the Leases, no other real property interests shall constitute a Transferred Asset;

(iii)other than Intellectual Property and rights and interests therein, all personal property and interests therein, including machinery, equipment, furniture, office equipment, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel and other property (and interests in any of the foregoing) that are used exclusively connection with the SpinCo Business;

(iv)all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories that relate exclusively to the SpinCo Business;

(v)all Contracts with third parties that relate exclusively to the SpinCo Business;

(vi)all accounts receivable and notes receivable from third parties relating exclusively to the operation of the SpinCo Business;

(vii)all expenses that have been prepaid by GPC or any of its Subsidiaries (other than a SpinCo Company) relating exclusively to the operation of the SpinCo Business, including lease and rental payments;

(viii)all rights, claims, credits, causes of action or rights of set-off against Persons, other than GPC Companies, relating exclusively to the SpinCo Business or the Transferred Assets, including unliquidated rights under manufacturers’ and vendors’ warranties;

(ix)all Intellectual Property relating exclusively to the operation of the SpinCo Business;

(x)all transferable franchises, licenses, permits or other authorizations issued by a Governmental Authority owned by, or granted to, or held or used by, GPC or any of its Subsidiaries (other than a SpinCo Company) and exclusively related to the SpinCo Business;

(xi)all Data and Books and Records relating exclusively to the operation of the SpinCo Business;

(xii)(A) all corporate or limited liability company minute books and related stock records of the SpinCo Companies that are in the possession of GPC or any Affiliated Transferor, and all information and records related exclusively to the SpinCo Companies used to demonstrate compliance with Applicable Law and any other compliance records exclusively related to the SpinCo Business and (B) all of the separate financial and Tax records of the members of the SpinCo Companies that are (i) in the possession of GPC or any Affiliated Transferor that do not form part of the general ledger of GPC or any of its Affiliates (other than solely the SpinCo Companies) or (ii) maintained on the GPS Finance Drive/Network;

(xiii)all software programs, documentation and other related materials used or held for use exclusively in connection with the SpinCo Business; and

(xiv)all insurance proceeds, net of any retrospective premiums, deductibles, retention or similar amounts, arising out of or related to damage, destruction or loss of any Transferred Assets (or assets existing as of the date of this Agreement that would have been Transferred Assets but for the occurrence of the event giving rise to the insurance proceeds) to the extent of any damage or destruction that remains unrepaired, or to the extent any property or asset remains unreplaced at the Distribution Date.

For the avoidance of doubt, Transferred Assets shall not include (x) any Assets owned by a GPC Company (i) relating to GPC’s global sourcing or third party logistics operations or (ii) utilized by GPC or any Affiliated Transferor in providing any of the services contemplated by the Transition Services Agreement or the Supply Chain Transition Services or (y) any Tax Assets, the treatment of which is addressed exclusively in the Tax Matters Agreement.

“Transition Services Agreement” means the transition services agreement in the form attached as Attachment IV pursuant to which GPC will provide certain services to SpinCo on a transitional basis following the Distribution.

“Upper Working Capital Target” means $500,000,000.

“Willful Breach” shall mean a material breach of, or failure to perform any of the covenants or other agreements contained in, this Agreement, that is a consequence of an act or failure to act by the breaching or non-performing Person with actual knowledge that such Person’s act or failure to act would, or would be reasonably expected to, result in or constitute a breach of or failure of performance under this Agreement.

(b)	Each of the following terms is defined in the Section set forth opposite such term:

Accounting Principles	2.07(a)
Agreement	Preamble
Consent Fee	2.03
Day-One Plan	10.03(a)
Day-One Readiness	10.03(a)
Distribution	Recitals
Estimated Statement	2.07(a)
GPC	Preamble
GPC Counsel	5.05(a)(i)
GPC Indemnified Parties	7.02(a)
Indemnified Claim	7.03(a)
Indemnified Person	7.03(a)
Indemnifying Party	7.03(a)
Internal Reorganization	Recitals
Merger	Recitals
Merger Agreement	Recitals
Merger Sub	Recitals
Party or Parties	Preamble
Post-Closing Claims	8.02(b)
Pre-Closing Occurrence Based Policies	8.02(b)
Proposed Final Statement	2.07(b)
RMT Parent	Recitals
Separation	Recitals
SpinCo	Preamble
SpinCo Business	Recitals
SpinCo Debt	3.02(a)
SpinCo Indemnified Parties	7.02(b)
SPR	Recitals
SPR Canada	Recitals
SPR Procurement	Recitals
SPR Transfer	3.02(b)
Tax Matters	9.01
Third Party Claim	7.03(a)
Transaction Engagement	5.05(a)(i)
Transaction Engagement Communications	5.05(a)(ii)
Transfer	2.02(a)
Unaffiliated Accounting Firm	2.07(c)

Attachment III

Tax Matters Agreement

[Attached]

TAX MATTERS AGREEMENT

BY AND AMONG

GENUINE PARTS COMPANY,

RHINO SPINCO, INC.,

AND

ESSENDANT, INC.,

DATED AS OF APRIL 12, 2018

Page

Article I
Definitions

Section 1.01. General	2
Section 1.02. Construction	11

Article II
Preparation, Filing and Payment of Taxes Shown Due on Tax Returns

Section 2.01. Tax Returns	11
Section 2.02. Tax Return Procedures	12
Section 2.03. Straddle Period Tax Allocation	14
Section 2.04. Timing of Payments	14
Section 2.05. Expenses	14
Section 2.06. Apportionment of SpinCo Taxes	14
Section 2.07. No Extraordinary Actions on the Distribution Date	15
Section 2.08. Allocation of Tax Attributes	15

Article III
Indemnification

Section 3.01. Indemnification by GPC	15
Section 3.02. Indemnification by SpinCo	15
Section 3.03. Characterization of and Adjustments to Payments	15
Section 3.04. Timing of Indemnification Payments	15

Article IV
Refunds, Carrybacks, Timing Difference and Tax Attributes

Section 4.01. Refunds	16
Section 4.02. Carrybacks	16
Section 4.03. Carryforwards	16
Section 4.04. Timing Differences	16
Section 4.05. Equity Compensation Deductions	17
Section 4.06. Annual Bonus Deductions	17
Section 4.07. Transaction Bonus Deductions	17

Article V
Tax Proceedings

Section 5.01. Notification of Tax Proceedings	17
Section 5.02. Tax Proceeding Procedures	18

i

Article VI
Intended Tax Treatment of the Distribution

Section 6.01. Representations and Warranties	19
Section 6.02. Covenants	20
Section 6.03. Procedures Regarding Opinions and Rulings	24

Article VII
Cooperation

Section 7.01. General Cooperation	25
Section 7.02. Retention of Records	26
Section 7.03. 338(h)(10) Elections	26
Section 7.04. Allocation	27

Article VIII
Miscellaneous

Section 8.01. Governing Law	28
Section 8.02. Dispute Resolution	28
Section 8.03. Tax Sharing Agreements	28
Section 8.04. Interest on Late Payments	28
Section 8.05. Survival of Covenants	28
Section 8.06. Severability	28
Section 8.07. Entire Agreement	29
Section 8.08. Successors and Assigns	29
Section 8.09. No Third Party Beneficiaries	29
Section 8.10. Specific Performance	29
Section 8.11. Amendments; Waivers	30
Section 8.12. Counterparts; Effectiveness	30
Section 8.13. Confidentiality	30
Section 8.14. Waiver of Jury Trial	30
Section 8.15. Jurisdiction; Service of Process	31
Section 8.16. Notices	31
Section 8.17. Captions	32

ii

TAX MATTERS AGREEMENT

THIS TAX MATTERS AGREEMENT (this “Agreement”), dated as of April 12, 2018, is entered into by and among Genuine Parts Company, a Georgia corporation (“GPC”), Rhino SpinCo, Inc., a Delaware corporation and a wholly owned Subsidiary of GPC (“SpinCo”), and Essendant, Inc., a Delaware corporation (“RMT Parent”) (collectively, the “Parties”). Any capitalized term used herein without definition shall have the meaning given to it in the Separation Agreement, dated as of the date hereof, by and among GPC and SpinCo (as such agreement may be amended from time to time, the “Separation Agreement”).

RECITALS

WHEREAS, SpinCo is a wholly-owned, direct Subsidiary of GPC;

WHEREAS, contemporaneously with this Agreement, (x) GPC and SpinCo are entering into the Separation Agreement, and (y) GPC, SpinCo, RMT Parent and Elephant Merger Sub, Inc., a Delaware corporation and direct, wholly owned Subsidiary of RMT Parent (“Merger Sub”) are entering into the Merger Agreement;

WHEREAS, on or prior to the Closing Date, and subject to the terms and conditions set forth in the Separation Agreement, GPC will consummate the Internal Reorganization, and following the Internal Reorganization and prior to the Merger Effective Time, GPC will transfer (the “Distribution”) all of the issued and outstanding shares of SpinCo’s common stock, $0.01 par value per share (“SpinCo Common Stock”), to holders of GPC’s common stock, $1.00 par value per share (“GPC Common Stock”);

WHEREAS, subject to the terms and conditions of the Separation Agreement, the Distribution shall be made without consideration, by way of a pro rata dividend;

WHEREAS, following the Distribution and at the Merger Effective Time, the Parties will effect the merger of Merger Sub with and into SpinCo (the “Merger”), with SpinCo continuing as the surviving corporation; and

WHEREAS, the Parties wish to (i) provide for the payment of Tax liabilities and entitlement to refunds thereof, allocate responsibility for, and cooperation in, the filing and defense of Tax Returns, and provide for certain other matters relating to Taxes and (ii) set forth certain covenants and indemnities relating to the preservation of the intended tax treatment of certain transactions contemplated hereby and by the other Transaction Documents.

NOW, THEREFORE, in consideration of these premises, and of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article I
Definitions

Section 1.01.General.

(a)As used in this Agreement, the following terms shall have the following meanings.

“338(h)(10) Elections” means elections under Section 338(h)(10) of the Code (and any corresponding or similar elections under state or local Tax law) with respect to the qualified stock purchase of the stock of each of SPR Procurement and SPR and the deemed qualified stock purchase of the stock of each of SPR’s direct and indirect Subsidiaries.

“Active Trade or Business” means each of the SPR Core Business and the SPR Core Canadian Business.

“Affiliate” has the meaning set forth in the Separation Agreement.

“Alternative SpinCo Commitment Letter” has the meaning set forth in the Merger Agreement.

“Ancillary Agreements” means the Transition Services Agreement, the Supply Chain Transition Services Agreement and the Leases.

“Applicable Law” has the meaning set forth in the Separation Agreement.

“Business Day” has the meaning set forth in the Separation Agreement.

“Canada Consideration” means the amount of the consideration in Canadian Dollars allocated to the sale of the shares of SPR Canada pursuant to the Internal Reorganization.

“Canada Intercompany Settlement” means the netting and setting off of Intercompany Accounts (as defined in the Separation Agreement) between SPR Canada ULC and UAP, Inc., followed by a contribution by UAP, Inc. to SPR Canada ULC of any remaining Intercompany Accounts owed to UAP, Inc. by SPR Canada ULC and/or The Safety Zone Canada, ULC, a Canadian unlimited liability company.

“CanadaCo” means the entity formed pursuant to the Internal Reorganization and described as CanadaCo in Attachment I of the Separation Agreement.

“Closing” has the meaning set forth in the Merger Agreement.

“Closing Date” has the meaning set forth in the Merger Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment Letters” has the meaning set forth in the Merger Agreement.

“Covered Transactions” means (w) transactions specifically described in the Final Internal Reorganization Plan, the Separation Agreement, the Merger Agreement, or the Final Post-Closing Integration Plan, (x) transactions occurring prior to the Closing of the Merger and not involving the capital structure of RMT Parent or its Subsidiaries, (y) transactions taken to effectuate the Closing of the Merger or other transactions taking place on the Closing Date and specifically contemplated by the Merger Agreement or the Commitment Letters (e.g., transactions occurring in connection with the RMT Parent Group Entities’ joinder to the Financing Agreement) or (z) transactions required by Applicable Law.

“Distribution Date” has the meaning set forth in the Separation Agreement.

“Distribution Effective Time” has the meaning set forth in the Separation Agreement.

“Due Date” means (a) with respect to a Tax Return, the date (taking into account all valid extensions) on which such Tax Return is required to be filed under Applicable Law and (b) with respect to a payment of Taxes, the date on which such payment is required to be made to avoid the incurrence of interest, penalties and/or additions to Tax.

“Equity Interests” means any stock or other securities treated as equity for U.S. federal Income Tax purposes, options, warrants, rights, convertible debt, or any other instrument or security that affords any Person the right, whether conditional or otherwise, to acquire stock or to be paid an amount determined by reference to the value of stock.

“Excluded Tax” means (i) any use, custom duty or property tax, and (ii) any Goods and Services Tax levied by Canada and any provincial sales Tax levied by any province of Canada, in each case imposed with respect to a Transferred Entity. For purposes of clarification, “Excluded Tax” shall not include sales, escheat or unclaimed property Tax.

“Excluded Tax Return” means any Tax Return in respect of Excluded Taxes.

“Final Determination” means the final resolution of liability for any Tax for any taxable period, by or as a result of (a) a final decision, judgment, decree or other order by any court of competent jurisdiction that can no longer be appealed, (b) a final settlement with the IRS, a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code, or a comparable agreement under the Applicable Law of other jurisdictions, which resolves the entire Tax liability for any taxable period, (c) any allowance of a Refund in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund or credit may be recovered by the jurisdiction imposing the Tax, or (d) any other final resolution, including by reason of the expiration of the applicable statute of limitations.

“Final Net Working Capital” has the meaning set forth in the Separation Agreement.

“Financing Agreements” has the meaning set forth in the Merger Agreement.

“GPC 338(h)(10) Tax Opinion” means the opinions, received by GPC from GPC Tax Counsel as of the date hereof and to be received as of the Closing, with respect to (i) the treatment of the SPR HoldCo Exchange as a qualified stock purchase of the stock of each of [*]and SPR, (ii) the eligibility of GPC to make the 338(h)(10) Elections for U.S. federal income tax purposes and (iii) certain U.S. federal income tax consequences resulting from the 338(h)(10) Elections.

“GPC Bonus Allocation” has the meaning set forth in the Separation Agreement.

“GPC Business” means the businesses of GPC and its Subsidiaries other than the SpinCo Business.

“GPC Distribution Tax Opinion” means the opinions, received by GPC from GPC Tax Counsel as of the date hereof and to be received as of the Closing, with respect to the qualification of the Distribution as a distribution of SpinCo Common Stock to GPC’s stockholders pursuant to Section 355(a) of the Code.

“GPC Group Entity” means GPC and any entity that is a Subsidiary of GPC after the Distribution.

“GPC Income Tax Return” means any Income Tax Return required to be filed by any GPC Group Entity, including for the avoidance of doubt, the U.S. federal consolidated Income Tax Return for the group of which GPC is the common parent.

“GPC Merger Tax Opinion” means the opinions, received by GPC from GPC Tax Counsel as of the date hereof and to be received as of the Closing, with respect to (i) the qualification of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) the treatment of each of RMT Parent, Merger Sub and SpinCo as a “party to the reorganization” within the meaning of Section 368(b) of the Code.

“GPC Non-Income Tax Return” means any Non-Income Tax Return required to be filed by any GPC Group Entity.

“GPC RSU” has the meaning set forth in the Merger Agreement.

“GPC SAR” has the meaning set forth in the Merger Agreement.

“GPC Tax Counsel” means Davis Polk & Wardwell LLP.

“GPC Tax Opinions” means the GPC Distribution Tax Opinion, the GPC Merger Tax Opinion, and the GPC 338(h)(10) Tax Opinion.

“GPC Taxes” means any: (i) Taxes attributable to a GPC Business, (ii) any U.S. federal consolidated and U.S. state consolidated, combined or unitary Income Taxes for a group of which any GPC Group Entity is the common parent, (iii) Taxes that arise under Treasury Regulations section 1.1502-6 or any similar provision of state, local or foreign

Applicable Law by virtue of any Transferred Entity having been a member of a consolidated, combined, affiliated, unitary or other similar tax group prior to the Distribution, excluding groups consisting solely of Transferred Entities, (iv) Taxes of a Transferred Entity attributable to amounts required to be included in income pursuant to Section 965 of the Code, (v) Taxes of any Transferred Entity for any Pre-Distribution Period and (vi) Taxes resulting from the Internal Reorganization (including the 338(h)(10) Elections) or the Distribution, provided that, clauses (i)-(vi) notwithstanding, GPC Taxes shall not include any SpinCo Taxes or any Taxes that are taken into account for purposes of the calculation of Final Net Working Capital in the Separation Agreement.

“Governmental Authority” has the meaning set forth in the Separation Agreement.

“Income Tax Return” means any Tax Return on which Income Taxes are reflected or reported.

“Income Taxes” means any Taxes in whole or in part based upon, measured by, or calculated with respect to net income or profits, net worth or net receipts (including, but not limited to, any capital gains, franchise Tax, doing business Tax, minimum Tax or any Tax on items of Tax preference, but not including sales, use, real or personal property, or transfer or similar Taxes).

“Indemnified Party” means, with respect to a matter, a Person that is entitled to seek indemnification under this Agreement with respect to such matter.

“Indemnifying Party” means, with respect to a matter, a Person that is obligated to provide indemnification under this Agreement with respect to such matter.

“Intended Tax Treatment” means (i) the treatment of the SPR HoldCo Exchange as a qualified stock purchase under Section 338 of the Code with respect to the stock of each of SPR Procurement and SPR, (ii) the 338(h)(10) Election with respect to the qualified stock purchase of the stock of SPR resulting in a deemed qualified stock purchase with respect to the stock of each of SPR’s direct and indirect Subsidiaries, (iii) each of the 338(h)(10) Elections being valid and effective and (iv) the Tax-Free Status.

“Intended Tax Treatment Failure” means (i) any failure of any of (a) the SPR HoldCo Exchange to qualify as a qualified stock purchase under Section 338 of the Code with respect to the stock of SPR Procurement or SPR, (b) the 338(h)(10) Election with respect to the qualified stock purchase of the stock of SPR to result in a deemed qualified stock purchase of the stock of each of SPR’s direct and indirect Subsidiaries, (c) the 338(h)(10) Elections to be valid and effective, and (ii) any Tax-Free Transaction Failure.

“Internal Reorganization” has the meaning set forth in the Separation Agreement.

“Internal Reorganization Cash Payments” has the meaning set forth in the Separation Agreement.

“IRS” means the U.S. Internal Revenue Service or any successor thereto, including its agents, representatives, and attorneys acting in their official capacity.

“Merger Agreement” has the meaning set forth in the Separation Agreement.

“Merger Effective Time” has the meaning set forth in the Merger Agreement.

[*]

“Non-Income Tax Return” means any Tax Return relating to Non-Income Taxes.

“Non-Income Taxes” means any Taxes other than Income Taxes.

“Opinion” means any GPC Tax Opinion or the RMT Parent Merger Tax Opinion.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Person” or “person” has the meaning set forth in the Separation Agreement.

“Post-Closing Integration Plan” means the transactions set forth in Schedule II hereto, as revised in accordance with Section 6.02(h).

“Post-Distribution Period” means any taxable period (or portion thereof) beginning after the Distribution Date, including for the avoidance of doubt, the portion of any Straddle Period beginning after the Distribution Date.

“Pre-Distribution Period” means any taxable period (or portion thereof) ending on or before the Distribution Date, including for the avoidance of doubt, the portion of any Straddle Period ending at the end of the day on the Distribution Date.

“Proceeding” has the meaning set forth in the Merger Agreement.

“Refund” means any refund (or credit in lieu thereof) of Taxes (including any overpayment of Taxes that can be refunded or, alternatively, applied to other Taxes payable), including any interest paid on or with respect to such refund of Taxes.

“RMT Parent Common Stock” has the meaning set forth in the Merger Agreement.

“RMT Parent Group Entity” means RMT Parent and any entity that is a Subsidiary of RMT Parent at any time after the Merger Effective Time.

“RMT Parent Merger Tax Opinion” means the opinion to be received by RMT Parent with respect to (i) the qualification of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) the treatment of each of RMT Parent, Merger Sub and SpinCo as a “party to the reorganization” within the meaning of Section 368(b) of the Code.

“RMT Parent RSU” has the meaning set forth in the Merger Agreement.

“RMT Parent SAR” has the meaning set forth in the Merger Agreement.

“RMT Parent Tax Representations” means the Tax Representation Letters to be provided by RMT Parent on the date hereof and on the Closing Date, including any related or supporting information or schedule attached thereto.

“SpinCo Business” has the meaning set forth in the Separation Agreement.

“SpinCo Canada SAG” means SpinCo, CanadaCo, SPR Canada and SPR Canada ULC.

“SpinCo Commitment Letter” has the meaning set forth in the Merger Agreement.

“SpinCo Debt” has the meaning set forth in the Separation Agreement.

“SpinCo Enterprise Value” means the sum of (i) the product of (x) the aggregate number of shares of RMT Parent Common Stock issued in the Merger and (y) the VWAP of a share of RMT Parent Common Stock on the Closing Date, plus (ii) the principal amount of the SpinCo Debt, plus (iii) the face amount of the SPR Holdco Preferred Stock, plus (iv) any other liabilities of any Transferred Entity properly taken into account for U.S. federal income Tax purposes.

“SpinCo SAG” means a group made up of one or more chains of includible corporations connected through stock ownership if SpinCo owns directly stock meeting the Stock Ownership Requirement in at least one other includible corporation, and stock meeting the Stock Ownership Requirement in each of the includible corporations (except SpinCo) is owned directly by one or more of the other includible corporations.

“SpinCo Taxes” means (i) any Taxes arising from or attributable to the SpinCo Business or imposed on any Transferred Entity, in each case, with respect to any Post-Distribution Period, (ii) any Excluded Taxes and (iii) any SpinCo Transaction Taxes.

“SpinCo Transaction Taxes” means any Income Taxes incurred by any Party to this Agreement or its Affiliates which would not have been incurred but for an Intended Tax Treatment Failure (including, if applicable, any Taxes incurred by GPC as a result of the failure of any 338(h)(10) Election to be valid and effective) if such Intended Tax Treatment Failure (i) would not have arisen but for one or more transactions or events (other than a Covered Transaction) occurring after the Merger Effective Time and involving (directly or indirectly) the stock or assets of any RMT Parent Group Entity (including any action taken pursuant to Section 6.02(f)), which transaction or event was reasonably likely to lead to such Intended Tax Treatment Failure, or (ii) results from or is attributable to (i) a breach on the part of RMT Parent of any of its representations, warranties or covenants in this Agreement or (ii) a breach on the part of SpinCo of any of its representations, warranties or covenants in this Agreement that occurs after the Merger Effective Time.

“SPR” has the meaning set forth in the Separation Agreement.

“SPR Canada” has the meaning set forth in the Separation Agreement.

“SPR Canada ULC” means the successor to SPR Canada as shown in Attachment I of the Separation Agreement.

“SPR Core Business” means the SPR Core Office business, which engages in the wholesale distribution of general office and school supplies, paper products, technology products, office furniture, and facilities and breakroom supplies, as further specified in the Tax Representation Letters provided to RMT Parent.

“SPR Core Canadian Business” means the SPR Core Office business as conducted by members of the SpinCo Canada SAG, as further specified in the Tax Representation Letters provided to RMT parent.

“SPR HoldCo” has the meaning set forth in the Separation Agreement.

“SPR HoldCo Exchange” means the transfer pursuant to the Internal Reorganization by GPC of all of the outstanding stock of SPR Procurement and SPR, together with certain indebtedness of SPR that is held by GPC or its Affiliates, to SPR HoldCo in exchange for all of the SPR HoldCo Preferred Stock and common stock of SPR HoldCo.

“SPR HoldCo Preferred Stock” has the meaning set forth in the Separation Agreement.

“SPR Procurement” has the meaning set forth in the Separation Agreement.

“Straddle Period” means any taxable period that begins on or before and ends after the Distribution Date.

“Stock Ownership Requirement” means, with respect to a corporation, stock owned representing at least 80% of the total voting power and at least 80% of the total value of the stock of such corporation.

“Subsidiary” has the meaning set forth in the Separation Agreement.

“Tax” means any tax, including any net income, gross income, gross receipts, recapture, alternative or add-on minimum, sales, use, business and occupation, business, professional and occupational license, value-added, trade, goods and services, ad valorem, franchise, profits, license, business royalty, withholding, payroll, employment, capital, exercise, transfer, recording, severance, stamp, occupation, premium, property, escheat, unclaimed property, asset, real estate acquisition, environmental, custom duty, impost, obligation, assessment, levy, tariff or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by a Taxing Authority.

“Tax Attributes” means net operating losses, capital losses, investment tax credit carryovers, earnings and profits, foreign tax credit carryovers, overall foreign losses, previously taxed income, separate limitation losses and any other losses, deductions, credits or other comparable items that could reduce a Tax liability for a past or future taxable period.

“Tax-Free Status” means (i) the qualification of the Distribution as a distribution to the shareholders of GPC under Section 355(a) of the Code, (ii) the qualification of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, and (iii) the treatment of each of RMT Parent, Merger Sub and SpinCo as a “party to the reorganization” within the meaning of Section 368(b) of the Code.

“Tax-Free Transaction Failure” means any failure of any of (i) the Distribution to qualify as a distribution to the shareholders of GPC under Section 355(a) of the Code, (ii) the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (iii) each of RMT Parent, Merger Sub and SpinCo to be treated as a “party to the reorganization” within the meaning of Section 368(b) of the Code.

“Tax-Free Transaction Failure Loss” means any liabilities, costs, expenses, losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax on any current or former GPC stockholder which would not have been incurred but for a Tax-Free Transaction Failure if such Tax-Free Transaction Failure (i) would not have arisen but for one or more transactions or events (other than a Covered Transaction) occurring after the Merger Effective Time and involving (directly or indirectly) the stock or assets of any RMT Parent Group Entity (including any action taken pursuant to  Section 6.02(f)), which transaction or event was reasonably likely to lead to such Intended Tax Transaction Failure, or (ii) results from or is attributable to (i) a breach on the part of RMT Parent of any of its representations, warranties or covenants in this Agreement or (ii) a breach on the part of SpinCo of any of its representations, warranties or covenants in this Agreement that occurs after the Merger Effective Time.

“Tax Item” means any item of income, gain, loss, deduction, credit, recapture of credit or any other item which increases, decreases or otherwise impacts Taxes paid or payable.

“Tax Proceeding” means any audit, assessment of Taxes, pre-filing agreement, other examination by any Taxing Authority, proceeding, appeal of a proceeding or litigation relating to Taxes, whether administrative or judicial, including proceedings relating to competent authority determinations.

“Tax Representation Letters” has the meaning set forth in the Merger Agreement.

“Tax Return” means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, or declaration of estimated Tax) filed with or required to be filed with a Taxing Authority in connection with the payment, determination, assessment or collection of any Tax or the administration of any Applicable Law relating to any Tax and any amended Tax return or claim for Refund.

“Taxing Authority” means any Governmental Authority or any subdivision, agency, commission or entity thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the IRS).

“Transaction Documents” has the meaning set forth in the Separation Agreement.

“Transferred Entity” means SpinCo, SPR HoldCo, SPR Procurement, SPR, Supply Source Enterprises, Inc., a Georgia corporation, Impact Products, LLC, a Delaware limited liability company, Safety Zone, LLC, a Connecticut limited liability company, CanadaCo, SPR Canada, SPR Canada ULC, The Safety Zone Canada, ULC, and any other Subsidiary of SpinCo immediately after the Distribution (including any successor thereto, other than any GPC Group Entity).

“Treasury Regulations” means the proposed, final and temporary income Tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Unqualified Tax Opinion” means a “will” opinion, without substantive qualifications, of a nationally recognized law or accounting firm, which firm is reasonably acceptable to GPC, to the effect that a transaction will not affect the Intended Tax Treatment (assuming that the Intended Tax Treatment otherwise applied). GPC acknowledges that Davis Polk & Wardwell LLP, Skadden, Arps, Slate, Meagher & Flom LLP,  Ernst & Young LLP, and Deloitte Touche Tohmatsu Limited are each reasonably acceptable to GPC.

“VWAP” means the volume weighted average trading price of a publicly-traded share of equity interests in a Person from 9:30am to 4:00pm New York City time on the Closing Day as reported by Bloomberg, L.P. or, if not reported therein, in another authoritative source mutually selected by RMT Parent and GPC.

(b)Each of the following terms is defined in the Section set forth opposite such term:

Accounting Firm	Section 8.02
Agreement	Preamble
Allocation Statement	Section 7.05(a)
Common Stock SPR HoldCo Exchange	Section 6.02(j)(i)
Distribution	Preamble
Final Internal Reorganization Plan	Section 6.02(i)
Final Post-Closing Integration Plan	Section 6.02(h)
GPC	Preamble
GPC Common Stock	Preamble

Merger Sub	Preamble
Notified Action	Section 6.03(a)
Restriction Period	Section 6.02(b)
RMT Parent	Preamble
Separation Agreement	Preamble
SpinCo	Preamble
SpinCo Replacement Debt	Section 6.02(c)(iv)
Tax Matter	Section 7.01

Section 1.02.Construction.  As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural.  References in this Agreement to a Party or other Person include their respective successors and assigns.  The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears.  Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits, Schedules and Attachments shall be deemed references to Articles and Sections of, and Exhibits, Schedules and Attachments to this Agreement.  Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision hereof.  Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or”.  With regard to each and every term and condition of this Agreement, the Parties understand and agree that, if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement.  All references in this Agreement to “dollars” or “$” shall mean United States dollars.  Any period of time hereunder ending on a day that is not a Business Day shall be extended to the next Business Day.

Article II
Preparation, Filing and Payment of Taxes Shown Due on Tax Returns

Section 2.01.Tax Returns.

(a)Tax Returns Required to be Filed by GPC. GPC shall prepare and file (or cause to be prepared and filed) each Tax Return required to be filed by a GPC Group Entity and shall pay, or cause such GPC Group Entity to pay, all Taxes shown to be due and payable on each such Tax Return; provided that SpinCo shall reimburse GPC for any such Taxes that are SpinCo Taxes.

(b)Certain Transferred Entity Tax Returns that Include GPC Taxes. GPC shall prepare (or cause to be prepared) each Tax Return (other than (i) any Excluded Tax Return or (ii) any Tax Return that includes both (x) one or more Transferred Entities and (y) one or more RMT Parent Group Entities (other than the Transferred Entities))

required to be filed by a Transferred Entity after the Distribution if such Tax Return includes GPC Taxes. SpinCo shall cause each such Tax Return to be filed on or prior to its Due Date and shall pay, or cause to be paid, all Taxes shown to be due and payable on such Tax Return; provided that GPC shall reimburse SpinCo for any such Taxes that are GPC Taxes.

(c)Other Transferred Entity Tax Returns. Except as otherwise provided in this Section 2.01, SpinCo shall prepare and file (or cause to be prepared and filed) (i) each Tax Return required to be filed by a Transferred Entity after the Distribution Date and (ii) each Excluded Tax Return, and shall pay, or cause to be paid, all Taxes shown to be due and payable on such Tax Return.

Section 2.02.Tax Return Procedures.

(a)GPC Income Tax Returns. Except as otherwise provided in Section 6.02(g), GPC may take any position on or make any elections or other determinations with respect to any GPC Income Tax Return in its sole and absolute discretion and SpinCo shall have no rights with respect to any GPC Income Tax Return; provided that (i) GPC shall take the position that it is not entitled to any deduction under Section 167(a) of the Code for any additional allowance pursuant to Section 168(k)(1)(A) of the Code as result of any property being treated as sold pursuant to a 338(h)(10) Election (even if GPC does not make an election pursuant to Section 168(k)(7) with respect to any class of property placed in service during the same taxable year) and (ii) GPC shall not take any position or make any determination on any Tax Return that is inconsistent with the Allocation Statement, in each case, absent an inconsistent Final Determination.

(b)GPC Non-Income Tax Returns. The portion of any GPC Non-Income Tax Return that reflects the SpinCo Business shall (to the extent permitted by Applicable Law) be prepared in a manner consistent with past practice. GPC shall provide to SpinCo the information relating to the SpinCo Business reflected on any GPC Non-Income Tax Return with respect to which SpinCo is required to make a payment pursuant to Section 2.01(a)) at least thirty (30) days prior to the Due Date for such Tax Return or, in the case of any such Tax Return filed on a monthly basis, five (5) days prior to such Due Date. The Parties shall negotiate in good faith to resolve all disputed issues relating to any such Tax Return. Any disputes that the Parties are unable to resolve shall be resolved by the Accounting Firm pursuant to Section 8.02.

(c)Certain Transferred Entity Tax Returns Prepared by GPC. In the case of any Tax Return described in Section 2.01(b), (i) the portion (if any) of such Tax Return with respect to SpinCo Taxes (including, for the avoidance of doubt, in cases where no SpinCo Taxes are shown as due and owing on such Tax Return), or that would reasonably be expected to materially adversely affect the Tax position of any RMT Parent Group Entity for any Post-Distribution Period,  shall (to the extent permitted by Applicable Law) be prepared in a manner consistent with past practice and (ii) GPC shall provide a draft of such Tax Return to SpinCo for its review and comment at least thirty (30) days prior to the Due Date for such Tax Return or, in the case of any such Tax Return filed on a monthly basis or property Tax Return, five (5) days prior to such Due

Date. In the event that past practice is not applicable to a particular item or matter, GPC shall determine the reporting of such item or matter in good faith in consultation with SpinCo. The Parties shall negotiate in good faith to resolve all disputed issues relating to any such Tax Return. Any disputes that the Parties are unable to resolve shall be resolved by the Accounting Firm pursuant to Section 8.02. In the event that any dispute is not resolved (whether pursuant to good faith negotiations among the Parties or by the Accounting Firm) prior to the Due Date for the filing of any Tax Return, such Tax Return shall be timely filed as prepared by GPC and such Tax Return shall be amended as necessary to reflect the resolution of such dispute in a manner consistent with such resolution. For the avoidance of doubt, GPC shall be responsible for any interest, penalties or additions to Tax resulting from the late filing of any Tax Return described in Section 2.01(b), except to the extent that such late filing is caused by the failure of any Transferred Entity to provide any relevant information requested by GPC that is necessary for the preparation and filing of such Tax Return.

(d)Certain Transferred Entity Tax Returns Prepared by SpinCo. In the case of any Tax Return described in Section 2.01(c) (including, for the avoidance of doubt, any Excluded Tax Return) with respect to GPC Taxes (including, for the avoidance of doubt, in cases where no GPC Taxes are shown as due and owing on such Tax Return), or that would reasonably be expected to materially adversely affect the Tax position of any GPC Group Entity, (i) such Tax Return shall (to the extent permitted by Applicable Law) be prepared in a manner consistent with past practice and (ii) SpinCo shall provide a draft of such Tax Return (or the portion thereof that relates exclusively to the Transferred Entities, in the case of any such Tax Return that includes both (x) one or more Transferred Entities and (y) one or more RMT Parent Group Entities (other than the Transferred Entities)) to GPC for its review and comment at least thirty (30) days prior to the Due Date for such Tax Return, or in the case of any such Tax Return filed on a monthly basis or property Tax Return, five (5) days prior to such Due Date. The Parties shall negotiate in good faith to resolve all disputed issues relating to any such Tax Return. In the event that past practice is not applicable to a particular item or matter, SpinCo shall determine the reporting of such item or matter in good faith in consultation with GPC. Any disputes that the Parties are unable to resolve shall be resolved by the Accounting Firm pursuant to Section 8.02. In the event that any dispute is not resolved (whether pursuant to good faith negotiations among the Parties or by the Accounting Firm) prior to the Due Date for the filing of any Tax Return, such Tax Return shall be timely filed as prepared by SpinCo and such Tax Return shall be amended as necessary to reflect the resolution of such dispute in a manner consistent with such resolution. For the avoidance of doubt, SpinCo shall be responsible for any interest, penalties or additions to Tax resulting from the late filing of any Tax Return described in Section 2.01(c) except to the extent that such late filing is caused by the failure of any GPC Group Entity to provide any relevant information requested by SpinCo that is necessary for the preparation and filing of such Tax Return.

(e)Unless otherwise required by Applicable Law, GPC and SpinCo, as applicable, shall file the appropriate information and statements, as required by Treasury Regulations sections 1.355-5(a) and 1.368-3, with the IRS, and shall retain the appropriate information relating to the Distribution and the Merger as described in Treasury Regulations sections 1.355-5(d) and 1.368-3(d).

(f)Any amendment of any Tax Return described in Section 2.01 shall be subject to the same procedures required for the preparation of such type of Tax Return pursuant to this Section 2.02.

Section 2.03.Straddle Period Tax Allocation.  To the extent permitted by Applicable Law, GPC and SpinCo shall elect to close the taxable year of each Transferred Entity as of the close of the Distribution Date.  With respect to the U.S. federal consolidated Income Tax Return for the group of which GPC is the common parent, for the taxable year which includes the Distribution Date, GPC shall use the closing of the books method under Treasury Regulations section 1.1502-76.  In the case of any Straddle Period, (a) with respect to Taxes that are imposed on a periodic basis (such as real or personal property Taxes), the portion of such Taxes attributable to the portion of the Straddle Period ending on, or beginning after, the Distribution Date shall be determined based on the relative number of days in each portion of the Straddle Period, and (b) with respect to any other Taxes (including Income Taxes and payroll Taxes), the portion of such Taxes attributable to the portion of the Straddle Period ending on, or beginning after, the Distribution Date shall be made by means of a closing of the books and records of such Transferred Entity as of the close of the Distribution Date.

Section 2.04.Timing of Payments.  Any reimbursement of Taxes under Section 2.01 shall be made by the later of (a) two (2) business days before the Due Date of such Taxes and (b) ten (10) business days after the party required to make such reimbursement has received notice from the party entitled to such reimbursement. For the avoidance of doubt, a party may provide notice of reimbursement of Taxes prior to the time such Taxes were paid, and such notice may represent a reasonable estimate (provided that the amount of reimbursement shall be based on the actual Tax liability and not on such reasonable estimate).

Section 2.05.Expenses.  Except as provided in Section 8.02 in respect of the Accounting Firm, each party shall bear its own expenses incurred in connection with this Article II.

Section 2.06.Apportionment of SpinCo Taxes. For all purposes of this Agreement, GPC and SpinCo shall jointly determine in good faith which Tax Items are properly attributable to assets or activities of the SpinCo Business (and in the case of a Tax Item that is properly attributable to both the SpinCo Business and the GPC Business, the allocation of such Tax Item between the SpinCo Business and the GPC Business) in a manner consistent with the provisions hereof and any disputes shall be resolved by the Accounting Firm in accordance with Section 8.02.

Section 2.07.No Extraordinary Actions on the Distribution Date. Except for Covered Transactions, SpinCo shall not, and shall not permit any Transferred Entity to, take any action outside of the ordinary course of business on the Distribution Date after the Merger Effective Time.

Section 2.08.Allocation of Tax Attributes.  GPC shall determine in good faith, consistent with the books and records of GPC, the allocation of Tax Attributes among GPC Group Entities and Transferred Entities in accordance with the Code and Treasury Regulations, including Treasury Regulations section 1.1502-76 (and any state, local and foreign Applicable Law). GPC shall consult in good faith with RMT Parent and SpinCo regarding the allocation of Tax Attributes and shall consider in good faith any written comments received from RMT Parent and SpinCo regarding such allocation of Tax Attributes. GPC and SpinCo hereby agree to compute all Taxes consistently with the determination of the allocation of Tax Attributes pursuant to this Section 2.08 unless otherwise required by a Final Determination.

Article III
Indemnification

Section 3.01.Indemnification by GPC.  GPC shall pay (or cause to be paid), and shall indemnify and hold SpinCo and the RMT Parent Group Entities harmless from and against, without duplication, all GPC Taxes.

Section 3.02.Indemnification by SpinCo.  SpinCo shall pay (or cause to be paid), and shall indemnify and hold GPC and the GPC Group Entities harmless from and against, without duplication, (i) all SpinCo Taxes and (ii) all Tax-Free Transaction Failure Losses.

Section 3.03.Characterization of and Adjustments to Payments.  (a) In the absence of a Final Determination to the contrary, for all Tax purposes, GPC, SpinCo and RMT Parent shall treat or cause to be treated any payment required by this Agreement (other than as required by Applicable Law) as either a contribution by GPC to SpinCo or a distribution by SpinCo to GPC, as the case may be, occurring immediately prior to the Distribution Effective Time.

(b)Any indemnity payment pursuant to this Agreement shall be increased to include all reasonable accounting, legal and other professional fees and court costs incurred by the Indemnified Party in connection with such indemnity payment.

Section 3.04.Timing of Indemnification Payments.  Indemnification payments in respect of any liabilities for which an Indemnified Party is entitled to indemnification pursuant to this Article III shall be paid by the Indemnifying Party to the Indemnified Party within ten (10) days after written notification thereof by the Indemnified Party, including reasonably satisfactory documentation setting forth the basis for, and calculation of, the amount of such indemnification payment.

Article IV
Refunds, Carrybacks, Timing Difference and Tax Attributes

Section 4.01.Refunds.  (a) Except as provided in Section 4.02, GPC shall be entitled to all Refunds of Taxes for which GPC is responsible pursuant to Article III (except to the extent such Refunds were taken into account in calculating the Final Net

Working Capital Amount), and SpinCo shall be entitled to all Refunds of Taxes for which SpinCo is responsible pursuant to Article III. A party receiving a Refund to which the other party is entitled pursuant to this Agreement shall pay the amount to which such other party is entitled (less any tax or other reasonable out-of-pocket costs incurred by the first party in receiving such Refund) within ten (10) days after the receipt of the Refund.

(b)To the extent that the amount of any Refund under this Section 4.01 is later reduced by a Taxing Authority or in a Tax Proceeding, such reduction shall be allocated to the party to which such Refund was allocated pursuant to this Section 4.01 and an appropriate adjusting payment shall be made.

Section 4.02.Carrybacks.  To the extent permitted by Applicable Law, each Transferred Entity shall relinquish, waive or otherwise forgo the carryback of any loss, credit or other Tax Attribute from any Post-Distribution Period to any Pre-Distribution Period or Straddle Period. If GPC (or any GPC Group Entity) receives (or realizes) a Refund as a result of any carryback permitted by the previous sentence, it shall remit to SpinCo, within 30 days, the amount of such Refund (less any Tax or other reasonable out-of-pocket costs incurred by GPC to obtain such Refund); provided, however, if a Taxing Authority subsequently reduces or disallows such Refund, SpinCo shall, within 30 days of the reduction or disallowance, return the amount previously remitted to SpinCo.

Section 4.03.Carryforwards.  Except as required by Applicable Law, no loss recognized as a result of the Internal Reorganization shall be allocated to any RMT Parent Group Entity.

Section 4.04.Timing Differences.  If pursuant to a Final Determination any Tax Attribute is made allowable to an RMT Parent Group Entity as a result of an adjustment to any Taxes for which GPC is responsible hereunder and such Tax Attribute would not have arisen or been allowable but for such adjustment, or if pursuant to a Final Determination any Tax Attribute is made allowable to a GPC Group Entity as a result of an adjustment to any Taxes for which RMT Parent or SpinCo is responsible hereunder and such Tax Attribute would not have arisen or been allowable but for such adjustment, RMT Parent or GPC, as the case may be, shall make a payment to either GPC or RMT Parent, as appropriate, within thirty (30) days after such party (or its Affiliates) actually realizes a Tax benefit by way of a Refund or a decrease in Taxes reported on a filed Tax Return that is attributable to such Tax Attribute, determined on a “with and without” basis (treating any deductions or amortization attributable to such Tax Attribute as the last items claimed for any taxable year, including after the utilization of any available net operating loss carryforwards).  In the event of any overlap between Section 3.03 and this Section 4.04, this Section 4.04 shall apply and Section 3.03 shall not apply.

Section 4.05.Equity Compensation Deductions.  If any RMT Parent Group Entity utilizes any deduction (including, for the avoidance of doubt, by utilizing a net operating loss carryforward attributable to such deduction) for a taxable period ending after the Distribution Date with respect to the exercise, vesting or settlement after the Distribution Date of any GPC SAR or GPC RSU [*], RMT Parent shall cause SpinCo to remit an amount to GPC equal to the overall net reduction in actual cash Taxes paid (determined on a “with and without” basis (treating any such deductions as the last items claimed for any taxable year, including after the utilization of any available net operating loss carryforwards)) by such member of the RMT Parent Group resulting from the event giving rise to such deduction in the year of such event.

Section 4.06.Annual Bonus Deductions.  If any RMT Parent Group Entity utilizes any deduction (including, for the avoidance of doubt, by utilizing a net operating loss carryforward attributable to such deduction) for a taxable period ending after the Distribution Date with respect to the payment after the Distribution Date of any portion of the aggregate GPC Bonus Allocation, RMT Parent shall cause SpinCo to remit an amount to GPC equal to the overall net reduction in actual cash Taxes paid (determined on a “with and without” basis (treating any such deductions as the last items claimed for any taxable year, including after the utilization of any available net operating loss carryforwards)) by such member of the RMT Parent Group resulting from the event giving rise to such deduction in the year of such event.

Section 4.07.Transaction Bonus Deductions.  If any RMT Parent Group Entity utilizes any deduction (including, for the avoidance of doubt, by utilizing a net operating loss carryforward attributable to such deduction) for a taxable period ending after the Distribution Date with respect to the payment after the Distribution Date of any transaction bonuses (but, for the avoidance of doubt, excluding annual bonuses and severance or similar payments) payable pursuant to the Retention Agreements (as defined in the Separation Agreement) and taken into account in the determination of Indebtedness of SpinCo, RMT Parent shall cause SpinCo to remit an amount to GPC equal to the overall net reduction in actual cash Taxes paid (determined on a “with and without” basis (treating any such deductions as the last items claimed for any taxable year, including after the utilization of any available net operating loss carryforwards)) by such member of the RMT Parent Group resulting from the event giving rise to such deduction in the year of such event.

Article V
Tax Proceedings

Section 5.01.Notification of Tax Proceedings.  Within ten (10) Business Days after an Indemnified Party becomes aware of the commencement of a Tax Proceeding that may give rise to Taxes for which an Indemnifying Party is responsible pursuant to Article III, such Indemnified Party shall notify the Indemnifying Party in writing of such Tax Proceeding, and thereafter shall promptly forward or make available to the Indemnifying Party copies of notices and communications relating to such Tax Proceeding. The failure of the Indemnified Party to notify the Indemnifying Party in writing of the commencement of any such Tax Proceeding within such ten (10) day period or promptly forward any further notices or communications shall not relieve the Indemnifying Party of any obligation which it may have to the Indemnified Party under this Agreement except to the extent (and only to the extent) that the Indemnifying Party is actually materially prejudiced by such failure. In connection with any other Tax Proceeding that is reasonably expected to impact the Intended Tax Treatment, the Parties shall confer in good faith and the Party controlling such Tax Proceeding shall keep the other party reasonably informed of developments in connection therewith.

Section 5.02.Tax Proceeding Procedures.

(a)GPC Income Tax Returns.  GPC shall be entitled to contest, compromise and settle in its sole discretion any adjustment that is proposed, asserted or assessed pursuant to any Tax Proceeding with respect to any GPC Income Tax Return. Notwithstanding the preceding sentence, if SpinCo Taxes are asserted in any Tax Proceeding involving a GPC Income Tax Return, GPC shall (A) keep SpinCo informed in a timely manner of the actions proposed to be taken by GPC with respect to such assertion in such Tax Proceeding, and (B) permit SpinCo to participate in the aspects of such Tax Proceeding that relate to such SpinCo Taxes and (C) not settle any aspect of such Tax Proceeding that relates to such SpinCo Taxes without the prior written consent of SpinCo, which shall not be unreasonably withheld, delayed or conditioned and provided further that the rights of SpinCo and obligations of GPC set forth above shall not apply if and to the extent that GPC elects in writing to forgo its right to indemnification in respect of the SpinCo Taxes that are the subject of such Tax Proceeding.

(b)GPC Non-Income Tax Returns.  GPC shall be entitled to contest, compromise and settle any adjustment that is proposed, asserted or assessed pursuant to any Tax Proceeding with respect to any GPC Non-Income Tax Return, provided that to the extent that such Tax Proceeding relates to SpinCo Taxes or would reasonably be expected to materially adversely affect the Tax position of SpinCo or any RMT Parent Group Entity for any Post-Distribution Period, GPC shall (A) keep SpinCo informed in a timely manner of the actions proposed to be taken by GPC with respect to such Tax Proceeding, (B) permit SpinCo to participate in the aspects of such Tax Proceeding that relate to SpinCo Taxes and (C) not settle any aspect of such Tax Proceeding that relates to SpinCo Taxes without the prior written consent of SpinCo, which shall not be unreasonably withheld, delayed or conditioned and provided further that SpinCo’s rights and GPC’s obligations set forth above shall not apply if and to the extent that GPC elects in writing to forgo its right to indemnification in respect of the SpinCo Taxes that are the subject of such Tax Proceeding.

(c)Certain Transferred Entity Tax Returns.  GPC shall be entitled to contest, compromise and settle any adjustment that is proposed, asserted or assessed pursuant to any Tax Proceeding with respect to any Tax Return of a Transferred Entity for which the amount in controversy with respect to GPC Taxes forms the greater part of the total amount in controversy, provided that to the extent that such Tax Proceeding relates to SpinCo Taxes or would reasonably be expected to materially adversely affect the Tax position of SpinCo or any RMT Parent Group Entity for any Post-Distribution Period, GPC shall (A) keep SpinCo informed in a timely manner of the actions proposed to be taken by GPC with respect to such Tax Proceeding, (B) permit SpinCo to participate in the aspects of such Tax Proceeding that relate to SpinCo Taxes and (C) not settle any aspect of such Tax Proceeding that relates to SpinCo Taxes without the prior written consent of SpinCo, which shall not be  unreasonably withheld, delayed or conditioned and provided further that the rights of SpinCo and obligations of GPC set forth above shall not apply if and to the extent that GPC elects in writing to forgo its right to indemnification and agrees to indemnify RMT Parent and SpinCo in respect of any SpinCo Taxes that are the subject of such Tax Proceeding.

(d)Other SpinCo Tax Returns.  Except as otherwise provided in Section 5.02(c), SpinCo shall be entitled to contest, compromise and settle any adjustment that is proposed, asserted or assessed pursuant to any Tax Proceeding with respect to any Tax Return of a Transferred Entity or any Excluded Tax Return, provided that to the extent that such Tax Proceeding relates to GPC Taxes or would reasonably be expected to materially adversely affect the Tax position of GPC or any GPC Group Entity, SpinCo shall (A) keep GPC informed in a timely manner of the actions proposed to be taken by SpinCo with respect to such Tax Proceeding, (B) permit GPC to participate in the aspects of such Tax Proceeding that relate to GPC Taxes and (C) not settle any aspect of such Tax Proceeding that relates to GPC Taxes without the prior written consent of GPC, which shall not be unreasonably withheld, delayed or conditioned and provided further that the rights of GPC and obligations of SpinCo set forth above shall not apply if and to the extent that SpinCo elects in writing to forgo its right to indemnification in respect of any GPC Taxes that are the subject of such Tax Proceeding.

Article VI
Intended Tax Treatment of the Distribution

Section 6.01.Representations and Warranties.

(a)RMT Parent Representations and Warranties.  RMT Parent hereby represents, warrants and covenants that as of the date hereof and as of the Merger Effective Time, except for Covered Transactions, there is no plan or intention:

(i)to liquidate SpinCo or SPR HoldCo (including as a result of an election under Treasury Regulations section 301.7701-3 or a conversion to a limited liability company under applicable law) or to merge or consolidate any Transferred Entity with any other Person subsequent to the Distribution;

(ii)to sell or otherwise dispose of any material asset of any Transferred Entity to a Person other than a Transferred Entity except (w) dispositions in the ordinary course of business, (x) any cash paid to acquire assets in arm’s length transactions, and (y) transactions that are disregarded for U.S. federal Tax purposes;

(iii)to sell or otherwise dispose of any stock of SPR Procurement, SPR or SPR’s direct and indirect subsidiaries in a transaction, or engage in any other transaction, in each case, that results in the failure of SPR HoldCo to maintain the ownership requirements of Section 1504(a)(2) of the Code with respect to such entities;

(iv)to take or fail to take any action in a manner that is inconsistent with the written information and representations furnished in the RMT Parent Tax Representations; or

(v)to repurchase stock of RMT Parent other than in a manner that satisfies the requirements of Section 4.05(1)(b) of IRS Revenue Procedure 96-30 (as in effect prior to the amendment of such Revenue Procedure by IRS Revenue Procedure 2003-48).

(b)Except as provided in Schedule I, RMT Parent hereby represents and warrants that as of the date hereof, RMT Parent has not taken or agreed to take any action and knows of no fact, agreement, plan or other circumstance that would, or would reasonably be expected to, cause RMT Parent to be required under Applicable Law to have a plan or intent described in Section 6.01(a). Prior to Closing, RMT Parent shall promptly notify GPC in writing if RMT Parent takes or agrees to take any action, or becomes aware of any fact, agreement, plan or other circumstance that would, or would reasonably be expected to, cause RMT Parent to be required under Applicable Law to have a plan or intent described in Section 6.01(a).

(c)RMT Parent hereby represents, warrants and covenants that as of the date hereof RMT Parent does not expect SpinCo to be required to make any payments, directly or indirectly, in respect of principal on the SpinCo Debt prior to the third anniversary of the Closing Date.

(d)Tax Representations.  Upon delivery of any tax representation letter to GPC Tax Counsel to support any GPC Tax Opinion or the RMT Parent Merger Tax Opinion, RMT Parent shall be deemed to represent to GPC that all representations made relating to RMT Parent, its Subsidiaries, and its shareholders in such tax representation letter are (subject to any qualifications contained in such tax representation letter) true, correct and complete and, to the knowledge of RMT Parent, any other representations in such tax representation letter are (subject to any qualifications contained in such tax representation letter) true, correct and complete.

Section 6.02.Covenants.

(a)Following the Merger Effective Time, except for Covered Transactions, (i) GPC will not (and will cause each GPC Group Entity not to) take any action (or refrain from taking any action) which (x) is inconsistent with the facts presented and the representations made on or prior to the Distribution Date in the Tax Representation Letters or (y) could reasonably be expected to cause any Intended Tax Treatment Failure; and (ii) RMT Parent will not (and will cause each RMT Parent Group Entity not to) take any action (or refrain from taking any action) which (x) is inconsistent with the facts presented and the representations made on or prior to the Distribution Date in the RMT Parent Tax Representations or (y) could reasonably be expected to cause any Intended Tax Treatment Failure.

(b)Covenants Relating to Tax-Free Status.  Following the Merger Effective Time and prior to the first day following the second anniversary of the Distribution (the “Restriction Period”), except for Covered Transactions,

(i)SpinCo will (w) maintain its status as a company engaged in the Active Trade or Business for purposes of Section 355(b)(2) of the Code, and (x) not engage in any transaction that would result in it ceasing to be a company engaged in the Active Trade or Business for purposes of Section 355(b)(2) of the Code, in each case taking into account Section 355(b)(3) of the Code;

(ii)SpinCo will continue to hold sufficient assets to satisfy the continuity of business enterprise requirements under section 1.368-1(d) of the Treasury Regulations;

(iii)neither SpinCo nor RMT Parent will repurchase stock of RMT Parent in a manner contrary to the requirements of Section 4.05(1)(b) of IRS Revenue Procedure 96-30 (as in effect prior to the amendment of such Revenue Procedure by IRS Revenue Procedure 2003-48); and

(iv)neither RMT Parent nor SpinCo will, or will agree to, merge, consolidate or amalgamate with any other Person (except as provided for under the Merger Agreement) unless, in the case of a merger or consolidation, RMT Parent or SpinCo is the survivor of the merger, consolidation or amalgamation.

(c)Other Covenants Relating to Intended Tax Treatment. Following the Merger Effective Time, except for Covered Transactions,

(i)Prior to the first day following the fifth anniversary of the issuance of the SPR HoldCo Preferred Stock, RMT Parent shall not cause or permit (A) any portion of the SPR HoldCo Preferred Stock to cease to be outstanding or to be held by RMT Parent or any of its Affiliates, (B) RMT Parent or any of its Affiliates to acquire stock that is the same class as the SPR HoldCo Preferred Stock for purpose of Section 368(c) of the Code, or (C) RMT Parent and its Affiliates to collectively gain “control” of SPR HoldCo (or any tax successor) within the meaning of Section 368(c) of the Code, provided that clause (C) shall not apply if RMT Parent and its Affiliates owned stock constituting “control” of SPR HoldCo (or any tax successor) within the meaning of Section 368(c) of the Code immediately after the Merger or as a result of Step 2 of the Post-Closing Integration Plan;

(ii)During the Restriction Period, RMT Parent will not cause or permit SPR HoldCo to, merge, consolidate or amalgamate with any other Person unless SPR HoldCo is the survivor of the merger, consolidation or amalgamation;

(iii)During the Restriction Period, no RMT Parent Group Entity will amend its certificate of incorporation (or other organizational documents), or take any other action, whether through a stockholder vote or otherwise, in each case, affecting the voting rights of the Equity Interests of SPR HoldCo or SpinCo

(including through the conversion of one class of Equity Interests of SPR HoldCo or SpinCo into another class of Equity Interests of SPR HoldCo or SpinCo);

(iv)During the three year period following Merger Effective Time, RMT Parent will not cause or permit (i) any portion of the principal of the SpinCo Debt to be voluntarily repaid, (ii) any action to be voluntarily taken on the part of RMT Parent or its Affiliates which (if taken) would require any portion of the principal amount of the SpinCo Debt to be repaid, (iii) a co-borrower to be added to the SpinCo Debt, (iv) any portion of the SpinCo Debt to be assumed by a different taxpayer for U.S. federal income tax purposes (including by reason of a merger) or (v) a significant modification (within the meaning of Treasury Regulations section 1.1001-3(b)) of the SpinCo Debt in each case, without regard to whether such action is permissible pursuant to the Financing Agreements; provided, that for purposes of this Section 6.02(c)(iv), SpinCo may repay any portion of the SpinCo Debt with the proceeds of new third-party indebtedness of SpinCo (the “SpinCo Replacement Debt”) in which case the representations, warranties and covenants in this Agreement with respect to the SpinCo Debt shall be deemed to refer to the SpinCo Replacement Debt.

(d)Other Covenants. The parties shall use reasonable best efforts (i) to implement the transactions contemplated by the SpinCo Commitment Letter, the Financing Agreements and the Alternative SpinCo Commitment Letter (if any) such that there will not be a significant modification (within the meaning of Treasury Regulations section 1.1001-3(b)) of the SpinCo Debt in connection with the Closing or as part of a plan that includes any transaction effected in connection with the Merger pursuant to the SpinCo Commitment Letter, the Financing Agreements, or the Alternative SpinCo Commitment Letter, and (ii) to implement the transactions described in clause (y) of the definition of "Covered Transaction" in a manner that ensures the Intended Tax Treatment.

(e)Assignment or Transfer. Notwithstanding Section 13.04 of the Separation Agreement, RMT Parent will not cause or permit SpinCo to assign or transfer its rights to receive any transfer of cash or property from GPC under the Separation Agreement to any of its Affiliates.

(f)Certain Exceptions. Notwithstanding the restrictions imposed by Section 6.02(b), Section 6.02(c) and Section 6.02(e), RMT Parent or SpinCo may proceed with any of the actions or transactions described therein, if (i) GPC shall have given its prior written consent to the action or transaction (such consent not to be unreasonably withheld, conditioned or delayed) (ii) GPC shall have received a ruling in accordance with Section 6.03(a) in form and substance reasonably satisfactory to GPC to the effect that such action or transaction will not affect the Intended Tax Treatment of any applicable transaction, or (iii) (in the event that GPC chooses not to pursue such ruling or if such action or transaction is covered by an area in which the Internal Revenue Service will not issue letter rulings), RMT Parent or SpinCo shall have provided to GPC an Unqualified Tax Opinion in form and substance reasonably satisfactory to GPC prior to effecting such action or transaction (it being understood that GPC shall use its reasonable best efforts to determine whether such Unqualified Tax Opinion is reasonably satisfactory to GPC within ten (10) days of receipt of such Unqualified Tax Opinion by GPC); provided that RMT Parent agrees in writing to bear any reasonable expenses associated with obtaining such a ruling or opinion, and, provided further, that the RMT Parent Group Entities shall not be relieved of any liability under Section 3.02 by reason of seeking or having obtained such a ruling or opinion.  In determining whether a ruling or opinion is satisfactory, GPC may consider, among other factors, the appropriateness of any underlying assumptions or representations used as a basis for the ruling or opinion and the views on the substantive merits. For the avoidance of doubt, notwithstanding the covenants set forth in this Section 6.02, SpinCo shall be permitted to enter into the Merger.

(g)Tax Reporting.  Each of GPC, SpinCo and RMT Parent covenants and agrees that it will file, and cause each of its Affiliates to file, all Tax Returns consistent with the Intended Tax Treatment and, except as required pursuant to a Final Determination, shall not to take, or cause to be taken, any action that would be inconsistent with the Intended Tax Treatment in any Tax Return, Tax audit, Tax litigation or otherwise.

(h)Post-Closing Integration Plan. From the date hereof until the delivery of the Final Post-Closing Integration Plan, GPC and RMT Parent shall continue to confer in good faith regarding any transactions that RMT Parent desires to undertake in order to integrate the Transferred Entities (or their operations) with the other RMT Parent Group Entities (or their operations), and to realize cost synergies, following the Merger, and the parties shall use reasonable best efforts to agree upon any such transactions prior to the Closing provided, GPC shall not be required to agree to any amendment of the Post-Closing Integration Plan that it determines in good faith could reasonably be expected to prevent the Intended Tax Treatment or to materially adversely affect the value of the Distribution, Internal Reorganization Cash Payments or the Merger to GPC or its stockholders. Any such agreed transactions shall be reflected in a modified Post-Closing Integration Plan agreed to by the Parties prior to the Closing, and such plan shall be treated as the “Final Post-Closing Integration Plan.”

(i)Internal Reorganization Plan.  From the date hereof until the delivery of the Final Internal Reorganization Plan, GPC and RMT Parent shall continue to confer in good faith regarding any transactions that GPC desires to undertake in order to effect the Internal Reorganization prior to the Distribution, and the parties shall use reasonable best efforts to agree upon any such transactions prior to the Closing provided, RMT Parent shall not be required to agree to any amendment of the Internal Reorganization that it determines in good faith could reasonably be expected to materially adversely affect the value of the Distribution, Internal Reorganization Cash Payments or the Merger to RMT Parent or its stockholders.  Any such agreed transactions shall be reflected in a modified Internal Reorganization plan agreed to by the Parties at least three (3) days prior to the Closing, and such plan shall be treated as the “Final Internal Reorganization Plan.”

(j)SPR HoldCo Preferred Stock.

(i)Notwithstanding any provision in this Agreement and the Separation Agreement, GPC may implement the SPR HoldCo Exchange as a transfer by GPC of all of the outstanding stock of SPR Procurement and SPR, together with indebtedness of SPR that is held by GPC and its Affiliates, to SPR HoldCo in exchange for common stock of SPR HoldCo and no SPR HoldCo Preferred Stock (the “Common Stock SPR HoldCo Exchange”).

(ii)If GPC determines pursuant to Section 6.02(j)(i) above to implement the Common Stock SPR HoldCo Exchange, notwithstanding anything to the contrary in this Agreement or the Separation Agreement:

(A)(1)SPR HoldCo will not issue any SPR HoldCo Preferred Stock pursuant to the Internal Reorganization;

(2)there will be no binding agreement for GPC to sell the SPR HoldCo Prefered Stock to a third party; and

(3)no 338(h)(10) Election will be made.

(B)“GPC Tax Opinions” will not include the GPC 338(h)(10) Tax Opinion.

(C)“Intended Tax Treatment” will have the same meaning as Tax Free Status.

(D) “Intended Tax Treatment Failure” will have the same meaning as Tax-Free Transaction Failure.

(E)The following Sections of this Agreement shall no longer apply: Section 6.01(a)(i) with respect to SPR HoldCo only, Section 6.01(a)(iii), Section 6.02(c)(i), Section 6.02(c)(ii), Section 6.02(c)(iii) with respect to SPR HoldCo only, Section 7.03 and Section 7.05(a)(i).

Section 6.03.Procedures Regarding Opinions and Rulings.  (a) If RMT Parent or SpinCo notifies GPC that it desires to take one of the actions described in Section 6.02(b), Section 6.02(c) or Section 6.02(e) (a “Notified Action”), GPC, SpinCo and RMT Parent shall cooperate in obtaining a ruling from the IRS or an Unqualified Tax Opinion for the purpose of permitting SpinCo to take the Notified Action unless GPC shall have waived in writing the requirement to obtain such ruling or Unqualified Tax Opinion. If a ruling from the IRS is to be sought, GPC shall apply for such ruling and GPC shall control the process of obtaining such ruling. In no event shall GPC be required to file any ruling request under this Section 6.03(a) unless each of RMT Parent and SpinCo represents that (i) it has read such ruling request, and (ii) all information and representations, if any, relating to SpinCo, its current or former shareholders or any RMT Parent Group Entity contained in such ruling request documents are (subject to any qualifications therein) true, correct and complete in all material respects. RMT Parent shall reimburse GPC for all reasonable out-of-pocket costs and expenses incurred by any

GPC Group Entity in connection with any Notified Action within ten (10) days after receiving an invoice from GPC therefor.

(b)GPC shall have the right to obtain a ruling relating to the Intended Tax Treatment or an Unqualified Tax Opinion at any time in its sole and absolute discretion. If GPC notifies RMT Parent or SpinCo that it has determined to obtain such ruling or opinion, RMT Parent and SpinCo shall (and shall cause each RMT Parent Group Entity to) cooperate with GPC and take any and all actions reasonably requested by GPC in connection with obtaining such ruling or opinion (including by making any representation that is true or any reasonable covenant or providing any materials reasonably requested by the IRS or the law firm issuing such opinion). In connection with obtaining such ruling, GPC shall apply for such ruling and shall have sole and exclusive control over the process of obtaining such ruling. GPC shall reimburse RMT Parent for all reasonable out-of-pocket costs and expenses incurred by any RMT Parent Group Entity in connection with any ruling or Unqualified Tax Opinion requested by GPC within ten (10) days after receiving an invoice from RMT Parent therefor.

(c)Except as provided in Section 6.03(a) or (b), following the Distribution Effective Time, no RMT Parent Group Entity shall voluntarily seek any guidance from the IRS or any other Taxing Authority (whether written, verbal or otherwise) concerning the Intended Tax Treatment of the SPR HoldCo Exchange (if applicable), the Distribution or the Merger.

Article VII
Cooperation

Section 7.01.General Cooperation.  The Parties shall each cooperate fully (and each shall cause their respective Subsidiaries to cooperate fully) with all reasonable requests in writing or via e-mail from another party hereto, or from an agent, representative or advisor to such party, in connection with the preparation and filing of Tax Returns, claims for Refunds, Tax Proceedings, any revisions or amendments to the Internal Reorganization or the Post-Closing Integration Plan, and calculations of amounts required to be paid pursuant to this Agreement, in each case, related or attributable to or arising in connection with Taxes of any of the Parties or their respective Subsidiaries covered by this Agreement, any revisions or amendments to the Internal Reorganization or the Post-Closing Integration Plan or the establishment of any reserve required in connection with any financial reporting (a “Tax Matter”). Such cooperation shall include the provision of any information reasonably necessary or helpful in connection with a Tax Matter and shall include at each party’s own cost:

(i)the provision, in hard copy and electronic forms, of any Tax Returns of the Parties and their respective Subsidiaries, books, records (including information regarding ownership and Tax basis of property), documentation and other information relating to such Tax Returns, including accompanying schedules, related work papers, and documents relating to rulings or other determinations by Taxing Authorities;

(ii)the execution of any document (including any power of attorney) reasonably requested by another party in connection with any Tax Proceedings of any of the Parties or their respective Subsidiaries, or the filing of a Tax Return or a Refund claim of the Parties or any of their respective Subsidiaries; and

(iii)the use of the party’s reasonable best efforts to obtain any documentation in connection with a Tax Matter.

Each party shall make its employees, advisors, and facilities available, without charge, on a reasonable and mutually convenient basis in connection with the foregoing matters in a manner that does not interfere with the ordinary business operations of such party.

Notwithstanding any other provision of this Agreement, GPC shall not be required to provide SpinCo or any RMT Parent Group Entity with a copy of (or access to) any GPC Income Tax Return or any GPC Non-Income Tax Return (except for pro forma separate company Tax Returns of any of the Transferred Companies) or any information with respect to any GPC Business.

Section 7.02.Retention of Records.  GPC and SpinCo shall retain or cause to be retained all Tax Returns, schedules and work papers, and all material records or other documents relating thereto in their possession, including all such electronic records, and shall maintain all hardware  necessary to retrieve such electronic records, in all cases until sixty (60) days after the expiration of the applicable statute of limitations (including any waivers or extensions thereof) of the taxable periods to which such Tax Returns and other documents relate or until the expiration of any additional period that any party reasonably requests, in writing, with respect to specific material records and documents. A party intending to destroy any material records or documents shall provide the other party with reasonable advance notice and the opportunity to copy or take possession of such records and documents. The parties hereto will notify each other in writing of any waivers or extensions of the applicable statute of limitations that may affect the period for which the foregoing records or other documents must be retained.

Section 7.03. 338(h)(10) Elections.  GPC shall be responsible for making timely 338(h)(10) Elections with the IRS (and other applicable Taxing Authorities) in connection with the SPR HoldCo Exchange; provided, that (a) GPC shall provide draft Forms 8023 (and any similar state and local forms) to RMT Parent, and RMT Parent shall be entitled to a reasonable amount of time to provide GPC with written comments to the Form 8023 to the SPR HoldCo Exchange and (b) RMT Parent shall execute any such forms as reasonably requested by GPC.

Section 7.04.Tax Filings. GPC shall provide RMT Parent with proof of timely filing of (i) the 338(h)(10) Elections (if any) and (ii) any other Tax elections made in respect of the Transferred Entities in connection with the transactions contemplated by the Final Internal Reorganization Plan (including any entity classification elections in respect of SPR Canada and The Safety Zone Canada, ULC made on IRS Forms 8832), along with, in each case, any acceptance from or other correspondence with any Taxing Authority in connection therewith.

Section 7.05.Allocation.

(a)GPC shall prepare a statement setting forth the allocation (i) of the SpinCo Enterprise Value (reduced by the Canada Consideration) among the assets of each of the entities for which a 338(h)(10) Election is made and (ii) the allocation of the Canada Consideration (and all other amounts properly taken into account under Applicable Law) among the assets of SPR Canada and The Safety Zone Canada, ULC (the “Allocation Statement”) and shall deliver the Allocation Statement to RMT Parent within one hundred and twenty (120) days after the Closing Date.  If within 30 days after delivery of the Allocation Statement RMT Parent notifies GPC in writing that RMT Parent objects to the allocation set forth in the Allocation Statement, GPC and RMT Parent shall use commercially reasonable efforts to resolve such dispute within 20 days.  In the event that GPC and RMT Parent are unable to resolve such dispute within 20 days, GPC and RMT Parent shall jointly retain the Accounting Firm (as defined below) to resolve the disputed items. Upon resolution of the disputed items, the allocation reflected on the Allocation Statement shall be adjusted to reflect such resolution.   GPC, SpinCo and RMT Parent agree that they will file all Tax Returns (including IRS Form 8023s, IRS Form 8883s and IRS Form 8594s) consistent with the Allocation Statement.

(b)The parties shall use reasonable best efforts and negotiate in good faith to agree as to the amount of the Canada Consideration by the date that is three (3) days prior to Closing;[*].

Article VIII
Miscellaneous

Section 8.01.Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to the choice of law provisions thereof).

Section 8.02.Dispute Resolution.  In the event of any dispute between the Parties to be resolved by the Accounting Firm in accordance with the terms of Article II, Article III, Article IV, Article VI, Section 7.05(a) or Section 7.05(b), and with respect to any Taxes or other dispute involving computational matters, the parties shall appoint a nationally recognized independent public accounting firm (the “Accounting Firm”) to resolve such dispute. In this regard, the Accounting Firm shall make determinations with respect to the disputed items based solely on representations made by GPC and SpinCo and their respective representatives, and not by independent review, and shall function only as an expert and not as an arbitrator and shall be required to make a determination in favor of one party only. The parties shall require the Accounting Firm to resolve all disputes no later than thirty (30) days after the submission of such dispute to the Accounting Firm and agree that all decisions by the Accounting Firm with respect thereto shall be final and conclusive and binding on the parties. The Accounting Firm shall resolve all disputes in a manner consistent with this Agreement. The parties shall require the Accounting Firm to render all determinations in writing and to set forth, in reasonable detail, the basis for such determination. The fees and expenses of the Accounting Firm shall be borne equally by GPC, on the one hand, and RMT Parent, on the other hand.

Section 8.03.Tax Sharing Agreements.  All Tax sharing, indemnification and similar agreements, written or unwritten, as between a GPC Group Entity, on the one hand, and a Transferred Entity, on the other (other than this Agreement, the Separation Agreement, the Merger Agreement, any Ancillary Agreement, and any other agreement for which Taxes is not the principal subject matter), shall be or shall have been terminated no later than the Distribution Date (and prior to the Distribution) and, after the Distribution, no GPC Group Entity or Transferred Entity shall have any further rights or obligations under any such Tax sharing, indemnification or similar agreement.

Section 8.04.Interest on Late Payments. With respect to any payment between the Parties pursuant to this Agreement not made by the due date set forth in this Agreement for such payment, the outstanding amount will accrue interest at a rate per annum equal to the rate in effect for underpayments under Section 6621 of the Code from such due date to and including the payment date.

Section 8.05.Survival of Covenants.  Except as otherwise contemplated by this Agreement, the covenants and agreements contained herein to be performed following the Distribution shall survive the Closing Date in accordance with their respective terms.

Section 8.06.Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  The application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by Applicable Law.  To the extent any provision of this Agreement is determined to be prohibited or unenforceable in any jurisdiction or determined to be impermissible by any Governmental Authority, GPC and SpinCo agree to use reasonable best efforts to substitute one or more valid, legal and enforceable provisions that, insofar as practicable, implement the purposes and intent of the prohibited, unenforceable or impermissible provision.

Section 8.07.Entire Agreement.  This Agreement, the other Transaction Documents and any other agreements contemplated hereby or thereby, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter hereof.  Except as expressly provided herein, neither this Agreement nor any provision hereof is intended to confer upon any Person other than the Parties (and their successors and permitted assigns) any rights or remedies hereunder.

Section 8.08.Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign, delegate or otherwise transfer, directly or indirectly, in whole or in part, any of its rights or obligations under this Agreement without the prior written consent of the other Party.  Notwithstanding the foregoing, no assignment, delegation or other transfer of rights under this Agreement shall relieve the assignor of any liability or obligation hereunder.  Any attempted assignment, delegation or transfer in violation of this Section 8.08 shall be void.  From and after the Closing, RMT Parent shall be subject to all of the obligations and restrictions imposed on SpinCo hereunder, including the indemnification obligations of SpinCo under Section 3.02.

Section 8.09.No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties and their respective successors and permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and, except as provided in Article III relating to certain indemnitees, no Person shall be deemed a third party beneficiary under or by reason of this Agreement.

Section 8.10.Specific Performance.  Each Party acknowledges that, from and after the Distribution Date, money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such Party and that any such breach would cause the other Party irreparable harm.  Accordingly, each Party also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such Party, the other Party shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance, in addition to all other remedies available to such other Party at law or in equity.

Section 8.11.Amendments; Waivers.

(a)This Agreement may be amended, and any provision of this Agreement may be waived if and only if such amendment or waiver, as the case may be, is in writing and signed, in the case of an amendment, by the Parties or, in the case of a waiver, by the Party against whom the waiver is to be effective.

(b)No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.  Any term, covenant or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but only by a written notice signed by such Party expressly waiving such term, covenant or condition.  The waiver by any Party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

Section 8.12.Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts (including by facsimile or PDF), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto.

Section 8.13.Confidentiality.  All information exchanged, received or obtained pursuant to this Agreement shall be subject to the provisions of Section 5.04 of the Separation Agreement, mutatis mutandis.

Section 8.14.Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) DIRECTLY OR INDIRECTLY ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.  EACH PARTY HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 8.14.

Section 8.15.Jurisdiction; Service of Process.  Except as expressly contemplated by another provision of this Agreement, any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and each of the Parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein. Process in any such Proceeding may be served on any Party anywhere in the world, whether within or without the State of Delaware. Without limiting the foregoing, the Parties agree that service of process upon such Party at the address referred to in Section 8.16 (or such other address as may be specified in accordance with Section 8.16) shall be deemed effective service of process upon such Party.

Section 8.16.Notices.  All notices, requests and other communications to any Party hereunder shall be in writing (including email) and shall be given:

if to Genuine Parts Company:

Genuine Parts Company

2999 Wildwood Parkway

Atlanta, Georgia 30339

Attention: Mary Vann Hamilton

David Haskett
Christopher T. Galla

E-mail:Mary_VannHamilton@genpt.com
David_Haskett@genpt.com
Chris_Galla@genpt.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: David H. Schnabel
Email: david.schnabel@davispolk.com

if to SpinCo prior to the Merger Effective Time:

Rhino SpinCo, Inc.
c/o Genuine Parts Company

2999 Wildwood Parkway

Atlanta, Georgia 30339

Attention: Mary Vann Hamilton

David Haskett
Christopher T. Galla

E-mail:Mary_VannHamilton@genpt.com
David_Haskett@genpt.com
Chris_Galla@genpt.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: David H. Schnabel
Email: david.schnabel@davispolk.com

If to RMT Parent, and, after the Merger Effective Time, SpinCo:

Essendant Inc.

One Parkway North Boulevard

Suite 100

Deerfield, Illinois 60015

Attention:Janet Zelenka, Chief Financial Officer
Brendan McKeough, General Counsel
E-mail: jzelenka@essendant.com
bmckeough@essendant.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Attention: Steven J. Matays
Email: steven.matays@skadden.com

or to such other address or email and with such other copies, as such Party may hereafter specify for that purpose by notice to the other Parties. Each such notice, request or other communication shall be effective (a) on the day delivered (or if that day is not a Business Day, on the first following day that is a Business Day) when (i) delivered personally against receipt or (ii) sent by overnight courier, (b) on the day when email is transmitted (so long as receipt is requested and received) (or if that day is not a Business Day, on the first following day that is a Business Day) and (c) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 8.16 (or such other address as a Party hereafter may specify by notice to the other Parties).

Section 8.17.Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

GENUINE PARTS COMPANY
By:	/s/ Christopher T. Galla
Name:Christopher T. Galla
Title:Vice President and Assistant General Counsel

RHINO SPINCO, INC.
By:	/s/ Christopher T. Galla
Name:Christopher T. Galla
Title:Assistant Vice President

ESSENDANT INC.
By:	/s/ Richard D. Phillips
Name:Richard D. Phillips
Title:President and Chief Executive Officer

[Signature Page to Tax Matters Agreement]

Attachment IV

Form of Transition Services Agreement

[Attached]

TRANSITION SERVICES AGREEMENT

dated as of

[•], 2018

between

GENUINE PARTS COMPANY

and

S.P. RICHARDS COMPANY

Page

Article 1
Services and Term

Section 1.01.	Services to be Performed1
Section 1.02.	Additional Services1
Section 1.03.	Term and Termination2
Section 1.04.	Standard of Performance3
Section 1.05.	Service Limitations3
Section 1.06.	Acknowledgment and Representation3
Section 1.07.	Contract Managers; Disputes4

Article 2
Payments

Section 2.01.	Service Fees4
Section 2.02.	Taxes4

Article 3
Other Covenants and Agreements

Section 3.01.	Independent Contractors5
Section 3.02.	Confidential Information5
Section 3.03.	IT Access6
Section 3.04.	IT Security6

Article 4
Indemnity and Losses

Section 4.01.	Indemnification7
Section 4.02.	Limitation of Liability7

Article 5
Miscellaneous

Section 5.01.	Notices8
Section 5.02.	Amendments and Waivers9
Section 5.03.	Expenses9
Section 5.04.	Successors and Assigns10
Section 5.05.	Governing Law10
Section 5.06.	Dispute Resolution10
Section 5.07.	Counterparts; Effectiveness; Third Party Beneficiaries10
Section 5.08.	Entire Agreement10
Section 5.09.	Severability11
Section 5.10.	Force Majeure11

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Section 5.11.	Survival of Obligations11
Section 5.12.	Inconsistency11
Section 5.13.	Headings11
Section 5.14.	No Strict Construction12

EXHIBITS

Exhibit AServices Schedule

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TRANSITION SERVICES AGREEMENT

TRANSITION SERVICES AGREEMENT (this “Agreement”) dated as of [•], 2018 between Genuine Parts Company, a Georgia corporation (“Service Provider”), and S.P. Richards Company, a Georgia corporation (“Service Recipient”).  Service Provider and Service Recipient are herein referred to individually as a “Party” and collectively as the “Parties”.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Separation Agreement (as defined below) or the Merger Agreement (as defined below), as applicable.

W I T N E S S E T H :

WHEREAS, (i) Service Provider and Rhino SpinCo, Inc., a Delaware corporation (“Spinco”), have entered into that certain Separation Agreement dated as of April 12, 2018 (the “Separation Agreement”) and (ii) Service Provider, Spinco, Essendant Inc., a Delaware corporation, and Elephant Merger Sub Corp., a Delaware corporation, have entered into that certain Agreement and Plan of Merger dated as of April 12, 2018 (the “Merger Agreement”);

WHEREAS, the Parties are entering into this Agreement in connection with the Distribution and the Closing; and

WHEREAS, subject to the terms and conditions of this Agreement, Service Provider agrees to provide, by itself or through its Affiliates or other designated third parties, and Service Recipient desires to contract for the use of, the Services (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

Article 1
Services and Term

Section 1.01.Services to be Performed

.  In accordance with the terms and provisions of this Agreement, Service Provider shall perform, or cause one or more of its Affiliates to perform, or procure one or more third parties (each, a “Third-Party Provider”) to perform, the Services; provided that if the use of any such Third-Party Provider is inconsistent with Service Provider’s past practices, the prior written consent of Service Recipient (such consent not to be unreasonably withheld, delayed or conditioned) shall be required prior to Service Provider’s engagement of such Third-Party Provider.  Service Provider shall remain responsible, in accordance with the terms of this Agreement, for performance of any Service by any of its Affiliates or any Third-Party Provider.  “Services” shall mean the services described in the Services Schedule attached hereto as Exhibit A (the “Services Schedule”), in each case to be performed by Service Provider or any of its Affiliates or Third-Party Providers for the benefit of Service Recipient and its Subsidiaries.

Section 1.02.Additional Services

.  If, after the date hereof, Service Recipient identifies to Service Provider in writing services (other than (i) the services contemplated to be provided under the Supply Chain Transition Services Agreement or (ii) the services identified under the heading “Excluded Services” on the Services Schedule (collectively, the “Excluded Services”)) that Service Provider or its Affiliates provided to (or procured the provision of for) Service Recipient and its Subsidiaries prior to the Closing Date that are reasonably necessary for Service Recipient and its Subsidiaries to continue to operate in substantially the same manner in which Service Recipient and its Subsidiaries operated over the period from January 1, 2018 to the Closing Date, and such services were not included in the Services Schedule, then Service Provider shall act reasonably and in good faith to provide (or procure the provision of) such services at the cost reflected in the SpinCo Financial Statements for fiscal year 2017, (such services, the “Additional Services”).  The Parties shall, pursuant to Section 5.04, amend the Services Schedule to include such Additional Services, and such Additional Services shall be deemed Services hereunder.

Section 1.03.Term and Termination

.  (a) Unless earlier terminated in accordance with Section 1.04 below, the term of this Agreement (the “Term”) shall commence immediately after the Closing and shall terminate with respect to all Services (except as provided in Section 1.03(b) or Section 1.03(c)) on Service Recipient’s first fiscal quarter end occurring at least twelve months after the Closing Date (the “Expiration Date”).

(b)Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time:

(i)by the mutual written consent of the Parties;

(ii)by Service Provider in the event of any material breach or default (other than with respect to payment obligations under Article 2, which are addressed in Section 1.03(b)(iii) below) by Service Recipient of Service Recipient’s obligations under this Agreement and the failure of Service Recipient to cure such breach or default within thirty (30) days after receipt of written notice from Service Provider specifying in reasonable detail the alleged material breach or default and requesting such breach or default be cured;

(iii)by Service Provider in the event Service Provider has not received a payment, except payments being disputed in good faith pursuant to a Dispute Notice, from Service Recipient pursuant to Article 2 by the applicable payment date set forth therein and Service Recipient fails to make such payment within thirty (30) days after receipt of written notice from Service Provider requesting that such payment be made; or

(iv)by Service Recipient in the event of any material breach or default by Service Provider of Service Provider’s obligations under this Agreement and the failure of Service Provider to cure such breach or default within thirty (30) days after receipt of written notice from Service Recipient specifying in reasonable detail the alleged material breach or default and requesting such breach or default be cured.

(c)Service Recipient may discontinue one or more particular Services from time to time during the Term by providing no less than thirty (30) days’ advance written notice to Service Provider.  Notwithstanding the foregoing, (i) a particular Service may be discontinued only upon discontinuation of all related interdependent or bundled Services and (ii) no such

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discontinuation shall relieve Service Recipient of any of its obligations under this Agreement with respect to Services provided prior to such discontinuation (including payment therefor).  Upon any such discontinuation, Exhibit A shall be deemed amended to delete such Service.

Section 1.04.Standard of Performance

.  Service Provider shall provide the Services with a standard of care, skill, priority, frequency, timeliness and diligence consistent with the manner in which the Services were provided to Service Recipient and its Subsidiaries over the period from January 1, 2018 to the Closing Date.  Service Provider shall assign sufficient resources and qualified personnel as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence.  Except as provided in this Section 1.04, Service Provider makes no warranties of any kind, express or implied, with respect to any Service provided hereunder.

Section 1.05.Service Limitations

.  (a) Notwithstanding anything to the contrary contained herein, in providing the Services, neither Service Provider nor any of its Affiliates shall be obligated to (i) hire any additional employees, (ii) maintain the employment of any specific employee or (iii) take any action that would violate any Applicable Law or result in, in each case, whether with notice, lapse of time or both, a breach of or default, or the loss of any benefit, or the need to obtain consent of any third party, under any agreement to which Service Provider or any of its Affiliates is a party as of the date hereof.  Service Provider shall use its commercially reasonable efforts to obtain any such consent; provided that Service Provider shall not be required to make any payment to, waive or lose any right or benefit from, or otherwise incur any monetary or non-monetary liability to any third party for any such consent.  To the extent that any such consent is not obtained, the Parties will cooperate in good faith to make alternative arrangements reasonably acceptable to each Party under which Service Recipient would obtain the benefit of such Service to the same extent (or as nearly as practicable) as if such consent were obtained.  Service Provider and its Affiliates may make changes to their contracts, arrangements and relationships with third parties without the consent of Service Recipient, and Service Provider shall have no liability or obligation hereunder for any such changes (or any changes in the level or quality of Services resulting therefrom) to the extent such changes (x) are, to the extent relevant, generally applicable to other services that (i) are similar to the Services and (ii) Service Provider and its subsidiaries provide to Service Provider’s other subsidiaries and (y) do not have a disproportionate (to the extent Service Provider provides similar services to its subsidiaries) and adverse effect on the provision, or receipt, of the Services.

(b)Service Recipient may utilize the Services only in connection with the operation of the business of Service Recipient and its Subsidiaries in substantially the same manner in which Service Recipient and its Subsidiaries operated over the period from January 1, 2018 to the Closing Date (and without giving effect to any acquisitions), and neither Service Recipient nor any of its Subsidiaries shall be permitted to assign, resell or provide the Services to any Person whatsoever other than to Service Recipient’s Subsidiaries.

Section 1.06.Acknowledgment and Representation

.  Each Party understands that the Services provided hereunder are transitional in nature and are furnished solely for the purpose of accommodating the Distribution and the Merger.

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Section 1.07.Contract Managers; Disputes

.  (a) Service Provider and Service Recipient shall each appoint an individual (each, a “Contract Manager”) to act as the primary point of contact for the administration and operation of this Agreement.  The Contract Managers shall meet on the phone or in person at least monthly to discuss in good faith, among other items, the provision of the Services, any unresolved disputes and such other items deemed appropriate by the Contract Managers.  Service Provider and Service Recipient may each change its respective Contract Manager from time to time upon prior written notice to the other Party.

(b)In the event of any dispute arising out of or related to this Agreement or the Services, prior to a Party pursuing its other rights and remedies under this Agreement, such Party’s Contract Manager must give written notice (a “Dispute Notice”) to the other Party’s Contract Manager specifying the nature of the dispute.  During the fifteen (10) Business Day period following receipt of such Dispute Notice, the Contract Managers shall discuss and negotiate in good faith to resolve such dispute.  If, following such period, the Contract Managers have not resolved such dispute, then, during the subsequent ten (10) Business Day period, a member of senior management of each of Service Provider and Service Recipient shall discuss and negotiate in good faith to resolve such dispute.  If, following such period, such dispute remains unresolved, then either Party may pursue its rights and remedies under this Agreement, including as provided in Section 5.06.

Article 2
Payments

Section 2.01.Service Fees

.  In consideration for each Service to be provided hereunder, Service Recipient shall pay to Service Provider such fees and costs as are set forth in the Services Schedule with respect to such Service (“Service Fees”).  Service Provider shall send to Service Recipient on a monthly basis a written invoice for the Services, listing with reasonable detail the Services provided hereunder and the calculation of the applicable Service Fees.  Invoices shall be payable within thirty (30) days after receipt by Service Recipient.  Any Service Fees owed to Service Provider under this Agreement which are not paid within thirty (30) days of their due date will be considered delinquent and a late payment charge of the lesser of 0.5% of the delinquent balance due and the maximum amount permissible by Applicable Law will be assessed per month on the amounts that remain delinquent.  Should Service Recipient dispute any portion of any invoice, Service Recipient shall promptly pay any undisputed amounts and deliver a Dispute Notice to Service Provider’s Contract Manager with respect thereto.

Section 2.02.Taxes

.  Service Recipient shall bear all Goods and Services Taxes levied by Canada, provincial sales taxes levied by any province of Canada, sales taxes, use taxes, value-added taxes or similar taxes, duties, levies, imposts, assessments and other similar charges (including any related interest, penalties and other liabilities related thereto ) (“Service Recipient Taxes”) imposed as a result of the provision and receipt of Services under this Agreement.  For the avoidance of doubt, Service Recipient Taxes shall not include any Income Taxes (as defined in the Tax Matters Agreement) of Service Provider.  All payments made by or on behalf of Service Recipient under this Agreement shall be made free and clear of any Taxes, unless Service Recipient is required to withhold or deduct Taxes by Applicable Law.  If Service Recipient is so required by Applicable Law to withhold or deduct any amount from any payment made pursuant to this Agreement, such withheld or deducted amount will be treated as having

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been paid to Service Provider to the extent such amounts are properly paid over to the appropriate governmental authority, and Service Recipient shall furnish to Service Provider within ten (10) business days of such payment the original or certificated copy of any receipt issued by such governmental authority evidencing such payment.  If Service Recipient intends to deduct or withhold from any payment made pursuant to this Agreement, it shall notify the Service Recipient of its intention to withhold, which notice shall include a statement of the amounts it intends to deduct or withhold in respect of making of such payment and the applicable provision of law requiring the Service Recipient to withhold or deduct, in each case at least fifteen (15) days prior to the due date for such payment (unless a change in law prevents Service Recipient from providing any such notice, in which case Service Recipient shall use commercially reasonable efforts to provide such notice and statement as soon as possible following Service Recipient becoming aware of such change in law).  Service Recipient and Service Provider shall reasonably cooperate to reduce or eliminate any withholding or deduction from any payment made pursuant to this Agreement.

Article 3
Other Covenants and Agreements

Section 3.01.Independent Contractors

.  Service Provider is an independent contractor, and none of Service Provider’s or any of its Affiliates’ respective employees, representatives or agents will be deemed to be employees, representatives or agents of Service Recipient or any of its Subsidiaries for any purpose or under any circumstances.  Service Provider or its applicable Affiliate shall be responsible for (i) payment of compensation, benefits and labor costs (including workers’ compensation obligations) attributable to such employees and (ii) withholding and remitting of taxes with respect to such employees as required by Applicable Law.  No partnership, joint venture, alliance, fiduciary or any relationship other than that of independent contractors is created hereby, expressly or by implication.  The Parties’ respective rights and obligations hereunder shall be limited to the contractual rights and obligations expressly set forth herein on the terms and conditions set forth herein.

Section 3.02.Confidential Information

.  (a) Service Provider and Service Recipient, respectively, shall, and shall cause their respective Affiliates to, hold all Confidential Information relating to Service Recipient or Service Provider, respectively, confidential, and shall not use such Confidential Information other than as necessary for the provision or receipt of the Services, unless legally compelled or required to disclose such information, in which event the Party legally compelled or required to disclose shall provide written notice of such legal compulsion or requirement to disclose as promptly as practicable and shall reasonably cooperate with the other Party in connection with such Party’s seeking of a protective order or similar remedy.  Notwithstanding the foregoing, Service Provider may only provide Service Recipient’s Confidential Information to Third-Party Providers that have been informed of the confidentiality obligations of this Section 3.02; provided, that Service Provider shall be responsible or any breach of this Section 3.02 by any such Third-Party Providers.  As used in this Agreement, the term “Confidential Information” means any and all information, data, materials, products, intellectual property rights and processes disclosed by or on behalf of a Party to any other Party, or otherwise obtained by a Party from or on behalf of any other Party, in connection with the provision or receipt of any Service during the Term, to the extent the same (i) is not and does not

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become generally available to the public other than as a result of a breach of this Agreement, (ii) was not already known by the recipient on a non-confidential basis when received or obtained from or on behalf of the disclosing Party and (iii) was not independently acquired or developed by the recipient without violating the terms of this Agreement or any other obligation of confidentiality.  Service Provider shall not, and shall not be required to, disclose to Service Recipient any confidential or proprietary information, including pricing information, of any Third-Party Provider.  To the extent practicable, Service Recipient shall not, without the prior written consent of Service Provider, contact, engage in discussions with, or otherwise communicate directly with any Third-Party Provider with respect to the provision of Services hereunder; provided that employees of Service Recipient and its Subsidiaries may communicate with Third-Party Providers in the ordinary course of business consistent with past practice.

(b)Upon expiration or termination of this Agreement, Service Provider and Service Recipient, respectively, shall promptly return to Service Recipient or Service Provider, respectively, or destroy all Confidential Information of Service Recipient or Service Provider, respectively, which is in the possession of Service Provider or Service Recipient, respectively; provided that each Party may retain Confidential Information of the other Party if required by Applicable Law or bona fide document retention policy; provided, further, that any such retained Confidential Information shall remain subject to this Section 3.02.

Section 3.03.IT Access

.  As of the date hereof, except as otherwise expressly provided herein, or unless required in connection with, or as specifically contemplated by, the performance, delivery or receipt of a Service, Service Recipient shall cease to use and shall have no further access to, and Service Provider shall have no obligation to otherwise provide, (i) Service Provider’s intranet and other owned, licensed or leased information technology related resources, including software, networks, hardware, servers or other related technology, and (ii) computer-based resources (including e-mail and access to Service Provider’s computer networks and databases) which require a password or are available on a secured access basis (collectively, the “Provider Systems”).

Section 3.04.IT Security

.  (a)  Service Recipient shall cause all of its personnel, employees, officers, contractors, consultants or other agents (collectively, the “Recipient Personnel”) having access to the Provider Systems to comply with all documented security guidelines applicable to Service Provider’s and its Subsidiaries’ personnel, employees, officers, contractors, consultants or other agents generally (including physical security, network access, data security and privacy guidelines and similar policies) of Service Provider and shall not knowingly tamper with, compromise or circumvent any security or audit measures employed by Service Provider.  Service Recipient shall ensure that such access shall be made by such Recipient Personnel only as required in connection with, or as specifically contemplated by, the performance, delivery or receipt of a Service hereunder.

(b)Service Provider shall cause all of its personnel, employees, officers, contractors, consultants or other agents (collectively, the “Provider Personnel”) having access to (i) Service Recipient’s intranet and other owned, licensed or leased information technology related resources, including software, networks, hardware, servers or other related technology, and (ii) computer-based resources (including e-mail and access to Service Recipient’s computer networks and databases) which require a password or are available on a secured access basis

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(collectively, the “Recipient Systems”) to comply with all documented security guidelines applicable to Service Recipient’s and its Subsidiaries’ personnel, employees, officers, contractors, consultants or other agents generally (including physical security, network access, data security and privacy guidelines and similar policies) of Service Recipient and shall not knowingly tamper with, compromise or circumvent any security or audit measures employed by Service Recipient.  Service Provider shall ensure that such access shall be made by such Provider Personnel only as required in connection with, or as specifically contemplated by, the performance, delivery or receipt of a Service hereunder.

(c)In the event of a cyber incident or attack for which Service Provider reasonably believes the Provider Systems have been or could be compromised, Service Recipient agrees that Service Provider may take all steps it deems reasonably necessary and/or advisable in its sole discretion to remediate such cyber incident, including temporary termination of or blocking Service Recipient’s and Recipient Personnel’s access and connectivity to the Provider Systems.  If Service Provider reasonably believes that any of the Recipient Personnel have failed to comply with the security guidelines of Service Provider, or that any of the Recipient Personnel has accessed any Provider Systems other than in accordance with the terms and conditions of this Agreement, Service Recipient agrees that Service Provider may temporarily terminate or block such Recipient Personnel’s access and connectivity to the Provider Systems until such time as Service Recipient has remedied such non-compliance in a manner satisfactory to Service Provider in its reasonable discretion.

Article 4
Indemnity and Losses

Section 4.01.Indemnification

.  (a) Service Recipient shall indemnify, defend, and hold harmless Service Provider and its Affiliates from and against any and all Damages arising out of or resulting from (i) Service Recipient’s breach of Service Recipient’s obligations under this Agreement and (ii) any claim or action by a party other than Service Recipient in connection with Service Provider’s performance or procurement of the Services under this Agreement, to the extent such Damages arise out of Service Recipient’s gross negligence, fraud or willful misconduct in the performance of its obligations under this Agreement.

(b)Subject to Section 4.02, Service Provider shall indemnify, defend and hold harmless Service Recipient and its Affiliates from and against any and all Damages arising out of or resulting from Service Provider’s gross negligence, fraud, intentional breach or willful misconduct in the performance of its obligations under this Agreement.

(c)This Section 4.01 will provide the exclusive remedy for any claim arising out of this Agreement or the transactions contemplated hereby; provided that nothing herein shall be construed to limit any remedy set forth in the Merger Agreement or any other Transaction Document.

Section 4.02.Limitation of Liability

.  (a) Service Provider shall not have any liability relating to the provision of Services unless such liability arises from the gross negligence, fraud, intentional breach or willful misconduct of Service Provider in the performance of its obligations hereunder, and Service Provider’s maximum aggregate liability (based on breach of warranty,

7

breach of contract, negligence, strict liability in tort or any other legal or equitable theory) to Service Recipient for Damages hereunder shall not exceed the sum of the aggregate Service Fees paid and payable by Service Recipient to Service Provider pursuant to this Agreement.

(b)NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN NO EVENT WILL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE FOR ANY (X) SPECIAL, INCIDENTAL, INDIRECT, OR PUNITIVE DAMAGES OR (Y) CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS, LOSS OF REVENUE, LOST SALES OR DIMINUTION IN VALUE) THAT ARE NOT REASONABLY FORESEEABLE, IN EACH CASE IN CONNECTION WITH ANY CLAIMS, LOSSES, DAMAGES OR INJURIES ARISING OUT OF THEIR CONDUCT PURSUANT TO THIS AGREEMENT REGARDLESS OF WHETHER SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR NOT.

(c)EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, THE SEPARATION AGREEMENT, THE MERGER AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, THE SERVICES ARE PROVIDED “AS IS” AND SERVICE PROVIDER DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED (INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE) WITH RESPECT TO THE SERVICES AND MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE OR NON-INFRINGEMENT.

Article 5
Miscellaneous

Section 5.01.Notices

.  All notices, requests and other communications to any Party shall be in writing (including electronic mail (“e-mail”) transmission) and shall be given,

if to Service Recipient, to:

S.P. Richards Company

c/o Essendant Inc.

One Parkway North Boulevard

Suite 100

Deerfield, Illinois 60015

Attention:Janet Zelenka, Chief Financial Officer

Brendan McKeough, General Counsel

E-mail: jzelenka@essendant.com

bmckeough@essendant.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

8

Attention: Charles W. Mulaney, Jr.

E-mail: charles.mulaney@skadden.com

if to Service Provider, to:

Genuine Parts Company

2999 Wildwood Parkway

Atlanta, Georgia 30339

Attention: Treg S. Brown

Scott Smith
Christopher T. Galla

E-mail:Treg_Brown@genpt.com
Scott_Smith@genpt.com
Chris_Galla@genpt.com

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York  10017

Attention: John H. Butler

E-mail: john.butler@davispolk.com

or such other address or e-mail address as such Party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 5.02.Amendments and Waivers

.  (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as set forth in Section 4.01(c), the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 5.03.Expenses

.  In any proceeding to enforce Service Provider’s rights or obligations under this Agreement, on the one hand, or Service Recipient’s rights or obligations under this Agreement, on the other hand, the substantially prevailing Party shall be entitled to reimbursement by the other Party of all out-of-pocket costs and expenses (including, for the avoidance of doubt, attorneys’ fees) incurred in connection with such proceedings promptly upon written demand therefor.

9

Section 5.04.Successors and Assigns

.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties; provided, however, that Service Provider shall be entitled, without the consent of Service Recipient, to assign its rights and obligations hereunder to any of its Affiliates.

Section 5.05.Governing Law

.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 5.06.Dispute Resolution

.  (a) Any dispute arising out of or in connection with this Agreement shall first be subject to the procedures described in Section 1.07(b).

(b)Thereafter, except as provided in Section 5.06(c), any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement shall be brought in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and each of the Parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) DIRECTLY OR INDIRECTLY ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.

(c)Any dispute arising out of or in connection with this Agreement relating to taxes shall not be subject to Section 5.06(b) and shall instead be subject to the procedures described in Section 8.02 of the Tax Matters Agreement.

Section 5.07.Counterparts; Effectiveness; Third Party Beneficiaries

.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Parties.  Until and unless each Party has received a counterpart hereof signed by the other Parties, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the Parties and their respective successors and permitted assigns.

Section 5.08.Entire Agreement

.  This Agreement (and the Exhibits delivered in connection herewith) constitutes the entire agreement between the Parties with respect to the

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subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 5.09.Severability

.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.10.Force Majeure

.  Except for Service Recipient’s obligation to make timely payments for Services performed in accordance with the terms hereof, no Party will have any liability for any Losses or delay due to fire, explosion, lightning, pest damage, power failure or surges, strikes or labor disputes, water or flood, acts of God, the elements, war, cyber attack, civil disturbances, acts of civil or military authorities or the public enemy, interruption of transportation, or any other cause beyond such Party’s reasonable control similar to the foregoing that prevent such Party from materially performing its obligations hereunder.  If any Party claims a condition of force majeure as an excuse for non-performance of any provision of Services, the Party asserting the claim must notify the other Parties as soon as practicable of the force majeure condition, describing the condition in reasonable detail and, to the extent known, the probable extent and duration of the condition.  For so long as a condition of force majeure continues, (i) the Party invoking the condition as an excuse for non-performance hereunder will use reasonable best efforts to cure or remove the condition as promptly as possible so as to resume performance of its obligations hereunder and (ii) the Parties will cooperate in good faith to make alternative arrangements reasonably acceptable to each Party under which the Party not invoking the condition as an excuse for non-performance hereunder would obtain the benefit of this Agreement to the same extent (or as nearly as practicable) as if such condition did not exist.

Section 5.11.Survival of Obligations

.  The obligations of the Parties under Article 2, Section 3.02, Article 4 and this Article 5 shall survive the expiration of this Agreement.

Section 5.12.Inconsistency

.  In the event of any inconsistency between the terms of this Agreement and the terms of the Separation Agreement or the Merger Agreement, as applicable, the terms of the Separation Agreement or the Merger Agreement shall control, as applicable.  In the event of any inconsistency between the terms of this Agreement the terms of the Separation Agreement and the Merger Agreement, the terms of the Separation Agreement shall control.

Section 5.13.Headings

.  The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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Section 5.14.No Strict Construction

.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

[signature page follows]

12

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GENUINE PARTS COMPANY
By:
Name:
Title:

S.P. RICHARDS COMPANY
By:
Name:
Title:

[Signature Page to Transition Services Agreement]

Attachment V

Form of Supply Chain Transition Services Agreement

[Attached]

SUPPLY CHAIN TRANSITION SERVICES AGREEMENT

dated as of

[•], 2018

between

[GPC SERVICES, LLC]

and

S.P. RICHARDS COMPANY

Page

Article 1
Services and Term

Section 1.01.	Services to be Performed1
Section 1.02.	Term and Termination2
Section 1.03.	Standard of Performance2
Section 1.04.	Service Limitations2
Section 1.05.	Acknowledgment and Representation4
Section 1.06.	Contract Managers; Disputes4

Article 2
Payments

Section 2.01.	Service Fees4
Section 2.02.	Taxes5

Article 3
Other Covenants and Agreements

Section 3.01.	Independent Contractors5
Section 3.02.	Confidential Information5
Section 3.03.	IT Access6
Section 3.04.	IT Security6

Article 4
Indemnity and Losses

Section 4.01.	Indemnification7
Section 4.02.	Limitation of Liability8

Article 5
Miscellaneous

Section 5.01.	Notices8
Section 5.02.	Amendments and Waivers9
Section 5.03.	Expenses10
Section 5.04.	Successors and Assigns10
Section 5.05.	Governing Law10
Section 5.06.	Dispute Resolution10
Section 5.07.	Counterparts; Effectiveness; Third Party Beneficiaries11
Section 5.08.	Entire Agreement11
Section 5.09.	Severability11
Section 5.10.	Force Majeure11

i

Section 5.11.	Survival of Obligations12
Section 5.12.	Inconsistency12
Section 5.13.	Headings12
Section 5.14.	No Strict Construction12

EXHIBITS

Exhibit AServices Schedule

Exhibit BConsent Exceptions

ii

SUPPLY CHAIN TRANSITION SERVICES AGREEMENT

SUPPLY CHAIN TRANSITION SERVICES AGREEMENT (this “Agreement”) dated as of [•], 2018 between [GPC Services, LLC], a Delaware limited liability company (“Service Provider”), and S.P. Richards Company, a Georgia corporation (“Service Recipient”).  Service Provider and Service Recipient are herein referred to individually as a “Party” and collectively as the “Parties”.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Separation Agreement (as defined below) or the Merger Agreement (as defined below), as applicable.

W I T N E S S E T H :

WHEREAS, (i) Genuine Parts Company, a Georgia corporation (“GPC”), and Rhino SpinCo, Inc., a Delaware corporation (“Spinco”), have entered into that certain Separation Agreement dated as of April 12, 2018 (the “Separation Agreement”) and (ii) GPC, Spinco, Essendant Inc., a Delaware corporation (“Essendant”), and Elephant Merger Sub Corp., a Delaware corporation, have entered into that certain Agreement and Plan of Merger dated as of April 12, 2018 (the “Merger Agreement”);

WHEREAS, Service Provider is a wholly-owned indirect Subsidiary of GPC;

WHEREAS, the Parties are entering into this Agreement in connection with the Distribution and the Closing; and

WHEREAS, subject to the terms and conditions of this Agreement, Service Provider agrees to provide, by itself or through its Affiliates or other designated third parties, and Service Recipient desires to contract for the use of, the Services (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

Article 1
Services and Term

Section 1.01.Services to be Performed

.  In accordance with the terms and provisions of this Agreement, Service Provider shall perform, or cause one or more of its Affiliates to perform, or procure one or more third parties (each, a “Third-Party Provider”) to perform, the Services; provided that if the use of any such Third-Party Provider is inconsistent with Service Provider’s past practices, the prior written consent of Service Recipient (such consent not to be unreasonably withheld, delayed or conditioned) shall be required prior to Service Provider’s engagement of such Third-Party Provider. Service Provider shall remain responsible, in accordance with the terms of this Agreement, for performance of any Service by any of its Affiliates or any Third-Party Provider.  “Services” shall mean the services described in the Services Schedule attached hereto as Exhibit A (the “Services Schedule”), in each case to be performed by Service Provider or any of its Affiliates or Third-Party Providers for the benefit of Service Recipient and its Subsidiaries.

Section 1.02.Term and Termination

.  (a) Unless earlier terminated in accordance with Section 1.03 below, the term of this Agreement (the “Term”) shall commence immediately after the Closing and shall terminate with respect to all Services (except as provided in Section 1.02(b)) on December 31, 2020 (the “Expiration Date”); provided, however, that the Expiration Date may be extended to December 31, 2021 by Service Recipient by delivery of irrevocable written notice to Service Provider during the 30-day period commencing on the 90th day prior to the initial Expiration Date.

(b)Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time:

(i)by the mutual written consent of the Parties;

(ii)by Service Provider in the event of any material breach or default (other than with respect to payment obligations under Article 2, which are addressed in Section 1.02(b)(iii) below) by Service Recipient of Service Recipient’s obligations under this Agreement and the failure of Service Recipient to cure such breach or default within thirty (30) days after receipt of written notice from Service Provider specifying in reasonable detail the alleged material breach or default and requesting such breach or default be cured;

(iii)by Service Provider in the event Service Provider has not received a payment, except payments being disputed in good faith pursuant to a Dispute Notice, from Service Recipient pursuant to Article 2 by the applicable payment date set forth therein and Service Recipient fails to make such payment within thirty (30) days after receipt of written notice from Service Provider requesting that such payment be made; or

(iv)by Service Recipient in the event of any material breach or default by Service Provider of Service Provider’s obligations under this Agreement and the failure of Service Provider to cure such breach or default within thirty (30) days after receipt of written notice from Service Recipient specifying in reasonable detail the alleged material breach or default and requesting such breach or default be cured.

Section 1.03.Standard of Performance

.  Service Provider shall provide the Services with a standard of care, skill, priority, frequency, timeliness and diligence consistent with the manner in which the Services were provided to Service Recipient and its Subsidiaries over the period from January 1, 2018 to the Closing Date.  Service Provider shall assign sufficient resources and qualified personnel as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence.  Except as provided in this Section 1.03, Service Provider makes no warranties of any kind, express or implied, with respect to any Service provided hereunder.

Section 1.04.Service Limitations

.  (a) Notwithstanding anything to the contrary contained herein, in providing the Services, neither Service Provider nor any of its Affiliates shall be obligated to (i) hire any additional employees, (ii) maintain the employment of any specific employee or (iii) take any action that would violate any Applicable Law or result in, in each case, whether with notice, lapse of time or both, a breach of or default, or the loss of any benefit, or the need to obtain consent of any third party (other than any consent from the Persons set forth Exhibit B hereto), under any agreement to which Service Provider or any of its Affiliates is a party as of the date hereof.  Service Provider shall use its commercially reasonable efforts to obtain any such consent; provided that Service Provider shall not be required to make any payment to, waive or lose any right or benefit from, or otherwise incur any monetary or non-monetary liability to any third party for any such consent.  To the extent that any such consent is not obtained, the Parties will cooperate in good faith to make alternative arrangements reasonably acceptable to each Party under which Service Recipient would obtain the benefit of such Service to the same extent (or as nearly as practicable) as if such consent were obtained.  Service Provider and its Affiliates may make changes to their contracts, arrangements and relationships with third parties without the consent of Service Recipient, and Service Provider shall have no liability or obligation hereunder for any such changes (or any changes in the level or quality of Services resulting therefrom) to the extent such changes (x) are, to the extent relevant, generally applicable to other services that (i) are similar to the Services and (ii) GPC and its subsidiaries provide to GPC’s other subsidiaries and (y) do not have a disproportionate (to the extent GPC provides similar services to its subsidiaries) and adverse effect on the provision, or receipt, of the Services.

(b)Service Recipient may utilize the Services only in connection with the operation of the business of Service Recipient and its Subsidiaries in substantially the same manner in which Service Recipient and its Subsidiaries operated over the period from January 1, 2018 to the Closing Date (and without giving effect to any acquisitions), and neither Service Recipient nor any of its Subsidiaries shall be permitted to assign, resell or provide the Services to any Person whatsoever other than to Service Recipient’s Subsidiaries; provided, however, that, with the consent of any applicable Third Party Providers, Essendant and its Subsidiaries (other than Service Recipient and its Subsidiaries) may utilize the Obligatory Third Party Logistics Services and the Optional Third Party Logistics Services in connection with the operation of their businesses.

(c)During the Term, (i) Service Recipient and its Subsidiaries shall be obligated to utilize the Global Sourcing Services with respect to purchase orders worth at least $70 million in the aggregate per fiscal year (or a pro rata portion of such amount for any partial fiscal year occurring during the Term) (the “Global Sourcing Minimum”) and (ii) Service Recipient shall be obligated to utilize the Ocean Shipment Services in substantially the same manner in which Service Recipient and its Subsidiaries used the Ocean Shipment Services over the period from January 1, 2018 to the Closing Date (and without giving effect to any acquisitions).

(d)During the Term, (i) Service Recipient and its Subsidiaries shall be obligated to utilize the Parcel Shipment Services for all of their parcel shipments and (ii) if Service Recipient does not, or if it is reasonably likely that Service Recipient and its Subsidiaries will not, utilize the Parcel Shipment Services with respect to at least $40 million of gross parcel shipments in a given fiscal year (or a pro rata portion of such amount for any partial fiscal year occurring during the Term) (the “Parcel Shipment Minimum”), then, subject to receipt of any required consent of any applicable Third Party Providers, Service Recipient shall cause Essendant and/or any of its Subsidiaries (other than Service Recipient and its Subsidiaries) to utilize the Parcel Shipment Services to the extent required to cause the Parcel Shipment Minimum to be satisfied for such fiscal year (or partial fiscal year, if applicable).  In addition, for purposes of assisting Essendant in its determination of whether or not to exercise its right to utilize the Obligatory Third Party Logistics Services and the Optional Third Party Logistics Services pursuant to Section 1.04(b), Service Provider may attempt to demonstrate that utilizing the Parcel Shipment Services (instead of other shipment services) for other parcel shipments by Essendant and its Subsidiaries (other than Service Recipient and its Subsidiaries) will, taking all relevant factors into consideration (including rates, ancillary services, reporting capabilities and service level commitments), result in a meaningful economic benefit for Essendant and/or such Subsidiaries.

Section 1.05.Acknowledgment and Representation

.  Each Party understands that the Services provided hereunder are transitional in nature and are furnished solely for the purpose of accommodating the Distribution and the Merger.

Section 1.06.Contract Managers; Disputes

.  (a)  Service Provider and Service Recipient shall each appoint an individual (each, a “Contract Manager”) to act as the primary point of contact for the administration and operation of this Agreement.  The Contract Managers shall meet on the phone or in person at least monthly to discuss in good faith, among other items, the provision of the Services, any unresolved disputes and such other items deemed appropriate by the Contract Managers.  Service Provider and Service Recipient may each change its respective Contract Manager from time to time upon prior written notice to the other Party.

(b)In the event of any dispute arising out of or related to this Agreement or the Services, prior to a Party pursuing its other rights and remedies under this Agreement, such Party’s Contract Manager must give written notice (a “Dispute Notice”) to the other Party’s Contract Manager specifying the nature of the dispute.  During the fifteen (10) Business Day period following receipt of such Dispute Notice, the Contract Managers shall discuss and negotiate in good faith to resolve such dispute.  If, following such period, the Contract Managers have not resolved such dispute, then, during the subsequent ten (10) Business Day period, a member of senior management of each of Service Provider and Service Recipient shall discuss and negotiate in good faith to resolve such dispute.  If, following such period, such dispute remains unresolved, then either Party may pursue its rights and remedies under this Agreement, including as provided in Section 5.06.

Article 2
Payments

Section 2.01.Service Fees

.  In consideration for each Service to be provided hereunder, Service Recipient shall pay to Service Provider such fees and costs as are set forth in the Services Schedule with respect to such Service (“Service Fees”).  Service Provider shall send to Service Recipient on a monthly basis (or, in the case of Third Party Logistics Services, a weekly basis) a written invoice for the Services, listing with reasonable detail the Services provided hereunder and the calculation of the applicable Service Fees.  Invoices shall be payable within thirty (30) days after receipt by Service Recipient.  Any Service Fees owed to Service Provider under this Agreement which are not paid within thirty (30) days of their due date will be considered delinquent and a late payment charge of the lesser of 0.5% of the delinquent balance due and the maximum amount permissible by Applicable Law will be assessed per month on the amounts that remain delinquent.  Should Service Recipient dispute any portion of any invoice,

Service Recipient shall promptly pay any undisputed amounts and deliver a Dispute Notice to Service Provider’s Contract Manager with respect thereto.

Section 2.02.Taxes

.  Service Recipient shall bear all Goods and Services Taxes levied by Canada, provincial sales taxes levied by any province of Canada, sales taxes, use taxes, value-added taxes or similar taxes, duties, levies, imposts, assessments and other similar charges (including any related interest, penalties and other liabilities related thereto ) (“Service Recipient Taxes”) imposed as a result of the provision and receipt of Services under this Agreement.  For the avoidance of doubt, Service Recipient Taxes shall not include any Income Taxes (as defined in the Tax Matters Agreement) of Service Provider.  All payments made by or on behalf of Service Recipient under this Agreement shall be made free and clear of any Taxes, unless Service Recipient is required to withhold or deduct Taxes by Applicable Law.  If Service Recipient is so required by Applicable Law to withhold or deduct any amount from any payment made pursuant to this Agreement, such withheld or deducted amount will be treated as having been paid to Service Provider to the extent such amounts are properly paid over to the appropriate governmental authority, and Service Recipient shall furnish to Service Provider within ten (10) business days of such payment the original or certificated copy of any receipt issued by such governmental authority evidencing such payment.  If Service Recipient intends to deduct or withhold from any payment made pursuant to this Agreement, it shall notify the Service Recipient of its intention to withhold, which notice shall include a statement of the amounts it intends to deduct or withhold in respect of making of such payment and the applicable provision of law requiring the Service Recipient to withhold or deduct, in each case at least fifteen (15) days prior to the due date for such payment (unless a change in law prevents Service Recipient from providing any such notice, in which case Service Recipient shall use commercially reasonable efforts to provide such notice and statement as soon as possible following Service Recipient becoming aware of such change in law).  Service Recipient and Service Provider shall reasonably cooperate to reduce or eliminate any withholding or deduction from any payment made pursuant to this Agreement.

Article 3
Other Covenants and Agreements

Section 3.01.Independent Contractors

.  Service Provider is an independent contractor, and none of Service Provider’s or any of its Affiliates’ respective employees, representatives or agents will be deemed to be employees, representatives or agents of Service Recipient or any of its Subsidiaries for any purpose or under any circumstances.  Service Provider or its applicable Affiliate shall be responsible for (i) payment of compensation, benefits and labor costs (including workers’ compensation obligations) attributable to such employees and (ii) withholding and remitting of taxes with respect to such employees as required by Applicable Law.  No partnership, joint venture, alliance, fiduciary or any relationship other than that of independent contractors is created hereby, expressly or by implication.  The Parties’ respective rights and obligations hereunder shall be limited to the contractual rights and obligations expressly set forth herein on the terms and conditions set forth herein.

Section 3.02.Confidential Information

.  (a) Service Provider and Service Recipient, respectively, shall, and shall cause their respective Affiliates to, hold all Confidential Information relating to Service Recipient or Service Provider, respectively, confidential, and shall not use such Confidential Information other than as necessary for the provision or receipt of the Services, unless legally compelled or required to disclose such information, in which event the Party legally compelled or required to disclose shall provide written notice of such legal compulsion or requirement to disclose as promptly as practicable and shall reasonably cooperate with the other Party in connection with such Party’s seeking of a protective order or similar remedy.  Notwithstanding the foregoing, Service Provider may only provide Service Recipient’s Confidential Information to Third-Party Providers that have been informed of the confidentiality obligations of this Section 3.02; provided, that Service Provider shall be responsible or any breach of this Section 3.02 by any such Third-Party Providers.  As used in this Agreement, the term “Confidential Information” means any and all information, data, materials, products, intellectual property rights and processes disclosed by or on behalf of a Party to any other Party, or otherwise obtained by a Party from or on behalf of any other Party, in connection with the provision or receipt of any Service during the Term, to the extent the same (i) is not and does not become generally available to the public other than as a result of a breach of this Agreement, (ii) was not already known by the recipient on a non-confidential basis when received or obtained from or on behalf of the disclosing Party and (iii) was not independently acquired or developed by the recipient without violating the terms of this Agreement or any other obligation of confidentiality.  Service Provider shall not, and shall not be required to, disclose to Service Recipient any confidential or proprietary information, including pricing information, of any Third-Party Provider.  To the extent practicable, Service Recipient shall not, without the prior written consent of Service Provider, contact, engage in discussions with, or otherwise communicate directly with any Third-Party Provider with respect to the provision of Services hereunder; provided that employees of Service Recipient and its Subsidiaries may communicate with Third-Party Providers in the ordinary course of business consistent with past practice.

(b)Upon expiration or termination of this Agreement, Service Provider and Service Recipient, respectively, shall promptly return to Service Recipient or Service Provider, respectively, or destroy all Confidential Information of Service Recipient or Service Provider, respectively, which is in the possession of Service Provider or Service Recipient, respectively; provided that each Party may retain Confidential Information of the other Party if required by Applicable Law or bona fide document retention policy; provided, further, that any such retained Confidential Information shall remain subject to this Section 3.02.

Section 3.03.IT Access

.  As of the date hereof, except as otherwise expressly provided herein, or unless required in connection with, or as specifically contemplated by, the performance, delivery or receipt of a Service, Service Recipient shall cease to use and shall have no further access to, and Service Provider shall have no obligation to otherwise provide, (i) Service Provider’s intranet and other owned, licensed or leased information technology related resources, including software, networks, hardware, servers or other related technology, and (ii) computer-based resources (including e-mail and access to Service Provider’s computer networks and databases) which require a password or are available on a secured access basis (collectively, the “Provider Systems”).

Section 3.04.IT Security

.  (a) Service Recipient shall cause all of its personnel, employees, officers, contractors, consultants or other agents (collectively, the “Recipient Personnel”) having access to the Provider Systems to comply with all documented security guidelines applicable to Service Provider’s and its Subsidiaries’ personnel, employees, officers, contractors, consultants or other agents generally (including physical security, network access, data security and privacy guidelines and similar policies) of Service Provider and shall not knowingly tamper with, compromise or circumvent any security or audit measures employed by Service Provider.  Service Recipient shall ensure that such access shall be made by such Recipient Personnel only as required in connection with, or as specifically contemplated by the performance, delivery or receipt of a Service hereunder.

(b)Service Provider shall cause all of its personnel, employees, officers, contractors, consultants or other agents (collectively, the “Provider Personnel”) having access to (i) Service Recipient’s intranet and other owned, licensed or leased information technology related resources, including software, networks, hardware, servers or other related technology, and (ii) computer-based resources (including e-mail and access to Service Recipient’s computer networks and databases) which require a password or are available on a secured access basis (collectively, the “Recipient Systems”) to comply with all documented security guidelines applicable to Service Recipient’s and its Subsidiaries’ personnel, employees, officers, contractors, consultants or other agents generally (including physical security, network access, data security and privacy guidelines and similar policies) of Service Recipient and shall not knowingly tamper with, compromise or circumvent any security or audit measures employed by Service Recipient.  Service Provider shall ensure that such access shall be made by such Provider Personnel only as required in connection with, or as specifically contemplated by, the performance, delivery or receipt of a Service hereunder.

(c)In the event of a cyber incident or attack for which Service Provider reasonably believes the Provider Systems have been or could be compromised, Service Recipient agrees that Service Provider may take all steps it deems reasonably necessary and/or advisable in its sole discretion to remediate such cyber incident, including temporary termination of or blocking Service Recipient’s and Recipient Personnel’s access and connectivity to the Provider Systems.  If Service Provider reasonably believes that any of the Recipient Personnel have failed to comply with the security guidelines of Service Provider, or that any of the Recipient Personnel has accessed any Provider Systems other than in accordance with the terms and conditions of this Agreement, Service Recipient agrees that Service Provider may temporarily terminate or block such Recipient Personnel’s access and connectivity to the Provider Systems until such time as Service Recipient has remedied such non-compliance in a manner satisfactory to Service Provider in its reasonable discretion.

Article 4
Indemnity and Losses

Section 4.01.Indemnification

.  (a) Service Recipient shall indemnify, defend, and hold harmless Service Provider and its Affiliates from and against any and all Damages arising out of or resulting from (i) Service Recipient’s breach of Service Recipient’s obligations under this Agreement and (ii) any claim or action by a party other than Service Recipient in connection with Service Provider’s performance or procurement of the Services under this Agreement, to the extent such Damages arise out of Service Recipient’s gross negligence, fraud or willful misconduct in the performance of its obligations under this Agreement.

(b)Subject to Section 4.02, Service Provider shall indemnify, defend and hold harmless Service Recipient and its Affiliates from and against any and all Damages arising out of or resulting from Service Provider’s gross negligence, fraud, intentional breach or willful misconduct in the performance of its obligations under this Agreement.

(c)This Section 4.01 will provide the exclusive remedy for any claim arising out of this Agreement or the transactions contemplated hereby; provided that nothing herein shall be construed to limit any remedy set forth in the Merger Agreement or any other Transaction Document.

Section 4.02.Limitation of Liability

.  (a) Service Provider shall not have any liability relating to the provision of Services unless such liability arises from the gross negligence, fraud, intentional breach or willful misconduct of Service Provider in the performance of its obligations hereunder, and Service Provider’s maximum aggregate liability (based on breach of warranty, breach of contract, negligence, strict liability in tort or any other legal or equitable theory) to Service Recipient for Damages hereunder shall not exceed the sum of the aggregate Service Fees paid and payable by Service Recipient to Service Provider pursuant to this Agreement.

(b)NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN NO EVENT WILL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE FOR ANY (X) SPECIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES OR (Y) CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS, LOSS OF REVENUE, LOST SALES OR DIMINUTION IN VALUE) THAT ARE NOT REASONABLY FORESEEABLE, IN EACH CASE IN CONNECTION WITH ANY CLAIMS, LOSSES, DAMAGES OR INJURIES ARISING OUT OF THEIR CONDUCT PURSUANT TO THIS AGREEMENT REGARDLESS OF WHETHER SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR NOT.

(c)EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, THE SEPARATION AGREEMENT, THE MERGER AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, THE SERVICES ARE PROVIDED “AS IS” AND SERVICE PROVIDER DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED (INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE) WITH RESPECT TO THE SERVICES AND MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE OR NON-INFRINGEMENT.

Article 5
Miscellaneous

Section 5.01.Notices

.  All notices, requests and other communications to any Party shall be in writing (including electronic mail (“e-mail”) transmission) and shall be given,

if to Service Recipient, to:

S.P. Richards Company

c/o Essendant Inc.

One Parkway North Boulevard

Suite 100

Deerfield, Illinois 60015

Attention:Elizabeth Meloy, Senior Vice President

Brendan McKeough, General Counsel

E-mail: emeloy@essendant.com

bmckeough@essendant.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

Attention: Charles W. Mulaney, Jr.

E-mail: charles.mulaney@skadden.com

if to Service Provider, to:

[GPC Services, LLC]
c/o Genuine Parts Company

2999 Wildwood Parkway

Atlanta, Georgia 30339

Attention: Treg S. Brown

Scott Smith
Christopher T. Galla

E-mail:Treg_Brown@genpt.com
Scott_Smith@genpt.com
Chris_Galla@genpt.com

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York  10017

Attention: John H. Butler

E-mail: john.butler@davispolk.com

or such other address or e-mail address as such Party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 5.02.Amendments and Waivers

.  (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as set forth in Section 4.01(c), the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 5.03.Expenses

.  In any proceeding to enforce Service Provider’s rights or obligations under this Agreement, on the one hand, or Service Recipient’s rights or obligations under this Agreement, on the other hand, the substantially prevailing Party shall be entitled to reimbursement by the other Party of all out-of-pocket costs and expenses (including, for the avoidance of doubt, attorneys’ fees) incurred in connection with such proceedings promptly upon written demand therefor.

Section 5.04.Successors and Assigns

.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties; provided, however, that Service Provider shall be entitled, without the consent of Service Recipient, to assign its rights and obligations hereunder to any of its Affiliates.

Section 5.05.Governing Law

.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 5.06.Dispute Resolution

.  (a) Any dispute arising out of or in connection with this Agreement shall first be subject to the procedures described in Section 1.06(b).

(b)Thereafter, except as provided in Section 5.06(c), any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement shall be brought in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and each of the Parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) DIRECTLY OR INDIRECTLY ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.

(c)Any dispute arising out of or in connection with this Agreement relating to taxes shall not be subject to Section 5.06(b) and shall instead be subject to the procedures described in Section 8.02 of the Tax Matters Agreement.

Section 5.07.Counterparts; Effectiveness; Third Party Beneficiaries

.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Parties.  Until and unless each Party has received a counterpart hereof signed by the other Parties, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the Parties and their respective successors and permitted assigns.

Section 5.08.Entire Agreement

.  This Agreement (and the Exhibits delivered in connection herewith) constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 5.09.Severability

.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.10.Force Majeure

.  Except for Service Recipient’s obligation to make timely payments for Services performed in accordance with the terms hereof, no Party will have any liability for any Losses or delay due to fire, explosion, lightning, pest damage, power failure or surges, strikes or labor disputes, water or flood, acts of God, the elements, war, cyber attack, civil disturbances, acts of civil or military authorities or the public enemy, interruption of transportation, or any other cause beyond such Party’s reasonable control similar to the foregoing that prevent such Party from materially performing its obligations hereunder.  If any Party claims a condition of force majeure as an excuse for non-performance of any provision of Services, the Party asserting the claim must notify the other Parties as soon as practicable of the force majeure condition, describing the condition in reasonable detail and, to the extent known, the probable extent and duration of the condition.  For so long as a condition of force majeure continues, (i) the Party invoking the condition as an excuse for non-performance hereunder will use reasonable best efforts to cure or remove the condition as promptly as possible so as to resume performance of its obligations hereunder and (ii) the Parties will cooperate in good faith to make alternative arrangements reasonably acceptable to each Party under which the Party not invoking the condition as an excuse for non-performance hereunder would obtain the benefit of this Agreement to the same extent (or as nearly as practicable) as if such condition did not exist.

Section 5.11.Survival of Obligations

.  The obligations of the Parties under Article 2, Section 3.02, Article 4 and this Article 5 shall survive the expiration of this Agreement.

Section 5.12.Inconsistency

.  In the event of any inconsistency between the terms of this Agreement and the terms of the Separation Agreement or the Merger Agreement, as applicable, the terms of the Separation Agreement or the Merger Agreement shall control, as applicable.  In the event of any inconsistency between the terms of this Agreement the terms of the Separation Agreement and the Merger Agreement, the terms of the Separation Agreement shall control.

Section 5.13.Headings

.  The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.14.No Strict Construction

.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[GPC SERVICES, LLC]
By:
Name:
Title:

S.P. RICHARDS COMPANY
By:
Name:
Title:

[Signature Page to Supply Chain Transition Services Agreement]